As filed with the Securities and Exchange Commission on October 30, 2000

                                             Registration Number 333-93671

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2A
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  eKomart, Inc.
              (Exact name of Registrant as specified in its charter)


         Florida                     _________________          65-0731234
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number)  Identification
                                                              Code Number)


eKOMART, Inc.                             Stan J.H. Lee, President and CEO
71 Stony Hill Road                        eKOMART, Inc.
Second Floor                              71 Stony Hill Road, 2nd Floor
Bethel, CT 06801                          Bethel, CT 06801
(203) 797-0349                            (203) 797-0349
(Address, including zip code,             (Address, including zip code,
and telephone number                      telephone number including area code,
and including area code,                  executive principal or agent for
of Registrants principal                  service)
place of business)



     Approximate date of commencement of the proposed sale to the public:
The business day after the date on which this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|



CALCULATION OF REGISTRATION FEE
==============================================================================
Proposed Maximum
Title of Each Class     Amount        Offering      Aggregate     Amount
of Securities to be     to be         Price         Offering      of Regis-
Registered              Registered    Per Unit      Price         tration Fee.

==============================================================================
Common Stock, with
par value of $0.001(1)    450,000     $6.00        $ 2,700,000       $ _______
Common Stock, with
par value of $0.001(2)  1,350,000     $6.00        $ 8,100,000       $ _______

Totals                  1,800,000     $6.00       $ 10,800,000       $ _______
==============================================================================
(1) Represents the resale of stock issued to Cyber-Care Inc. on conversion of Series "A" Convertible Preferred Shares (See-Selling Shareholders) and exercise of warrants.
(2) Represents the resale of shares issued to Selling Shareholders, exclusive of Cyber-Care Inc.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933. or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

        This registration statement is comprised of 296 consecutively numbered pages, including exhibits. The exhibit index called for by Item 601 of Regulation SB is located at page 60.

Pursuant to Item 601 of Regulation S-B showing location in the Prospectus of information required by Items 101 through 510 of Regulation SB-2.

Registration Statement
Item Number and Caption                     Prospectus Caption

101.    Description of Business             THE COMPANY

102.    Description of Property             THE COMPANY - PROPERTY

103.    Legal Proceedings                   LITIGATION

201.    Market for Common Stock and         CERTAIN MARKET INFORMATION
        Related Stockholder Matters

202.    Description of Securities to be
        Registered                          DESCRIPTION OF SECURITIES

303.    Management's Discussion and         MANAGEMENTS DISCUSSION AND ANALYSIS
        Analysis or Plan of Operation       OF OPERATIONS
                                            & CHANGES IN FINANCIAL CONDITION

304.    Changes in and Disagreements With
        Accountants on Accounting and
        Financial  Disclosure.              NOT APPLICABLE

310.    Financial Statements                FINANCIAL STATEMENTS

401.    Directors, Executive                MANAGEMENT;
        Control Persons                     TRANSACTIONS;CONFLICTS OF INTEREST

402.    Executive Compensation              MANAGEMENT

403.    Security Ownership of Certain       PRINCIPAL STOCKHOLDERS; CERTAIN
        Beneficial Owners                   TRANSACTIONS
        and Management

404.    Certain Relationships and           CERTAIN TRANSACTIONS; CONFLICTS
        Related Transactions                OF INTEREST

405.    Compliance with Section
        16(a) of the Exchange Act           MANAGEMENT

501.    Forepart of the Registration        COVER PAGE
        Statement and Outside Front Cover
        Page of Prospectus

502.    Inside Front Cover and Outside      COVER PAGE; INSIDE FRONT COVER AND
        Back Cover Pages of                 OUTSIDE BACK COVER PAGES
        Prospectus

503.    Summary Information                 SUMMARY OF THE PROSPECTUS;
        & Risk Factors                      RISK FACTORS

504.    Use of Proceeds                     USE OF PROCEEDS

505.    Determination of Offering Price     COVER PAGE; DILUTION;
                                            CERTAIN MARKET INFORMATION

506.    Dilution                            DILUTION

507.    Selling Securities Holders          PLAN OF DISTRIBUTION

508.    Plan of Distribution                COVER PAGE; INSIDE FRONT COVER;
                                            PLAN OF DISTRIBUTION

509.    Interests of Named Experts          CERTAIN TRANSACTIONS
        and Counsel

510.    Disclosure of Commission            INDEMNIFICATION ARRANGEMENTS

                               Prospectus

                              eKomart, Inc.
                        (a Florida Corporation)
        1,800,000 Shares of Common Stock, with a Par Value of $0.001

     This offering involves the sale to the public of 450,000 Shares issued to Cyber-care, Inc. and the registration of 1,350,000 shares issued to investors in eKomart, Inc. (the "Company") since February 1997,
(collectively referred to as "the Selling Shareholders").

     Presently, there is no market for these shares.

     eKomart, Inc. (eKomart), our company, is involved in offering Asian and natural organic foods through grocery center and shopping mall operations in the Aurora section of Denver, Colorado. We also own and operate a Korean fast food outlet Food Court in the mall. We currently have, under lease, space in Aurora and Detroit, MI, for the development of SAAN Korean Food Restaurants. We plan to open a chain of fast food style Sushi outlets, and to offer an on-line shopping center selling our grocery items and, generally, Asian products of interest to the American shopping public.

     We anticipate that we will apply to the AMEX Stock Exchange to trade on that forum as soon as practicable after the effective date of the Registration Statement of which this prospectus forms a part. However, there is currently no Market for these shares, and there is no guarantee as to when, or if, we will be able to trade on that or any public exchange in the near future, or ever. It is also entirely possible that there will be no market for our shares in the future, or, if a market will exist, it will be a very restricted one.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
===========================================================================
Number of  Price Per       Aggregate Price   Expenses &      Proceeds to
Shares     Share           to Public         Commissions     Company
===========================================================================
1,800,000  Unknown (1)     Unknown (1)       Unknown (2)     None (3)
===========================================================================
(1) The price per Share to the public of the Selling Shareholders' Shares will be based on the bid price for eKomart's Common Stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters.

(2) We anticipate that normal brokerage commissions will be charged by firms that sell any of the Selling Stockholders' Shares for the account of the Selling Stockholders, and that such commissions will be tied to a percentage of the sales price. However, we cannot provide specific information pertaining to these commissions, as the details are unknown. We do know, however, that the total costs to us will be about $50,000. These costs will be made up of legal, accounting, printing, and registration fees.

(3) From the 1,800,000 shares held by the Selling Stockholders, there will be no direct proceeds to eKomart.

                              eKomart, Inc.
                         (a Florida Corporation)

                              eKomart, Inc.
                      71 Stony Hill Road, 2nd Floor
                            Bethel, CT 06801
                             (203) 797-0349


             The date of this Prospectus is ___________, 2000.

                           ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 (adopted under authority of the Securities Act of 1933, as amended) with respect to the securities offered in this Prospectus, with the United States Securities and Exchange Commission (S.E.C.). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules attached to it. For further information, you are referred to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of such contract filed as an exhibit to the Registration Statement. You may inspect The Registration Statement and all of its exhibits without charge at the Public Reference Section of the Commission in its Washington, D.C. office. You may obtain copies of all or any part of the Registration Statement from the Commission at prescribed rates, and may view them at the S.E.C.'s Web Site, whose address is http://www.sec.gov. We will provide you with Copies of the Registration Statement and the attached Exhibits without charge upon written or oral request addressed to Mr. Stan J.H. Lee; eKomart, Inc., 71 Stony Hill Road, 2nd Floor, Bethel, CT 06801, or by calling (203) 797-0349.

     We currently do not furnish our stockholders with annual reports containing financial statements certified by our independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Prior to the sale of the Registered Securities, we were not subject to the informational requirements of the Securities Exchange Act of 1934, since our securities were not registered with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     We have not authorized any dealer, salesman or any other person to give any information or to make any representations other than those contained in this Prospectus. You must not rely on any information or representation given or made to you as having been authorized by us or by the Selling Stockholders.

You cannot rely on the delivery of this Prospectus, nor on any sale made pursuant to this Prospectus as suggesting that there has been no change in the affairs of eKomart since the date of this Prospectus. We are not making you an offer or soliciting any offer to buy any securities offered in this Prospectus in any jurisdiction or State where it is unlawful for us to make such an offer or solicitation.

                             GLOSSARY OF TERMS

When used in this Prospectus, the following words have the indicated meanings:

Capital Stock.          The generic term for eKomart's Common Stock.

Common Stock.           The shares of eKomart's Common Stock, with a par
value of $0.001, of which 20,000,000 shares are authorized and 9,060,000 are issued and outstanding (see "DESCRIPTION OF SECURITIES").

Commission.             Securities and Exchange Commission of the United
                        States

eKOMART or
eKomart, or we or us.   eKomart, Inc.

NASD.                   National Association of Securities Dealers, Inc. The
self-regulatory body registered under the Securities Exchange Act of 1934, as amended, responsible for regulation of securities brokers and dealers, and the operator of the NASDAQ inter-dealer automated quotation system's bulletin board over which Company securities are traded.

Registered Securities. The generic and collective term for the 1,800,000 Shares held by the Selling Shareholders being offered for sale in this Prospectus.

Selling Shareholders.   Collectively, the shareholders whose stock is being
offered for sale in this Prospectus.

eKomart or              eKomart, Inc., a Florida Corporation and the
The Corporation.        issuer of the securities offered by this Prospectus.

                             PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus. It is qualified in its entirety by the more detailed information and financial statements (including notes) appearing elsewhere in the Prospectus.


                               THE COMPANY

     We are an emerging operating company specializing in the supply of Asian foodstuffs and products. Currently, we operate a Supermarket in Aurora, CO, of which we own 30%. We also own and operate a food court in the mall, specializing in Korean and Japanese fast food. The Supermarket and food court are located in a Shopping mall which we operate, and of which we own 15%. We have leased space for a restaurant, adjacent to the mall, which we plan to open in December of 2000.

     We plan to develop on-line shopping facilities that cater to the American-Asian Community and members of the general public wishing to purchase goods and services with a distinct Asian flavor, or foodstuffs with a natural organic nature. This venture is planned for early 2001, and is completely dependent on our raising $1,500,000 for its development. In the event that we cannot raise the requisite funds, the venture will be delayed in its development, or totally canceled.

     We plan to open a series of malls nationwide, under the name KOMART.
We also plan to open a series of food courts and supermarkets using the name Komart Korean and Japanese Supermarket, and a series of restaurants using the name "SAAN" for the full service restaurants, and ATA SUSHI for fast food Sushi outlets. All of these plans are based on our raising the funds necessary for these projects. In the event that we cannot raise the requisite funds, some or all of these expansion plans will have to be delayed, or totally canceled.

     Our current income is derived solely from the operation of the mall and Supermarket, as well as the food court in the mall. There can be no assurance that future income will derive from any other source.

     To better reflect our current business, we changed our name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999, and then to eKomart, Inc. on September 26,2000. We had previously changed our name on April 16, 1999 to iNetboard from our original name, Diversified Medical Holdings, Inc.

     Our current mailing address is, 71 Stony Hill Road, 2nd
Floor, Bethel, CT 06801; and our phone number is (203) 797-0349.

                        SELECTED FINANCIAL INFORMATION

     Set forth below is selected consolidated financial information of eKomart. The provided information is derived from the more detailed audited consolidated financial statements as of September 30, 2000, and should be read in conjunction with the audited consolidated financial statements included elsewhere in this Prospectus. The provided information is qualified in its entirety by reference to this additional material (see FINANCIAL STATEMENTS").

Cumulative                  Three Qtrs.        Annual            Annual
                            Ended              Ended             Ended
                            September 30,      December 31,      December 31,
                            2000               1999              1998
                           (US $)              (US $)            (US $)

Operating Results

Revenue                   $ 1,899,509           $ 957,937          $  -0-
Cost of Goods Sold          1,006,740             634,657             -0-

         Gross Profit         892,769             323,080             -0-

Cost and Expenses             402,653              25,685            45,520
General and Administrative    344,438             244,059             4,677

         Income (Loss) Before
         Taxes                144,678              53,536           (50,197)

Provision  for income taxes   (68,469)            (19,043)            -0-
Tax benefits due to loss
carryforward                   67,619              18,738             -0-

         Net income (Loss)   $144,828            $ 53,231         $ (50,197)
                               ======              ======            ======

Earnings (Loss) per share -
         common stock         $ .0160             $ .0059          $ (0.033)
                                =====               =====            ======

                            Three Quarters        Annual          Annual
                            Ended                 Ended           Ended
                            June 30               December 31,    December 31,
                            2000                  1999            1998
                            (US $)                (US $)          (US $)

ASSETS:
Current Assets:
Cash                        $ 31,936              $ 40,556         $   105
Other current assets       1,250,000               274,613             -0-
Total Current
Assets                     1,988,930               315,169             105
Non-current
assets                     3,360,585             3,455,458             -0-
Note receivable
Net of
Deferred Gain of
1,230,000                    - 0-                   - 0 -          150,000
TOTAL ASSETS            $  5,349,515           $ 3,770,627       $     105
                            =======              ========          ======

LIABILITIES AND
STOCKHOLDERS'EQUITY
Current
Liabilities                $ 124,950              $ 41,020           $ -0-
Long-term
Liabilities                  957,922               857,492          42,953
TOTAL LIABILITIES          1,082,872               899,512          42,953
STOCKHOLDERS'
EQUITY
Preferred Stocks           1,250,000                 -0-                 -
Common Stock, $0.001
par value-
authorized 40,000,000
shares; issued and
outstanding 9,060,000          9,060                 9,060           1,500
Additional Paid-In-
Capital                    3,053,372             3,053,372         199,200
Deficit                      (45,789)             (190,617)       (243,848)

                           4,266,643             2,871,815         (43,138)
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY     $ 5,349,515           $ 3,770,627      $      105
                            =======              =========         =======

                        SECURITIES OUTSTANDING

     As of the date of this Prospectus, 9,060,000 shares of Common Stock were issued and outstanding. (see "CAPITALIZATION", "PLAN OF DISTRIBUTION" and "PRINCIPAL STOCKHOLDERS").

                        CURRENT STOCKHOLDERS

     Approximately 13 individuals own shares of eKomart's Common Stock (see "CERTAIN TRANSACTIONS" and "PRINCIPAL STOCKHOLDERS").

                        DEFINITION OF TERMS

     Certain terms used in this Prospectus, usually identified by initial capital letters, are defined in the section of this Prospectus captioned "GLOSSARY OF TERMS."

                             RISK FACTORS

     THE SECURITIES WE ARE OFFERING ARE SPECULATIVE IN NATURE AND INVOLVE A DEGREE OF RISK. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO
LOSE YOUR ENTIRE INVESTMENT IN US WITHOUT A MATERIALLY ADVERSE IMPACT ON
YOUR STANDARD OF LIVING OR FINANCIAL SECURITY. THEREFORE, BEFORE ANY PURCHASE YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.


                        RISKS OF THE OFFERING

You May Lose Your Entire Investment

     You should be aware that if we are not successful in operating our business, your entire investment in us could become worthless. Even if we are successful in our programs there can be no assurances that you will derive a profit from your investment.

Your Investment may be Diluted due to Potential Future Sales Pursuant
To Rule 144

     Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding
Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of eKomart for at least 90 days and who has satisfied a one year holding period.

     The one year holding period for all eKomart's currently outstanding restricted shares required by Rule 144 will expire during October of 2000, and after that, the holders may periodically sell their Company securities, subject to applicable volume limitations, restrictions on the manner of sale and applicable reporting requirements (see "CERTAIN TRANSACTIONS").

There is no Trading Market for our Shares

     At present, there is no market for our securities, and there can be no assurance that an established trading market or any public market will develop in the future. In the event a market is developed, it may not be able to be sustained, and it is entirely possible that you will not be able to sell our securities at any price. In any event, any market we may develop will, in all likelihood, be a substantially limited one.

You May Suffer Adverse Effects due to the Penny Stock Regulations

     Securities, generally, with a price $5.00 per share or less are referred to as penny stock. These securities are unsuitable for you if you have a low fixed incomes and limited net worth. As well, they are not suitable if you are risk aversive or have income as your sole investment objective. Investment broker/dealers must satisfy special sales practice requirements, including making written suitability determinations regarding any persons wishing to invest in penny stock; written consent of the purchaser prior to purchasing penny stock; delivery of a disclosure statement outlining the risks associated with penny stock prior to any transaction; a written current bid and ask quotation and commissions to be earned by the broker/ dealer in the transaction; and monthly statements stating the market value of any penny stock held in a portfolio. These requirements, will likely limit you in any attempts you may make to sell our stock.

Your Ability to Sell our Securities will be hampered by the Absence of any Underwriter

     The Selling Stockholders' Shares will be sold directly by the Selling Stockholders. This means that no underwriter is expected to be involved in the sale. The absence of an underwriter means that there will be less due diligence in conjunction with this offering than would be performed in an underwritten offering, and furthermore, that there are no brokers committed to stabilizing the market for eKomart's securities. These things will tend to make our stock volatile and may hamper any efforts you may make to sell any of our stock.


Your ability to have any Material Impact on Decisions made by us will be severely limited because of the Concentration of Share Ownership in a very few related Parties.

     Where approximately 77% (7,000,000 of 9,060,000 voting shares) of the shares in eKomart are currently held by Miyung Lee and Daniel Lee, wife and son of Stan J.H. Lee, the effective control of eKomart rests with these parties. Stan J.H. Lee is the President, CEO, and sole director of eKomart. Thus, Mr. Lee will be in a position to substantially control the election of the Board of Directors of eKomart and the management and policies of eKomart. (See "Principal Stockholders").

You may Lose All or Part of Your Investment If We do not Operate Profitably and Cannot Raise Additional Capital if it is required.

If we do not operate successfully or cannot raise additional capital, our business will likely fail and you will lose your entire investment.
We cannot give you any assurances we will operate profitably in the future. eKomart has a history of operating losses, and lacking future profitable operations, will need additional capital, which we have no assurance whatsoever of being able to obtain. (See "Financial Statements", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS").

                        BUSINESS RISKS

You May never Receive any Dividends from Us.

     We have never paid dividends on our Common Stock. We do not anticipate paying dividends in the foreseeable future and intend to devote earnings, if any, to the development of our business. The payment of dividends in the future rests within the discretion of our Board of Directors and will depend on the existence of substantial earnings, our financial requirements, and other factors. Earnings for the foreseeable future are expected to be retained to finance corporate business expansion.

Material Reliance Upon Officers.

     We are wholly dependent upon the personal efforts and abilities of our officers and directors, especially Mr. Stan J.H. Lee. The loss of or unavailability to us of the services of any of our officers or directors would have a materially adverse effect on our business prospects and potential earning capacity. We do not carry any insurance to compensate for any such loss, nor do we intend to obtain "key man" life insurance covering our officers or directors.


Your Investment will be at Risk if we Need Additional Capital And It May Not Be Available On Acceptable Terms.

The development of our business may require additional capital in the future to fund our operations, to finance the substantial investments in equipment and corporate infrastructure needed for our planned expansion, to enhance and expand the range of services we offer and to respond to competitive pressures and perceived opportunities, such as investment, acquisition and international expansion activities. Cash flow from operations may be insufficient to cover expenses and capital needs. There can be no assurance that additional financing will be available on terms favorable or acceptable to us, or at all. If adequate funds are not available on acceptable terms, we may be forced to curtail or cease some or all of our operations.

We May Not Be Able To Compete Successfully In The Very Competitive Market.

eKomart may face competition from competitors with significantly greater financial, sales and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships with advertisers, content and application providers and/or other strategic partners than eKomart has. There can be no assurance that we will be successful in achieving widespread acceptance of its services before competitors offer services similar to our planned current offerings, which might preclude or delay purchasing decisions by potential customers. Widespread commercial acceptance of any of competitors' products could significantly reduce the potential customer base for our services, which could have a material adverse effect on our business and financial results.


                        GOVERNMENT REGULATION

The restaurant and food sales and processing business is subject to extensive federal, state and local laws and regulations relating to the development and operation of restaurants, including those concerning alcoholic beverage sales, preparation and sale of food, relationships with employees (including minimum wage requirements, overtime and working conditions and citizenship requirements), land use, zoning and building codes, as well as other health, sanitation, safety and environmental matters. Compliance with such laws and regulations can impede the operations of existing Company restaurants and may delay or preclude construction and completion of new Company restaurants. While certain of these approvals have been obtained, there can be no assurance that all such approvals and licenses, or approvals and licenses for new restaurants, will be obtained and, if obtained, will be renewed or not revoked. The Company is subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance. In addition, the Company may also in certain jurisdictions be required to comply with regulations limiting smoking in restaurants. See "Business--Government Regulations."


     FOR ALL OF THE REASONS STATED ABOVE, AND OTHERS SET FORTH IN THIS PROSPECTUS, OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK. IF YOU ARE CONSIDERING AN INVESTMENT IN THESE SECURITIES, YOU SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD A TOTAL LOSS OF YOUR INVESTMENT.


                        USE OF PROCEEDS

The Securities being offered for sale to the public are owned by the Selling Shareholders, and as a result, we will not receive any of the proceeds from the sale of the securities.

                        SELLING SHAREHOLDERS

     Cyber-care, Inc., previously known as Medical Industries of America, Inc., a Florida public corporation, presently traded on the NASDAQ SmallCap market, sold, in a stock-for-stock exchange to eKomart, the medical clinics subsidiary, Outsource Medical Incorporated, which owned two managed care clinics operating in South Florida. We are registering 450,000 shares resulting from that transaction, and owned since 1997 as an investment holding by Cyber-care. Cyber-care is in the business of providing ancillary medical care, including mobile catherization labs, air ambulances, and Internet based health care monitoring business.

     We are also registering 1,350,000 shares held by six shareholders of eKomart (See "SELLING STOCKHOLDERS" at page 30 of this Prospectus). None of the individuals are affiliated with each other, or with eKomart, its management, affiliates, or shareholders. Strategica Group, Inc., is in the business of Corporate financial consulting services.


                        CERTAIN MARKET INFORMATION

                        MARKET FOR COMMON EQUITY

     At present, there is no market, public or private, for the trading of eKomart's Common Stock. We anticipate registering our shares on the AMEX as soon as practicable, and have already filed our application to accomplish the same.

                        SECURITY HOLDERS

     As of September 30, 2000, the latest practicable date for which information is available, eKomart had approximately 13 Common Stock holders.

     There are four shareholders holding 260,000 restricted common shares each, and seven shareholders holding 1,800,000 shares of stock, which shares are part of the securities to which this Prospectus refers (See "Certain Transactions", Principal Stockholders", Selling Shareholders").

                        DIVIDENDS

        We have neither paid or declared any cash dividends since the inception of eKomart and no dividends are contemplated to be paid in the foreseeable future. No dividends were paid by our subsidiaries, prior to their acquisition by us. We anticipate that, for the foreseeable future, our profits (if any) will be reinvested in eKomart rather than distributed as dividends.

                        OFFERING PRICE

     No offering price has been pre-established for the shares registered by the Selling Shareholders. Rather, we anticipate that the Selling Stockholders will sell them into the public market at such times the price is deemed favorable, when considered in light of the recipients' capital requirements. The recipients will be the sole determiners of appropriate pricing, on a case by case basis.


                        CAPITALIZATION

     The following table sets forth the capitalization of eKomart as of September 30, 2000.

                                              September
Title of Class                                30, 2000

Stockholders' Equity                         $4,266,643

Debt
Total Liabilities                            $1,082,872



                             THE COMPANY

                          BUSINESS (GENERAL)


          We manage and have an ownership interest in 2050 S.
Havana St. (DTSE) LLC. ("KOMART MALL"), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET"), and Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999. We also own and operate the food court within the mall, and own the rights to the name
ATA Sushi, which we plan to utilize in developing a chain of fast food Sushi outlets.

                         BUSINESS DEVELOPMENT

     We plan to consolidate, nationally, our market sector by acquiring or opening additional Asian grocery centers and shopping malls in primary markets. To do this, approximately $1,500,000 will be required per site. We do not have the funds at present, and if they cannot be raised through private placements, it is unlikely that we will be able to open any additional sites in the near future.

Background Information

     We were incorporated in the State of Florida in February, 1997 as Diversified Medical Industries, Inc. We initially purchased two medical clinics for resale from Cyber-care, Inc., a Florida public Corporation, which we subsequently sold. Upon the sale, we became a development stage company, whose only asset was the Note receivable due pursuant to the above mentioned sale. The clinics subsequently failed, and it is unlikely that the note receivable will ever be paid. (See- Financial Statements and accompanying Notes).

     On November 3, 1999, we purchased the assets of RTG-TPD
Holding Co., LLC. (RTG), a Colorado Limited Liability Corporation, in exchange for 7,000,000 shares in our Common Stock, said shares being paid to the former owners of RTG, Miyung Lee and Daniel Lee. This gave the Lees an 77% interest in eKomart. We changed the name of the company on September 26, 2000 to eKomart, Inc. to better reflect our business. In November, 1999, we purchased the food court operation from the owners of Hans Restaurant Management LLC., and ATA Sushi & Teriyaki in exchange for 260,000 shares in eKomart. The shares were distributed among the owners as follows:
Han Shin received 165,000 common shares, Erica KL & Co., LLC., 45,000 shares, Sonia KL & Co., LLC., 40,000 shares, and Jae Hee Woo received
10,000 shares.

     We have never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, except as disclosed herein.


                             BUSINESS


              SHOPPING MALL OPERATION IN DENVER COLORADO

Geographical and Demographic Considerations

The shopping mall, in which we have a 15% interest, and of which we are the operating Manager, located at 2000-2080 S. Havana St., Aurora, Colorado, is a 50,685 square foot strip shopping center with KOMART Supermarket as its anchor tenant. The center was built in 1973 and is an all brick building with good retail visibility from Havana St. The mall is zoned B-1 and has an entire city block of frontage along Havana St., a heavily traveled and congested road providing access to I-70 to the north and I-225.

The mall is located in the heart of the Korean shopping district, with a substantial number of Koreans residing in the immediate area and within easy driving distances. The area saw high growth from 1980 through to the present, with a population increase of 60% within a one-mile radius, and an increase in the number of households in the same area of nearly 75% (Source: State Census Figures).

Operating Characteristics

The mall is 100% occupied with our 16,582 Square Foot (SF) Komart Korean-Japanese Supermarket as the anchor tenant. Recent leases have been for $14/SF. There is increasing demand for any spaces available in the mall by the local Korean merchants, producing a long waiting list for space, which should help greatly in a continued maximization of rental income from the mall.

The building was conservatively appraised at $3,400,000 by Key Bank in February 1999. We own a 15% interest in the mall.

Future Expansion Plan

We plan to develop five additional Korean Shopping Malls, with the same marketing and operational concept as in Denver CO., in the following cities; Dallas TX, Houston TX, Chicago IL, Detroit MI, San Jose, CA in 2001. We believe that approximately $1,500,000 will be required for each mall.
The funds will be raised through the development of joint ventures, with eKomart managing the mall. If the funds cannot be raised, the malls will not be able to be opened, and the expansion plans will be indefinitely curtailed.

         KOREAN-JAPANESE SUPERMARKET OPERATION IN DENVER COLORADO

Demographic and Market Information

There are approximately 35,000 Koreans in the Denver metropolitan area. The Korean grocery market is served by four small Korean grocery stores. It is estimated that the combined market share of these four stores is only 30% of the potential market, leaving the majority of this market niche untapped. In addition, we plan to aggressively market our products to the general population of Denver through (combined) online and traditional advertising.

Operations and Management

The Korean, Japanese and natural organic food supermarket, KOMART, of which eKomart owns 30% and of which it is the operating manager, occupies 16,582 square feet of space within the KOMART shopping mall; of which 5,582 square feet are occupied by five subtenants and four food court restaurants.


Future Expansion Plan

     KOMART SUPERMARKET plans to open or acquire five additional Korean grocery centers and shopping malls with the same marketing and operational concept as KOMART in Denver CO. in the following cities: Dallas TX, Houston TX, Chicago IL, Detroit MI, and San Jose CA.

     As a core business, we will advertise and promote our products as all naturally produced organic products with no chemical additives. We believe this differentiates the Komart product from virtually all other oriental supermarkets, and, indeed, from all major supermarkets, generally.

     It is anticipated that about $1,000,000 will be required to open each supermarket, and the funds will be raised by offering joint ventures similar to that offered in Denver, with the management of the Supermarket being left to eKomart. We also plan to use profits, if any, to establish new supermarkets. If the funds cannot be raised, any expansion plans will have to be curtailed.

                         FOOD COURT OPERATIONS

     We own and operate the Korean-Japanese fast food outlet in the Supermarket. We plan to establish other such outlets as well as ATA Sushi outlets in our malls and Supermarkets. The ATA Sushi outlets will offer Sushi and Sashimi (raw fish dishes) on a fast food basis. It will cost about $250,000 per outlet, and we plan to sell these through joint ventures. In the event that no joint venture partners are found, the establishment of these outlets will have to be curtailed indefinitely.

          KOREAN RESTAURANT OPERATION ("SAAN") - DENVER COLORADO

Demographic, Management and Marketing Information

Korean Restaurant, SAAN, is looking to penetrate the market for foreign, exotic food by offering 11,000 SF of authentically decorated eating space, with a full service catering operation on the premises. The cuisine will be produced under the supervision of an executive chef with 35-years experience in Hotel Shilla in Korea, as well as in many Korean restaurants in New York City.

     The entire operation is managed by a management group under the stewardship of Mr. Han S. Shin, who has more than 25 years of restaurant management experience.

     The main client base is the more than 35,000 Koreans in the Denver metro area. As well, aggressive marketing will be utilized to penetrate the non-Korean population of Denver. We believe that the policy of serving only natural organically produced food with no chemical additives will serve to enhance the desirability of visiting the restaurant to both the ethnic Asian and non-Asian population.

Operations

     The restaurant will share the same kitchen facilities with the catering business, producing, what management believes will be, an operation maximizing both facility and staff utilization. Virtually all food and materials will be purchased from KOMART SUPERMARKET. This produces a situation where both entities will benefit from the economies of large bulk purchases.

     SAAN is also looking to tap into the lunch take-out and delivery business without incurring significant incremental operating expenses, thereby utilizing the existing facilities to the maximum. We believe that SAAN will be able to do approximately 500 bento-style lunches as a take-out and delivery business on a daily basis, even without much marketing and promotional activity.

The $500,000 required to complete the Restaurant will be raised through a joint venture with local businessmen. We will operate the facility.

Future Expansion Plan

     Restaurants are planned to open in conjunction with the opening of all KOMART malls and supermarkets, as well as in Las Vegas NV, Phoenix AZ, Salt Lake City UT, and Orlando FL. The openings will be dependent upon raising approximately $750,000 per restaurant, through joint ventures with local businessmen. If we cannot raise the funds, the expansion plans will have to be curtailed indefinitely.

           THE eKOMART STRATEGY-MALLS, SUPERMARKETS AND RESTAURANTS

      The mall was fully occupied from inception and is profitable. The area is one of high growth and property appreciation within a stable, middle to high-income area.

      The Korean population in America is growing and tends to concentrate in certain urban areas. This population is extremely faithful to its ethnic roots, and tends to frequent Korean malls and restaurants. The mall is also designed to attract the average American.

      Our plans for growth and expansion have a firm basis in providing predictable products and services. The malls will all be essentially identical, providing the community with what management believes is a consistently high level of service and product. As well, with respect to restaurants, we believe the SAAN restaurant concept will attract as many non-Koreans as Koreans. These plans, however, are based upon us raising the capital needed for expansion, as explained in the preceding sections. If the funds cannot be raised by private placement investment and by offering joint ventures, then all plans for growth will have to be delayed or totally curtailed.

      We plan to standardize our menus in all restaurants and to purchase all goods, supplies, sauces, and any necessary services for the restaurants and supermarkets centrally, both decreasing the cost of the products to the licensee, and increasing, on an ongoing basis, eKomart's revenue.

     Currently, properties are under contract in Troy MI for a SAAN restaurant (20 year lease- 8,000 square feet at $5,000 per month, triple net) and Supermarket (20 year lease of 18,325 square feet at $12,000 per month on a triple net basis). Details of the leases are in the notes to the accompanying financial statements, and appended as an exhibit to the Report on form SB-2 of which this Prospectus forms a part.


              FUTURE PLANS-ON-LINE BUSINESS-PRODUCT DEVELOPMENT

     Our aim will be to provide a convenient shopping experience that incorporates traditional department, grocery store, and mail-order features into an enticing, interactive, and easy-to-use online environment. By owning and operating Asian and natural food grocery centers and shopping malls in both primary and secondary markets, we will control our own distribution centers for our anticipated expansion of online operations.

     As part of our marketing strategy, we plan to form strategic alliances with selected Internet service providers (ISPs), portals, and search engines, via marketing agreements. These agreements will, management believes, provide for eKOMART.com to be prominently featured at given sites.

     In addition, we plan to establish strategic alliances with other online companies and begin a targeted advertising campaign to attract additional customers to our online stores. We believe both online and traditional media exposure are critical to maximizing brand recognition and enticing traffic to its online stores.

     It must be reiterated, however, that we require a capital infusion of $2,000,000 to develop our on-line plans. Although we plan to raise the funds through a private placement of shares, there is no assurance we will raise all or any of the funds required for our planned on-line operations. For this reason any investment in eKomart anticipating it to commence on-line operations is highly speculative, and subject to total loss of investment.

Future Product Development

     Overall product development is managed and directed by Stan J.H. Lee, President of eKomart. In addition, on a project-by-project basis, a product development team is assembled from personnel within eKomart and outside consultants, as and when required.

Manufacturing/Technology Licensing Agreements

NONE


Competitive Business Conditions and Competitive Position in the Industry and Methods of Competition

     In terms of the Komart malls, restaurants, and supermarkets, there are no chain type competitors. There are numerous small restaurants and supermarkets throughout the markets Komart is investigation, but we have found no restaurants and supermarkets that specialize in natural organically produced foods, and none on the scale of Komart.

Sources and Availability of Raw Materials and the Names of Principal
Suppliers

     No supplier of eKomart accounts for more than 5% of our business.

Dependence on One or a Few Major Customers

     No customer of eKomart accounts for more than 5% of our business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

     Our ability to compete successfully depends, in part, on our ability to develop name recognition both online and local markets. To this end, eKOMART.com has been registered as eKomart's web site, and eKomart and KOMART will be registered in the United States as trade and service marks used by eKomart, said registration to be filed within 6 weeks of the date of this prospectus.


Other Intellectual Rights

     No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by eKomart.

Need for Any Government Approval of Principal Products or Services

Each of our restaurants and supermarkets is subject to licensing and regulation by a number of governmental authorities, which include health, safety, fire and alcoholic beverage control agencies in the state or municipality in which the facility is located. Difficulties or failures in obtaining required licenses or approvals could delay or prevent the opening of a new restaurant in a particular area. Alcoholic beverage control regulations require each of our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, licenses or permits must be renewed annually and may be revoked or suspended for cause at any time.

     Alcoholic beverage control regulations relate to numerous aspects of the daily operations of our facilities, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage, and dispensing of alcoholic beverages. We may be subject, in certain states, to "dram-shop" statutes, which generally provide a person injured by an intoxicated patron the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.

     We are also subject to various other federal, state and local laws relating to the development and operation of restaurants, including those concerning preparation and sale of food, relationships with employees (including minimum wage requirements, overtime and working conditions and citizenship requirements), land use, zoning and building codes, as well as other health, sanitation, safety and environmental matters.

Costs and Effects of Compliance with Federal, State and Local Environmental
Laws

     We are not aware of any material expenses directly attributable to compliance with federal, state or local environment laws or regulations.

Number of Total Employees and Number of Full Time Employee

As of the date of this Prospectus we have 5 full-time employees. Our employees are not represented by any collective bargaining organization. We have never experienced a work stoppage and consider relations with our employees to be good.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relate to factors which have affected our financial condition and results of operations for the fiscal years ending, December 31, 1998, and December 31, 1999, and the three quarters ended September 30, 2000.

     We were incorporated in February, 1997, in Florida. We are an operating company, having emerged from our development phase in the third quarter of 1999. On November 3, 1999 we purchased the assets of RTG-TPD Holding Co., LLC. ("RTG" or "eKomart"), a Colorado Limited Liability Corporation (See-Material Events).


     We manage and have an ownership interest in 2050 S. Havana St.
(DTSE) LLC. ("KOMART MALL") (15% ownership), Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET") (30% ownership), and Korean Restaurant, SAAN, LLC. ("SAAN") (wholly owned), all organized pursuant to the laws of Colorado in 1999. We also own the food court in the Denver mall.

     To better reflect our current business, we changed our name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999, and to eKomart, Inc. on September 26, 2000. We had previously changed our name on April 16, 1999 to iNetboard from our original name, Diversified Medical Holdings, Inc.


Discussion of Financial Information

        We had emerged as an operating entity in September, 1999.

   	For the 12 month period ending December 31, 1999, revenues were $957,937, as compared to the previous fiscal year, ending December
31, 1998, when there were no revenues. Cost of goods sold in 1999 were $634,657, yielding a gross profit of $323,280. For the nine months ended September 30, 2000, sales were $1,899,509, with a gross profit of $892,769, and cost of goods sold being $1,016,740.

	The profit for the Fiscal year ending December 31, 1999 was $53,231, with losses during the fiscal year ended December 31, 1998, being $200,197. The first nine months of 2000 yielded a net income of $144,828.

        Expenses were $269,744 in fiscal 1999, as compared to $50,197 in 1998. Expenses for the first three quarters of 2000 were $747,091.

	The cash and investment certificate position of eKomart was $40,556 on December 31, 1999, as compared to $105 on December 31, 1998, and $31,936 on September 30, 2000. Current assets, as a whole, were $2,315,169 on December 31, 1999, as compared to $105 on December 31, 1998, and $1,988,930 on September 30, 2000.



Material Events

On November 3, 1999, pursuant to the terms of Purchase and Sale Agreement (the "Agreement") between eKomart and RTG-TPD Holding Co., LLC.
("RTG" or "eKomart"), a Colorado Limited Liability Corporation, we purchased all the assets of RTG. Pursuant to the terms of the Agreement, the owners of RTG received 7,000,000 shares (See "Principal Shareholders").

On November 30, 1999, pursuant to the terms of Purchase and Sale Agreement
(the "Agreement 2") between eKomart and Hans Restaurant Management, LLC., a Colorado Limited Liability Corporation, we purchased all the assets of Hans Restaurant Management LLC. Pursuant to the terms of the Agreement, the owners of Hans received 260,000 shares, and Han Shin, principal and operating manager of Hans was retained as manager of fast food and Restaurant operations.

At a meeting of Shareholders and Directors held on November 3, 1999, Douglas Dimick, sole officer and Director of eKomart resigned, and Stan J.H.
Lee was elected, by unanimous vote, the sole director and officer of the Company, pending the next meeting of Shareholders, at which a Board of Directors and full slate of officers would be elected. At the meeting, it was also decided that the name of the company be changed to eKomart.com, Inc., to better reflect our business.

We changed our name from iNetboard, Inc. to eKomart.com, Inc. on December 2, 1999, and then to eKomart, Inc. on September 26, 2000.
We had previously changed our name on April 16, 1999 to iNetboard from our original name, Diversified Medical Holdings, Inc.

Description of Real Estate and Operating Data

We currently occupy rent-free space of 1,000 square feet at 71 Stony Hill Road, Bethel, CT. Further, 1,000 square feet of space at the Komart mall at 2000 S. Havana Street in Denver CO is also provided to eKomart, rent free. It is anticipated that the current facilities will be sufficient to meet our needs through the end of 2000. It is further anticipated that the rent free status will continue until that time.

Property and Equipment

     Presently, we own leasehold improvements, equipment equal to $1,639,699 net of accumulated depreciation. This is mainly food handling and storage equipment, and leasehold improvements to the food court at the Komart mall.


Investment Policies

     We have no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation.

     eKomart is not a party to any material litigation.

Operating Subsidiaries of eKomart

     We have a 15% ownership interest in 2050 S. Havana St.
(DTSE) LLC. ("KOMART MALL"), a 30% interest in Komart Korean & Japanese Supermarket, LLC., ("KOMART SUPERMARKET"), and one wholly owned subsidiary, Korean Restaurant, SAAN, LLC. ("SAAN"), all organized pursuant to the laws of Colorado in 1999. We also own and operate the food court in the shopping mall.

     We anticipate that SAAN will commence operations in December, 2000. It is presently a development stage company whose only activity has been the negotiation of a lease for its future restaurant operations. The terms of the lease are $6,130.83 per month commencing in February, 2000, and then escalating 3% per year for the 10 year term of the lease.

Liquidity

We believe that we have the cash funds and necessary liquidity to meet the needs of the company over the next year. Our primary business is the management of the Komart mall, supermarket, and food Court. These functions are regularly paid for from rental and sales proceeds, and these proceeds will cover our needs, with respect to cash and liquidity needs, over the next 12 month period.

However, to fully maximize the potential presented by eKomart's strategy of integrating the traditional operations with e-commerce applications, we believe that approximately $10,000,000 will need to be raised. The funds will be primarily used for acquisitions of grocery centers and shopping malls in primary markets, to develop related online stores, and expand both traditional and online marketing programs.
It is projected that these funds will be utilized during a one year period. In the event only part of the funds are raised, then those funds will be allocated to acquisitions and online retailing. The money will likely be raised through private placements of shares or a secondary offering. In the event the funds are not raised, we will continue with our sales activities and, management believes, meet our liquidity demands. The funds, as noted above, are for increased activity and sales, not for primary liquidity demands.


Accounting Policies and Procedures

     We follow generally accepted accounting principles (GAAP) in preparing our financial statements, and has audited statements produced annually, with our quarterly statements produced by our management and accountants.

Revenue Recognition

     Revenue is recognized using the accrual method of accounting.

Statements of Cash Flows

     Statements of Cash Flow are prepared quarterly, on a consolidated basis, using generally accepted accounting principles (GAAP) and guidelines.


Inventory

     We keep no inventory at present.

Fixed Assets

     Fixed assets are valued based on their depreciated value.
Depreciation is calculated using the straight line method. At this time, eKomart has no fixed assets.

Principles of Consolidation

     All Financial Statements are produced on a consolidated basis.

Statement Re: Computation of Earnings Per Share

     We have a simple capital structure as defined by APB Opinion
Number 15. Accordingly, earnings per share is calculated by dividing net income by the weighted average shares outstanding.


Provision for Income Taxes

     Provisions for income tax are computed quarterly using the guidelines as defined in the Federal and State Statutes.

eKomart's Immediate Capital Requirements

     We require approximately $10,000,000 to continue the growth and market penetration of our products and R&D (For discussion, See "Liquidity").

                       CONFLICTS OF INTEREST

     Stan J.H. Lee is the sole Executive Officer and Director of the Company, and as such has a majority of the votes on all matters which the Board will vote upon the next annual meeting of our Stockholders.
The members of his immediate family also hold or control a majority of the Company's outstanding common stock. Because our sole officer and director will be voting upon matters of personal interest to him (e.g., salaries, bonuses and other benefits), the outcome of such votes will not be based on arm's length negotiations. While our current officer intends to exercise fairness in determining their compensation and all other matters, there can be no assurance that we would not have negotiated more favorable arrangements had persons other than our current officer been responsible for ultimate determinations.

     There are no formal or informal agreements between either majority shareholder and current management with respect to involvement in company affairs. The shareholders take no part in management, nor has there been any agreement, formal or informal, with respect to directing majority shareholders' votes on any matter, present or future.

                         MANAGEMENT

Directors and Executive Officers

     The following sets forth the names and ages of all the Directors and Executive Officers of eKomart, positions held by such person, length of service, when first elected or appointed and term of office.

                          First Elected
Name               Age    or Appointed/Term             Position

Stan J.H. Lee      44     elected on November 3, 1999   President, Secretary,
Term is at the                                          sole Director
pleasure of the
Board of Directors

Biographies of Directors, Officers and Director Nominees

Stan J.H. Lee, President and CEO

Mr. Lee's responsibilities include the long term strategy development and implementation of the KOMART concept. He directly manages the development, market research and business planning of eKomart, Inc. Mr. Lee's role will also be to evaluate potential sites for company growth, and act as overall project manager in bringing each site "on-line".


Mr. Lee is credited with developing eKomart's first shopping mall, supermarket and Korean Restaurant, SAAN, project in Denver CO. He was instrumental in obtaining $2,375,000 financing from Key Bank, Denver CO for the project and raising another 2.5 million dollars in private equity investment.

Mr. Lee currently heads, and has headed for the past 6 years, an established and successful CPA and Consulting firm in the New York Metro area with six offices and 15 associates. Mr. Lee also heads a nationwide group of affiliated CPA's, providing clients nation-wide services, and providing a good source of local expertise and investment capital for the development of the Corporation. He holds a BS degree in Accounting and professionally is both a CPA and CMA.

Biographies of Significant Employees

Han Sik Shin, Director of Operations, Restaurant Division

Mr. Shin's responsibilities include the overall management of the Supermarket Division, including the development and set-up of new sites.
He will also be directly in charge of product selection and marketing of the eKomart online sites, respecting food and food related items. Mr. Shin has over twenty-five years of successful management experience in the Hotel and Restaurant business. He has consistently demonstrated ability to contain costs, increase profits and improve operational efficiency. For the last seven years, he was the Vice-President and CEO of Korean Restaurant KUMGANSAN, with two locations in New York, whose annual volume of business is currently $13 million. In Korea, he rose to the Director of Food & Beverage in the Royal Hotel, Koreana Hotel and
Lotte Hotel, where he was named the employee of the year for three years amongst 1,500 employees. He holds a BS degree in the hospitality industry.

Mr. Sun Mok Hwang- Director of Operations, Supermarket Division

Mr. Hwang brings to eKomart over 8 years of managerial, marketing and operational experience in all aspects of Korean grocery business including import and purchase, which is considered to be the most critical part of the operation. His last five years was spent as Marketing & Sales Manager for C-Kenneth Import., a U.S. subsidiary of Hyundai Group in Korea and in this capacity, he was responsible for all territories in the Eastern U.S.- NY, NJ, PA, MD, and VA.

Mr. Hwang's responsibility will be the day to day management of all Supermarket Operations, and acting as eKomart's chief product procurement officer.

Ivie Yun- Executive Vice President of Korean Restaurant, SAAN, LLC.

Ms. Yun has worked for many years as general manager of KUMKANGSAN restaurant, the largest and most successful restaurant enterprise in New York. She will be relocated to Denver to manage the SAAN restaurant and eventually become involved in the management training and ongoing support of other SAAN restaurants as eKOMART expands to other cities in the U.S. She holds an MBA degree in Hotel Management.

Family Relationships

Mr. Stan J.H. Lee, the President and sole director is the husband of Miyung Lee, and the father of Daniel Lee.

Involvement in Certain Legal Proceedings

     During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the
Company has been a party to or the subject of: (1)       Any bankruptcy
petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy
or within two years prior to that time; (2)      Any conviction in a
criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

Compensation of Directors

Standard Arrangements

     All members of eKomart's board of directors are paid a per diem fee for attendance at meetings of the board of directors and committees thereof. In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at eKomart's expense. At such time as adequate funds are available, all directors (and officers) of eKomart will be covered by liability insurance. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

     Neither we, nor any of our subsidiaries, have any other arrangements to compensate our directors.

Employment contracts, termination of employment & change-in-control arrangements

     We do not have any compensatory plan or arrangement, including payments to be received from eKomart, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with eKomart and its Subsidiaries or from a change-in-control of the Company or a change in the name executive officer's responsibilities following a chance-in-control, which, including all periodic payments or installments, exceeds $100,000.


                       SUMMARY, COMPENSATION TABLE

        Annual Compensation  Awards    Payouts
                                       Other   Rest-
                                       Annual  ricted
                                       Compen- Stock  Aw-  SU  SA
Name and                               sation         ards OP  RS LTIP Other
Position     Year* Salary($) Bonus ($)  (#)  ($)   __  ($)($)    ($)
Stan J.H.
Lee (1)      1999  50,000    0      0   (1)   0     0   0  0      0
Sun Hwang(2) 1999  50,000    0      0   (1)   0     0   0  0      0
Han Shin(3)  1999  50,000    0      0   (1)   0     0   0  0      0
Ivie Yun(4)  1999  40,000    0      0   (1)   0     0   0  0      0
_____________________


* All officers and key employees were hired as of November 1, 1999 by the company, and the salary is for the remainder of 1999, and the calendar year, 2000.

(1) Mr. Lee is the President, Secretary and sole Director. His term is at the pleasure of the Board.
(2) Mr. Hwang is Director of Operations, Supermarket Division.
(3) Mr. Shin is Director of Operations, Restaurant Division.
(4) Ms. Yun is Exec. V. P., Korean Restaurant, SAAN, LLC.

Resignations of Officers and Directors

     In conjunction with the acquisition of RTG's assets, eKomart's then serving officer and sole director resigned in favor of Mr. Stan J.H. Lee.

                        CERTAIN TRANSACTIONS

Parents of eKomart

     The following table discloses all persons who are parent of the Company (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent if any.


             Basis              Percentage of               Other Basis
Name         For Control        Voting Securities owned     For Control

Miyung Lee   Share Ownership          38.5%                       None
Daniel Lee   Share Ownership          38.5%                       None

NOTE: Miyung Lee is the wife of Stan J.H. Lee, eKomart's President and sole Director, and Daniel Lee is their son. Daniel Lee is a minor, aged 15, residing with and under the guardianship of his parents. Voting rights are held independently, and not shared.

Transaction with Promoters, if Organized Within the Past Five Years

     There have been no transactions with Promoters over the past five years.

                    PRINCIPAL STOCKHOLDERS

     The following sets forth the security ownership of Management of the Company and any holders of eKomart's common stock known to own 5% or more of eKomart's issued and outstanding common stock, as of August 30, 2000.


                    PRINCIPAL STOCKHOLDERS

     As of the date of this Prospectus, the following persons (including any "group" are, based on information available to eKomart, beneficial owners of more than five percent of eKomart's Common Stock (its only class of voting securities):

                Name and Address        Amount and Nature of         Percent
Title of Class  of Beneficial Owner     Beneficial Ownership         of Class

Common Shares   Miyung Lee              3,500,000 shares, owned       38.5%
                335 Continental Avenue  personally
                River Edge NJ 07661
Common Shares   Daniel Lee              3,500,000 shares, owned       38.5%
                335 Continental Avenue  personally
                River Edge NJ 07661

NOTE: Miyung Lee is the wife of Stan J. H. Lee, eKomart's President and sole Director, and Daniel Lee is their son. Daniel Lee is a minor, aged 15, residing with and under the guardianship of his parents. Voting and investment rights are independently held, and not shared.



                   SECURITY OWNERSHIP OF MANAGEMENT

     As of the date of this Prospectus, the following table discloses, as to each class of equity securities of eKomart or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of eKomart as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission
Rule 13(d)(1).

         Name and                 Amount and
Title    Address of               Nature of               Percent
of       Beneficial               Beneficial              of
Class    Owner                    Owner                   Class

Common
Shares    Miyung Lee(1)           3,500,000 shares,       38.5%
          335 Continental Avenue  owned personally
          River Edge, NJ 07661
Common
Shares    Daniel Lee(1)           3,500,000 shares,       38.5%
          335 Continental Avenue  owned personally
          River Edge, NJ 07661

(1) NOTE: While Mr. Lee, the President and Sole Director owns no shares in eKomart, he is the husband and father of the shareholders listed, and thus may, by operation of law, at some point in the future have some beneficial interest in the shares.


                             COMMON STOCK

     eKomart is authorized to issue 60,000,000 shares in the capital stock of eKomart, with a par value of $.001 per share, divided into

40,000,000 Common Shares and 20,000,000 Preferred Shares. Immediately prior to this offering 9,060,000 shares of Common Stock were outstanding and held of record by 13 persons as of October 15, 2000. The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock currently is not redeemable and has no conversion or pre-emptive rights. The Common Stock currently outstanding is (and the Shares being issued pursuant to this prospectus will be) validly issued, fully paid and non-assessable.


     In the event of liquidation, holders of Common Stock will share equally in any balance of eKomart's assets available for distribution to them after satisfaction of creditors and the holders of eKomart's senior securities. eKomart may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefor, but has paid no cash dividends on its Common Stock.

                             TRANSFER AGENT

        The transfer agent for eKomart's Capital Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY.



                      SHARES ELIGIBLE FOR FUTURE SALE

     Generally, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of one percent (1%) of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of eKomart for at least 90 days and who has satisfied a one year holding period.

     There are 2 shareholders holding 7,000,000 shares, acquired on November 3, 1999, whose stock may be eligible for sale pursuant to Rule 144 in December of 2001.


                             ADDITIONAL INFORMATION

     The foregoing statement is a summary of the rights and privileges of the holders of our Stock. It does not purport to be complete and is subject to the provisions of the Florida General Corporation Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, upon anticipated registration as a NASDAQ BB OTC issue, the rules, regulations and bylaws of the National Association of Securities Dealers, Inc. The foregoing statements are qualified in their entirely by such references.


                             PLAN OF DISTRIBUTION

                                  GENERAL

     The Shares registered by the Registration Statement of which this Prospectus is a part are being registered as a result of demand registration rights granted by us to the Selling Stockholders, at the time that

Selling Stockholders subscribed for the subject securities. (For a complete List of the Selling Shareholders, SEE: "SELLING STOCKHOLDERS" at page 30).

     The Selling Shareholders will sell their stock from time to time in the public forum, at the prices then prevailing. The Shares will be sold through broker/dealers, at market prices with customary commissions being charged. It is anticipated that the broker/dealers will sell the shares based on a "bid" price for the said shares in the public forum, and the broker/dealers will not act in an active manner soliciting parties to purchase the shares, either in the public forum or privately. It is anticipated that this will be the sole manner in which the shares will be sold.

     We undertake to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as we are aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any Selling Stockholder.

     Although there is no current market for the shares, and they are not currently traded in the public market, we anticipate that the shares will be registered and sold on the AMEX Stock Exchange as soon as practicable after the effective date of the Registration Statement of which this Prospectus forms a part.


                             SELLING STOCKHOLDERS

The following is a Table of Selling Stockholders:

SHAREHOLDERS
NAME    ADDRESS                NO. OF SHARES   CONSIDERATION

Douglas R. Dimick
2810 Polo Island Drive C-202         790,000         (1)
Wellington, FL. 33414

Corporate Services Group
71 Stony Hill Rd., 2nd Floor         400,000         (4)
Bethel, CT 06801

Thomas V. Simmons, Jr.
668 Fergusson Lane                    50,000         (2)
West Palm Beach, FL. 33415

CYBER-CARE, Inc.
1903 S. Congress Blvd., Suite 400    450,000         (3)
Boyton Beach, FL. 33426

Alan H. Adelson
152 Bayberry Circle                   50,000         (2)
Jupiter, FL. 33458

Lawrence Solomon
Linton Towers                         50,000         (2)
100 E. Linton Blvd., 403B
Delray Beach, FL. 33483

Strategica Group, Inc.
1221 Brickle Ave. Suite 2600          10,000         (2)
Miami, FL. 33131


(1) Mr. Dimick was the founder of eKomart and obtained his shares in 1997 for services rendered eKomart. He has never drawn a salary or received any recompense whatsoever from eKomart.
(2) Mr. Simmons, Mr. Adelson, Mr. Solomon, and Strategica Group each received shares as compensation for efforts in putting together the Cyber-Care transaction, being the purchase of two medical facilities for resale in 1997, and in the subsequent divestiture by eKomart of its clinics for $1,230,000.
(3) Cyber-Care Inc., received its shares as compensation for two medical clinics sold to eKomart in 1997 and received its shares in 1997 for services rendered eKomart, in lieu of cash.
(4) Corporate Services Group received its shares in May of 1999 in return for services in constructing two transactions that did not come to fruition. As well Corporate Services Group acted as a consultant in the purchase of RTG, preparing the closing paperwork and negotiating the final deal. Corporate Services Group is a Business formed in 1998 in Connecticut, and no members have any management or ownership interest in eKomart. Corporate Services Group is a consulting company specializing in advising clients on business combinations, management strategies, and matters concerning the process of becoming a public entity. It has invested $30,000 as partial consideration for the shares.


                       INDEMNIFICATION ARRANGEMENTS

     eKomart's articles of incorporation and bylaws provide for indemnification of eKomart's officers, directors and agents to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling eKomart pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LITIGATION

     eKomart is not a party to any material pending legal proceedings.

LEGAL OPINIONS

     Bernabe Diaz, Esquire, attorney at law, has rendered his opinion that the shares of Common Stock as described herein, will, when issued, be validly issued, fully paid and non-assessable, and that future purchasers thereof will not be subject to personal liability as a result of their ownership thereof.

EXPERTS

     The audited financial statements of eKomart appearing in this Prospectus and in the Registration Statement have been examined by independent public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as expert in auditing and accounting.


                        FINANCIAL STATEMENTS
                       (See following pages)


                                                                      Page

Consolidated Audited Statements for the Three Quarters
ended on September 30, 2000, and the Fiscal years
ended on December 31, 1999, and December 31, 1998          ........... 33
                   eKomart, inc. and its subsidiaries




                Consolidated Financial Statements and
                    Independent Auditor's Report
           for the three quarters ended September 30, 2000
             and years ended December 31, l999 and 1998
                   eKomart, inc. and its subsidiaries


                   Consolidated Financial Statements
           for the three quarters ended September 30, 2000
             and years ended December 31, l999 and 1998







                         TABLE OF CONTENTS
 ___________________________________________________________________________




Consolidated Financial Statements:


 Independent Auditor's Report ................................ 3


 Consolidated Balance Sheets  ................................ 4


 Consolidated Statements of Operations and
 Retained Earnings (Deficit) ................................. 5

 Consolidated Statements of Stockholder's Equity ............. 6


 Consolidated Statements of Cash Flows ....................... 7


 Notes to Consolidated Financial Statements .................. 8


 ___________________________________________________________________________

M.H.Park & Co., CPAs
a member firm of DMHD Hamilton Clark & Co.
2182 Lemoine Avenue                             Direct) 201-681-7475
Suite 200                                       Fax) 815-846-7550
Fort Lee, NJ  07024                             e-mail) sierra5533@aol.com




                     INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
Shareholders of eKomart, inc. and its subsidiaries



We have audited the accompanying consolidated balance sheets of eKomart, inc. and its subsidiaries as of September 30, 2000, December 31, l999 and 1998, and the related consolidated statement of operations and retained earnings (deficit), consolidated statement of stockholders' equity and consolidated statement of cash flows for the three quarters ended September 30, 2000 and years ended December 31, 1999 and 1998.

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eKomart, inc. and its subsidiaries at September 30, 2000, December 31, 1999 and 1998, and the results of its operations and its cash flow for the three quarters ended September 30, 2000 and years ended December 31, l999 and 1998 in conformity with generally accepted accounting principles.




/s/M.H. Park & Co. CPAs/s/
_______________________
M.H. Park & Co., CPAs


October 14, 2000
Fort Lee, NJ
                  eKomart, inc. and its Subsidiaries
                      Consolidated Balance Sheets
                        as of September 30, 2000
                      and December 31, 1999, 1998

                          as of              as of            as of
                        09/30/00           12/31/99         12/31/98

ASSETS:

Current Assets:

Cash                  $     31,936    $     40,556       $       105
Notes receivable         1,250,000               -                 -
Receivable and
current assets             231,675         229,508                 -
Inventories                475,319          45,105                 -

                         1,988,930         315,169               105
Non-current
Assets:

Building, land,
equipment and
leasehold improvements   1,554,675       1,552,718                 -
less) accumulated
depreciation               (55,645)         (5,678)                -
Contract and security
deposit                    127,450          16,668                 -
Logo and Trademark-
purchased, net of
accumulated
amortization               641,667         700,000                 -
Future development
rights-purchased, net
of amortization            817,438         891,750                 -
Management contracts-
purchased, net of
amortization               275,000         300,000                 -

                         3,360,585       3,455,458                 -

TOTAL ASSETS           $ 5,349,515     $ 3,770,627       $       105

LIABILITIES AND
STOCKHOLDERS' EQUITY:

Current Liabilities:

Accounts Payable       $   111,410     $    17,697       $         -
Note Payable-Bank           12,000          12,000                 -
Other Current Payable        1,540          11,323                 -
                           124,950          41,020                 -

The accompanying notes are an integral part of financial statements.

                   eKomart, inc. and its Subsidiaries
                        Consolidated Balance Sheets
                       as of September 30, 2000 and
                          December 31, 1999, 1998

                          as of            as of             as of
                         09/30/00         12/31/99          12/31/98


Long-Term Liabilities:

Accounts Payable          117,812           27,571            27,870

Other Payables and
liabilities                74,570          157,535                 -

Notes and mortgage
payable                   421,040          455,883                 -

Notes Payable-
seller's financing        150,000          150,000                 -

Loans from
Shareholders              194,500           66,503            15,383

                          957,922          857,492            43,253

Stockholders' Equity:

Convertible Preferred
Stocks, $0.001 Par-
Value authorized 20,000,000
shares- issued &
outstanding 1,250,000
as of Sept. 30, 2000    1,250,000                -                 -
Common Stocks, $0.001
Par Value, 40,000,000
shares authorized,
9,060,000 shares (as of
09/30/2000) 1,500,000
(as of 12/31/1998)          9,060            9,060             1,500
Additional Paid-In
Capital                 3,053,372        3,053,372           199,200
Retained Earnings
(Deficit)                 (45,789)        (190,617)         (243,848)

                        4,266,643        2,871,815           (43,148)

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY             $    5,349,515      $ 3,770,627       $       105

The accompanying notes are an integral part of financial statements.

                   eKomart, inc. and its Subsidiaries
                  Consolidated Statement of Operations and
                        Retained Earnings (Deficit)
               for the three quarters ended September 30, 2000
              and for the years ended December 31, 1999 and 1998

                       three quarters
                          ended           year ended       year ended
                         09/30/00          12/31/99         12/31/98

SALES                 $ 1,899,509       $   957,937      $         -

COST OF SALES           1,006,740           634,657                -

GROSS PROFIT              892,769           323,280                -


OPERATING EXPENSES:

Selling expenses          195,040            25,685                -
General and
administration
expenses                  344,438           238,381           50,197
Bad debts written-off           -                 -          150,000
Depreciation and
amortization expenses     207,613             5,678                -
                          747,091           269,744          200,197

INCOME (LOSS)
BEFORE INCOME TAXES       145,678            53,536         (200,197)

Income Tax Expenses:

Provision for income
taxes                     (68,469)          (19,043)               -
Tax Benefit due to
Loss carry-forward         67,619            18,738                -

NET INCOME (LOSS)         144,828            53,231         (200,197)

DEFICIT, at Beginning    (190,617)         (243,848)         (43,651)

RETAINED EARNINGS
(DEFICIT), at End     $  (45,789)       $  (190,617)   $    (243,848)

Earnings (Loss)
per Share (Note 13) $.0160 per share  $.0059 per share  $(.1335 per share)


The accompanying notes are an integral part of financial statements.

                   eKomart, inc. and its Subsidiaries
               Consolidated Statement of Stockholders' Equity for the three quarters ended September 30, 2000 and years ended December 31, 1999 and 1998

              Shares  Amount   Shares  Amount  Additional
              (000's)          (000's)
              Series A                         Paid-in     Net income
              Preferred                        Capital     (Loss)
              Stock            Common Stock                           Total


BALANCE as of
01/01/1998                   1,500     $1,500    199,200   (43,651)   157,049
Net income
(Loss)          -         -                              $(200,197) $(200,197)

BALANCE as of
12/31/98        -         -  1,500      1,500    199,200  (243,848)   (43,148)

Exercise of
warrant
outstanding                   200         200                             200

Conversion of
Preferred
Stocks                        300         300

Reverse split-
2 for 1                    (8,000)     (8,000)                         (8,000)

Issuance of
Common Stock               15,060      15,060  2,854,172            2,869,232

Net Income
(Loss)                                                      53,231     53,231

BALANCE as of
12/31/99        -         - 9,060      $9,060 $3,053,372 $(190,617)$2,871,815

Issuance of
convertible
preferred
stocks      1,250 1,250,000     -           -          -         -  1,250,000

Net Income
(Loss)                                                     144,828    144,828

BALANCE as of
09/30/2000  1,250$1,250,000 9,060      $9,060 $3,053,372  $(45,789)$4,266,643


The accompanying notes are an integral part of financial statements.

                    eKomart, inc. and its Subsidiaries
                   Consolidated Statement and Cash Flow
                 for the three quarters ended September 30, 2000
                 and for the years ended December 31, 1999, 1998

                          for the three
                          quarters ended    year ended       year ended
                            12/31/99        12/31/98         12/31/97
CASH FLOWS FROM
OPERATING
ACTIVITIES:

Net income (Loss)     $     144,828    $      53,231   $     (200,197)
Noncash Items
Included in Net Income
(Loss)                      207,613            5,678                -
Increase in receivable
and other current assets     (2,167)        (229,508)               -
Decrease (Increase) in
inventory                  (430,214)         (45,105)               -
Increase (Decrease) in
Accounts Payable and
Other Payables              183,954           17,572           25,164
Increase (Decrease) in
Other Payables              (93,748)         169,858                -

                             10,266          (28,274)        (175,033)


CASH FLOWS FROM
INVESTING
ACTIVITIES:

Expenditure for
Property and Equipment       (1,957)      (1,552,718)               -
Expenditure for contract
and Security Deposits      (110,782)         (16,668)               -
Acquisition of Logo
and Trademark                     -         (700,000)               -
Acquisition of future
development rights                -         (891,750)               -
Payment for management
contract purchased                -         (300,000)               -
                           (112,739)      (3,461,136)               -

CASH FLOWS FROM
FINANCING
ACTIVITIES:

Bank Loans Obtained               -          467,883                -
Payment of Bank Loans-
Principal                   (34,144)            (174)               -


The accompanying notes are an integral part of financial statements.

                      eKomart, inc. and its Subsidiaries
                     Consolidated Statement and Cash Flow
                 for the three quarters ended September 30, 2000
                 and for the years ended December 31, 1999, 1998

                          for the three
                          quarters ended    year ended       year ended
                            12/31/99        12/31/98         12/31/97

Seller's Financing
Obtained (Repaid)                 -          150,000                -
Loans from Shareholders
(Repaid)                    127,997           51,120           23,783
Notes receivable
written-off                       -                -          150,000
Issuance of Common
Stock                             -        2,860,732                -
Conversion of Preferred
Stock                             -              300                -
                             93,853        3,529,861          173,783

Net Increase (Decrease)
in Balance of Cash           (8,620)          40,451           (1,250)

Cash at Beginning of
Period                       40,556              105            1,355

Cash at End of
Period                $      31,936    $      40,556   $          105

Supplemental
Information-
Non Cash Activities
Expenditure for
purchase of property
and equipment                     -       (1,558,250)
Notes receivable by
issuing convertible
preferred stocks      $  (1,250,000)               -
Expenditure for
acquisition of logo
and trademarks                    -         (700,000)
Expenditure for
future developmental
rights                            -         (891,750)
Expenditure for
management contract               -         (300,000)
Issuance of convertible
preferred stocks          1,250,000                -
Issuance of
Common Stocks                     -        3,450,000
                      $          -0-   $          -0-

The accompanying notes are an integral part of financial statements.

                   eKomart, inc. and its subsidiaries

                       NOTES TO CONSOLIDATED
                       FINANCIAL STATEMENTS
         for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998




1. Summary of Significant Accounting Policies


a) Organization, Capitalization and Business Activity

The Company was incorporated in February 11, 1997, in the state of Florida. On November 3, 1999 the company purchased all assets of the RTG-TPD Holding Co., LLC., ("RTG-TPD") a Colorado Limited Liabilities Company, incorporated on June 11, 1999, and became fully operational thereafter. The acquisition of the ownership interests in RTG-TPD have been accounted for under the purchase method of accounting for business combination. Accordingly, the purchase price was allocated to the proportional assets acquired and liabilities assumed based on their relative fair market values.

The Company, in October 1997, acquired Outsource Medical Incorporated
(OMI) and its wholly owned-owned subsidiary, Essential Care Medical Center, Inc. (Essential) and $ 50,000 in cash, in exchange for 300,000 shares of Series A Convertible Preferred Stock of the Company, and 200,000 warrants to acquire 200,000 shares of common stocks for the Company for $ .0001 per share.

Additionally, the Company agreed to pay the seller 40 % of certain accounts receivable of Essential as of July 1, 1997 as collected. During the year 1997, the Essential's operation has shut down and the investment in the same and the said receivable has subsequently been written off.

The Company is involved in developing and operating five (5) operating corporate divisions and they are 1) real estate development and leasing of specialty shopping centers under the trade name of "KOMART Shopping Center" 2) a chain of Korean and Japanese Supermarkets under the trade name of "KOMART Supermarket" 3) a full service Korean Restaurants under the trade name of "SAAN" 4) a chain of Japanese fast food outlets, "ATA Sushi & Teriyaki" and 5) food court operation, "KOMART Food Court".

The Company is also engaged worldwide, as its equally important main thrust of the overall corporate strategy, in developing e-commerce application for goods and services offered by its KOMART Supermarket, SAAN restaurants and ATA Sushi & Teriyaki under the trade name of "eKomart.com", which will be developed and , management feels, fully operational in late 2001.

The Company currently has ownership in and manages, KOMART Shopping Center, Komart Korean & Japanese Supermarket and Korean Restaurant SAAN, all in Aurora CO.

The Company leased two properties for the development of KOMART
Supermarkets and SAAN Restaurants in Troy, MI and is under contract to purchase a retail outlet in Santa Clara, CA to be converted later into a third KOMART supermarket operation.

During 1999, the Company purchased the business, including, all assets, of Hans Restaurant Management, LLC, an entity operating a food court facilities in Aurora CO, and "ATA Sushi and Teriyaki", a chain of Japanese Fast Food outlets with plans of national expansion. The operation of the predecessor entities which operated food court and sushi and teriyaki operation have been presented in the accompanying consolidated financial statements through the date of acquisitions at historical cost. The allocation of the purchase prices resulted in

                   NOTES TO CONSOLIDATED
                   FINANCIAL STATEMENTS
         for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998

a) Organization, Capitalization and Business Activity - Continued

no material adjustment to the historical recorded basis in assets and liabilities except for the portion of purchase prices allocated to logo and trademark, future development rights and management contract. Therefore, the effect to the statement of operation is primarily amortization subsequent to the date of acquisition. The acquired businesses commenced operations in 1999, and had no operations prior to 1999.

The Company will be required to seek significant amounts of additional debt and/or equity capital in order to fund its planned development activities. Although there is no assurance that the Company will be able to obtain adequate financing for its future development, management believes that such capital will be available to the Company.

In the event the Company is unsuccessful in obtaining additional funds for development, management may need to continue to operate with the available cash flow. This will mean the postponement of future development of new facilities.

The Company changed its name to eKomart, inc. on September 26, 2000 to better reflect the current and future corporate business. The Company had previously changed its name on April 16, 1999 to iNetboard from its original name, Diversified Medical Holdings, Inc. and to then to eKomart.com, inc. on December 2, 1999.

Currently all operations are run from the head office facility in Bethel, CT.

b) Development Stage Enterprise

The Company has emerged from its development phase, and the quarter beginning October 1, l999 was the first operating quarter.

c) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those amounts. The most significant estimates included allowance for depreciation of building, property and equipment and allowance for amortization of logo and trademark, future development rights and management contracts and income taxes.

d) Fiscal Year

The Company's fiscal year ends December 31.

e) Revenue and Expense Recognition

The Company prepares its financial statements on the accrual accounting basis. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the asset consumed, rather than when paid.

                   eKomart, inc. and its subsidiaries

                      NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS
          for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998


1. Summary of Significant Accounting Policies - Continued

f) Accounting Method

The Company recognizes income and expenses on accrual basis.

g) Construction-In-Progress

The Company capitalize all direct costs in the construction of new supermarkets and restaurants. Upon opening, these costs are depreciated over their useful lives based upon the property classifications.

h) Income Taxes

The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

i) Intangible Assets

Intangible assets, subject to amortization, including the amortization period of each, are as follows;

                              Balance
                        as of        as of
Amortizable Assets    12/31/1999    9/30/2000       Amortization Policy

Logos and trademarks
of Komart,           $ 700,000     $ 641,667        Over the next 10
SAAN, ATA                                           projects the Company
and eKomart, inc.                                   plans to undertake
                                                    over the course of
                                                    years or 10 years
                                                    whichever is shorter

Future nationwide
and international    $ 891,750       817,438        Over the next 10
development rights                                  projects the
of Komart, SAAN,                                    Company plans to
ATA and eKomart, inc.                               undertake over the
                                                    course of years or
                                                    10 years whichever
                                                    is shorter


Value of management
contracts            $ 300,000       275,000        Over 10 years the
                                                    management
                                                    contract's duration

                  $  1,891,750   $ 1,734,105
                      =======       =======
The organization cost were expensed immediately as required by SOP 98-5.

                   eKomart, inc. and its subsidiaries

                       NOTES TO CONSOLIDATED
                       FINANCIAL STATEMENTS
         for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998



1. Summary of Significant Accounting Policies - Continued

j) Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

k)  Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives;

Building                                                  31 years
Furniture, fixture and equipment                          3-10 years
Leasehold improvements                                    31 years

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

l) Concentration of Credit Risks

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash investments and receivable. The Company maintains cash and cash equivalent on deposit with financial institutions that are considered in the Company's investment strategy. Concentration of credit risk with respect to receivable are limited as the Company's receivable are primarily trade receivable from the customers extended in the normal course of business.

m) Inventories

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Cost is determined by the last-in, first-out ("LIFO") method.

n) Advertising Costs

Advertising costs are expensed in the period incurred and production costs are expensed when the first advertising is distributed.

o) Principle of Consolidation

The consolidated balance sheets for the periods ended September 30, 2000 and 1999 and December 31, l999 and 1998 include the accounts of eKomart, inc. and its subsidiaries. The consolidated statement of operation, stockholders' equity and cash flow are for the nine-month periods ended September 30, 2000 and fiscal years ended December 31, 1999 and 1998. All significant inter company transactions have been eliminated.

                   eKomart, inc. and its subsidiaries

                        NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS
           for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998


1. Summary of Significant Accounting Policies - Continued

o) Principle of Consolidation - Continued

The investment in the subsidiaries in which the Company has 100 % equity ownership interest is consolidated. Investments in partially owned subsidiaries where the Company can exercise significant influence is accounted for by the equity method, under which the Company recognize their proportionate share of subsidiaries earnings and treat distributions as a reduction in their investment.

p) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 requires disclosures concerning fair value for all financial statements whether or not recognized, for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management at September 30, 2000 and December 31, 1999 and l998. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented are not necessarily indicative of the amount which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.  Management believes that the fair value of cash and cash equivalent approximates carrying value based on the high liquidity
of the instruments.   Management estimates that fair value of notes
receivable approximates carrying value based on the borrowers effective borrowing rate for issuance of notes receivable with similar terms and remaining maturities: notes payable approximates carrying value based on eKomart, inc.'s effective borrowing rate for issuance of debts with similar terms and remaining maturities.

q) Net Operating Loss Carry-forward

Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income.

r) Pro-Forma Combined Summary Financial Information

The pro-forma combined summary financial information is based on the historical consolidated results of operations of eKomart, inc., RTG-TPD Holding Co. LLC, Hans Restaurant Management LLC and ATA Sushi
& Teriyaki, LLC, entities the Company acquired in 1999. This pro-forma financial information is presented for information purposes only and may not be indicative of what the actual consolidated results of operations would have been if the acquisitions had been effective as of the beginning of the year presented. Pro-forma adjustments were applied to the respective historical financial statements to account for RTG-TPD Holding Co. LLC, Hans Restaurant Management LLC and ATA Sushi & Teriyaki, LLC. All businesses were started in 1999, and became operational on October 1999. As a result, as eKomart had no income other than from the subsidiaries, except as presented here, there was no need to present separate financials for the subsidiaries, as they are identical to those of eKomart.(see also Note #6 - Business Acquisitions).

2. Notes receivable and Convertible Preferred Stocks

During the quarter ended March 31, 2000, (2) two investors have entered into agreements with the Company for investments in SAAN Restaurant in Aurora, CO and three (3) ATA Sushi & Teriyaki fast food outlets in New York
Region in the amount of $ 750,000 to be funded on or around November, 2000 and $ 500,000 to be funded in early 2001, respectively. The Company has in turn issued 1,250,000 shares of convertible preferred stocks and may be converted into one (1) share of the Company's common share (500,000 common shares) for each five (5) share of the convertible preferred shares at the conversion per share of $ 5.00 at any time.

                   eKomart, inc. and its subsidiaries

                       NOTES TO CONSOLIDATED
                       FINANCIAL STATEMENTS
        for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998



3. Notes and Mortgage Payable to Banks

On November 1999, Premier Bank in Aurora CO has extended business installment term loan in the original amount of $ 120,000 to Hans Restaurant Management LLC, a wholly owned subsidiary operating Komart Food Court in Aurora, CO. The term of the loans are over thirty-six (36) months and its monthly payment is $ 3,750 with the remaining principal balance of $86,667, secured by bank filing of the financing statements (UCC) against all assets of the subsidiary. The interest is at the Bank's prevailing interest rate for the installment business loans.

The Company is also obligated under mortgage loans from Key Bank, Denver CO, transferred to Bank of America, California, for its proportionate share of loans in the Komart Shopping Center in Aurora, CO. The loans are non-recourse and secured only by the land and buildings. The original term of the loan is ten (10) year at fixed interest of 8.99 % per annum with pay-out amortization schedule on a twenty-five (25) years.


4. Notes payable - seller's financing

On November 1999, in conjunction with the acquisition of RTG-TPD
Holding Co. LLC, the Company incurred seller financing in the amount of $ 150,000, payable to the Seller. The notes, unsecured, have a maturity date of December 31, 2001 and carry nominal interest of 4% per annum.

5. Stockholder's Loans

The loans payable to a stockholder are unsecured, non-interest bearing with non-set terms of repayment. They will be retired as the company has surplus funds to repay these loans.


6. Business Acquisitions

Pursuant to Purchase and Sale Agreement in November 1999, eKomart, inc. issued 7,000,000 common shares on a agreed-upon price to the members of RTG-TPD Holding Co., LLC ("RTG-TPD") in exchange for the business, including all assets and liabilities.

The RTG-TPD Holding Co. LLC. acquisition consisted of certain assets, financial interest and management control in 2050 S. Havana St. (DTSE) LLC, a specialty shopping center in Aurora CO, certain assets, financial interest and management control in Komart Supermarket, LLC., in Aurora CO and 100% of assets and liabilities in SAAN Korean Restaurant, LLC., also in Aurora CO.

                   eKomart, inc. and its subsidiaries

                       NOTES TO CONSOLIDATED
                       FINANCIAL STATEMENTS
          for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998


6. Business Acquisitions-Continued


The purchase transactions were accounted for using the purchase method for accounting where values of assets and liabilities are recorded at the fair market in an arms-length transaction. Under purchase accounting, the purchase price is allocated to acquired assets and liabilities based on their estimated fair values at the date of acquisition, any excess is allocated to good will. Such allocations are subject to final determination based on real estate, leasehold and equipment valuation studies, and review of the books, records and accounting policies of the entities. Accordingly, the final allocation may be different from the amount reflected herein, although management does not expect such differences to be material.

The allocation of acquisition price is summarized as follows:

Assets and liabilities of RTG-TPD ("RTG-TPD") Holding Co. LLC exclusively consisting of RTG-TPD's in the assets and liabilities of 2050 S.
Havana St. (DTSE) LLC., Komart Korean & Japanese Supermarket, LLC., and SAAN Korean Restaurant, LLC, on November 3, l999 (collectively called "Companies").

                         2050 DTSE     Komart  Super-  SAAN
                         LLC           market LLC      LLC      Total


Current assets         $ 80,000      $ 520,000       $ 10,000 $ 610,000
Non-current assets    3,595,000        630,000        280,000 4,505,000
Current liabilities     (70,000)      (225,000)            -0- (295,000)
Working capital
acquired and
net books value of
the Companies         3,605,000        925,000        290,000 4,820,000

eKomart,inc.'s
share of
purchase (in %)              15%           30%           100%
         (in $)         540,750        277,500        290,000 1,108,250

Logo and trademark of Komart,
SAAN, ATA and eKomart, inc.
(amortizable over 10 year-period)                               700,000

Future nationwide and international
development rights of eKomart projects
(amortizable over 10 year-period)                               891,750

Value of management contracts
(amortizable over 10 year-period)                               300,000

Working capital acquired and value of
eKomart, inc.'s shares in
the Companies                                                 3,000,000

Assigned purchase value of the Companies                      3,000,000

Goodwill                                                      $ Nil
                                                             =======
                   eKomart, inc. and its subsidiaries

                        NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS
          for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998

6) Business Combination - Continued

The valuation of the intangibles such as logo, trademark, future development rights and management contracts are based on the estimation of future value of economic benefits in excess of the reasonably expected profit to be received from the development of the eKomart projects and were negotiated at arm's length, which is consistent with the Company management assessment of the recoverability of these intangible assets based upon expected undiscounted cash flows resulting from the acquired interests.

On November and December 1999, the Company entered stock purchase agreements with Hans Restaurant Management LLC which operates a food court facility in Aurora CO and ATA Sushi & Teriyaki, LLC, an operating entity with the proprietary concept and management for chain of Japanese Fast Food to purchase a 100 % interest of each company, respectively.

The purchase prices were $ 300,000 and $ 150,000, respectively and paid for by issuing common shares to the selling shareholders 50,000 shares and 25,000 shares, respectively, at the agreed-upon price of $ 6.00 per share.

Purchase transactions were treated using the purchase method for accounting where values of assets and liabilities are recorded at the fair market in an arms-length transaction.

The following Pro Forma Condensed Consolidated Balance Sheet has been prepared based upon the historical condensed consolidated balance sheet of eKomart, inc. as of November 30, 1999 and the balance sheets of November 30, 1999 of the acquisitions and gives effect to the acquisition of RTG-TPD, Hans Restaurant Management LLC and ATA Sushi & Teriyaki, LLC as if each had occurred at a earlier date (all entities acquired were formed in June 1999). The acquisition of ATA Sushi & Teriyaki, LLC occurred in December 1999 and was excluded in the presentation because the impact of such acquisition is, in the aggregate, immaterial to such statements.

The Pro Forma Condensed Consolidated Statements of operation for the eleven-month period ended November 30, 1999 give effect to each of the above transactions.


The following Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of January 1, 1999 nor do they purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effects to all cost savings or incremental costs they may occur as a result of the integration and consolidation of the recent acquisitions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.


                     eKomart, inc. and its subsidiaries
                  Condensed Consolidated Balance Sheets
                               (Audited)

                                                   Pro Forma     Condensed
                   eKomart, inc.    Acquisitions   Adjustments   Consolidated
                                                                 Balance Sheet
                   as of            as of          as of         as of
                   11/30/99         11/30/99       11/30/99      11/30/99
                                    (see Note-
Current assets                      below)

Cash                $   105         $ 39,360             -0-     $ 39,465
Notes
receivable               -0-              -0-            -0-           -0-
Other current
assets                   -0-         233,421             -0-      233,421
                   eKomart, inc. and its subsidiaries

                        NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS
         for the three quarters ended September 30, 2000 and
               years ended December 31, l999 and l998


6) Business Combination - Continued

                   eKomart, inc. and its subsidiaries
                Condensed Consolidated Balance Sheets
                             (Audited)
                                                        Pro Forma
                                            Pro Forma   Condensed Consolidated
                eKomart, inc. Acquisitions  Adjustments Balance Sheet
                as of         as of         as of       as of
                11/30/99      11/30/99      11/30/99    11/30/99
                              (see Note-
                              below)
Non-current
assets

Building,
property,
equipment and
Leasehold
improvements          -0-    1,552,718           -0-   1,552,718
Logo and
trademark             -0-      700,000           -0-     700,000
Future devel-
opment rights         -0-      891,750           -0-     891,750
Management
contracts             -0-      300,000           -0-     300,000
Other non-
current assets        -0-       16,668           -0-      16,668



TOTAL ASSETS:      $ 105   $ 3,733,917        $  -0- $ 3,734,022
                    ====     =======            ====    =======


Current liabilities

Other current
liabilities     $ 27,870      $ 11,881         $ -0-   $  39,751

Long-term
liabilities       15,383       791,866           -0-     807,249


TOTAL
LIABILITIES       43,253       803,747           -0-     847,000


STOCKHOLDERS'
EQUITY

Convertible
preferred stocks   1,500         7,560           -0-       9,060
Common stocks and
paid-in capital  199,200     2,880,523           -0-   3,079,723
Retained earnings
(Deficit)       (243,848)       42,087           -0-    (201,761)



TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY             $ 105   $ 3,733,917           -0-  $3,734,022
                    =====     =======            ===   ========
                   eKomart, inc. and its subsidiaries

                         NOTES TO CONSOLIDATED
                         FINANCIAL STATEMENTS
          for the three quarters ended September 30, 2000 and
                 years ended December 31, l999 and l998


6) Business Combination - Continued

                   eKomart, inc. and its subsidiaries
             Condensed Consolidated Statements of Earnings
                             (Audited)

                                                      Pro Forma
                                         Pro Forma    Condensed Consolidated
            eKomart, inc.  Acquisitions  Adjustments  Statement of Earnings
            eleven-month   eleven-month eleven-month  eleven-month
            period ended   period ended period ended  period ended
            11/30/99       11/30/99      11/30/99      11/30/99
                           (see Note-
                            B below)

Sales        $    -0-     $ 806,614         $  -0-    $ 806,614
Cost of
sales             -0-       528,881            -0-      528,881

Gross profit      -0-       277,733            -0-      277,733

Selling,
general and
administrative    -0-       235,341            -0-      235,341


Earnings before
income taxes      -0-        42,392            -0-       42,392

Income taxes,
net of
Tax benefits      -0-          (305)           -0-        (305)

Net earnings   $  -0-      $ 42,087          $ -0-    $ 42,087
                 =====       ======           =====     ======



Note A - Basis of Presentation

The accompanying audited pro forma condensed consolidated balance sheet and statement of earnings of eKomart, inc. and subsidiaries were prepared in accordance with generally accepted accounting principles for interim financial information. This report should be read in conjunction with the Company's consolidated financial statements for the three quarters period ended September 30, 2000 and years ended December 31, 1999 and l998.

The pro forma condensed consolidated balance sheet and statement of earnings were audited by independent auditors. Preparation of the financial statements requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses for the reporting periods. In the opinion of management, the statements reflect all adjustments (consisting of normal recurring accruals) considered necessary to present fairly, on a condensed basis, the financial position, results of operations and cash flows for the periods presented.

                   eKomart, inc. and its subsidiaries

                       NOTES TO CONSOLIDATED
                       FINANCIAL STATEMENTS
          for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998

Note B - Basis of Presentation
Condensed Balance sheets
of RTG-TPD Holding Co. LLC (RTG-TPD) and Hans Restaurant
Management LLC (HANS) - entities acquired by eKomart, inc.
(Audited)

                          RTG-TPD           HANS          ACQUISITIONS
                       as of 11/30/99    as of 11/30/99   as of 11/30/99
Current assets

Cash                         $ 28,811          $ 10,654         $ 39,465
Other current
assets                        189,716            43,705          233,421

Non-current assets

Building, property,
equipment and
Leasehold improvements      1,257,527           295,191        1,552,718
Logo and trademark            700,000                -0-         700,000
Future development rights     891,750                -0-         891,750
Management contracts          300,000                -0-         300,000
Other non-current assets        4,668            12,000           16,668



TOTAL ASSETS:             $ 3,372,472         $ 361,550      $ 3,734,022
                             =======           ========         =======

Current liabilities

Other current liabilities    $ 29,632          $ 10,119         $ 39,751

Long-term liabilities         697,495           119,754          807,249


TOTAL LIABILITIES             727,127           129,873          847,000


STOCKHOLDERS' EQUITY

Convertible preferred
stocks                          9,060                -0-           9,060
Common stocks and
paid-in capital             2,879,723           200,000        3,079,723
Retained earnings
(Deficit)                    (243,438)           31,677         (201,761)



TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY      $ 3,372,472         $ 361,550       $ 3,734,022
                             ========           =======          ========
                   eKomart, inc. and its subsidiaries

                        NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS
         for the three quarters ended September 30, 2000 and
                years ended December 31, l999 and l998


6) Business Combination - Continued

Note B - Basis of Presentation - Continued
Condensed Statement of Earnings
of RTG-TPD Holding Co. LLC (RTG-TPD) and Hans Restaurant
Management LLC (HANS) - entities acquired by eKomart, inc.
(Audited)


                          RTG-TPD           HANS          ACQUISITIONS
                          for the eleven month-period ended 11/30/1999

Sales                   $ 490,658      $ 315,956             $ 806,614
Cost of sales
(prime cost)              337,775        191,106               528,881

Gross profit              152,883        124,850               277,733

Selling, general
and administrative        142,168         93,173               235,341


Earnings before
income taxes               10,715         31,677                42,392

Income taxes, net of
Tax benefits                 (305)            -0-                 (305)

Net earnings               10,410         31,677              $ 42,087
                           ======          =====                ======
                   eKomart, inc. and its subsidiaries

                        NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS
           for the three quarters ended September 30, 2000 and years ended December 31, l999 and l998



7. Common and Preferred Stocks

The Company is authorized to issue 40,000,000 common shares at $ 0.001 par value share and 20,000,000 preferred shares with a par value of $0.001, and, as of September 30, 2000, 9,060,000 voting common shares and 1,250,000 convertible preferred shares are issued and outstanding.

8. Stockholders Equity

Stockholders Equity has been restated to reflect the purchase of the subsidiaries.

9. Description of Leasing Arrangements

The Company uses office space for which no rent is paid. This arrangement will continue through December, 2000. Pursuant to SAB Topic 1:B.1, all costs of doing business should be reflected, whether paid or to be accrued as expenses with a corresponding contribution to capital, only if material.

10. Earnings Per Shares

Earnings (Loss) per share are calculated using the weighted-average number of common shares outstanding and common shares equivalents.

11. Net Operating Loss Carry-Forward

The Company has accumulated net operating loss in the amount of $ 45,789 as of September 30, 2000 which can be used to offset taxable income and such carry forward tax benefits expire on year 2015.

12. Transactions with Related Party

There are no significant items of transactions with related party that require disclosures.

Company officers are not compensated at this time or their automobile expenses are reimbursed during the operational months of November and December, l999 - prior to the period the Company was in development stage and no material expenses were incurred in this respect.

Company officers are not compensated at this time through the end of year 2000 and even the officer compensations are paid by the company, the amount is not material. Their automobile expenses are reimbursed as the amount is again immaterial.

13. Commitment and contingency

The Company leases on a twenty-year (20) years term a free standing
10,000 SF space building on S. Havana St. in Aurora, CO for its restaurant space and is currently under renovation.

The Company also leases a food court facility in Aurora CO on a ten-year lease terms.

On March 2000, the Company has entered into a twenty (20) year lease contract for a 18,000 SF supermarket space in Troy, MI and the minimal monthly rental is $ 12,000. The space has been fully leased out to the sub-tenants under the sublease agreements.

The total annual minimum rental for the next five years are as follows;

                             Year                      Minimum Annual Rental

                             2000                           $  229,848
                             2001                           $  342,002
                             2002                           $  346,322
                             2003                           $  355,322
                             2004                           $  360,160

                                  TABLE OF CONTENTS






ITEM                                    PAGE

Prospectus Summary                       4
eKomart's Business                      11
The Offering-                  Front Cover
Stockholders                          7,11
Securities Outstanding                   7           eKomart, Inc.
Definition of Terms                    3,7
Selected Financial Information           5
Risk Factors                             7        1,800,000 Shares of Common
Use of Proceeds                         10                  Stock
Certain Market Information              10
Capitalization                          11
Management's Discussion & Analysis      17
Conflicts of Interest                   21
Management                              21
Directors and Executive
Officers                                21
Biographies of eKomart's
Executive Officers and Directors        21
Certain Transactions                    24
Principal Stockholders                  24        =========================
Securities- Description(Common Stock)   25
Common Stock                            25                PROSPECTUS
Dividend Policy                         11
Transfer Agent                          26        =========================
Shares Eligible for Future Sale         26
Additional Information                2,26
Plan of Distribution                    26
Indemnification Arrangements            28
Litigation                              28
Legal Opinions                          29
Experts                                 29
Financial Statements                    29
Selling Shareholders                 10,27




                             eKomart, Inc.
                        71 Stony Hill Rd. 2nd Flr.
                             Bethel, CT 06801
                              (203) 797-0349

                             Part II, Page I


                                 PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:     INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In accordance with the General Corporation Laws of the State of Florida which were in effect at the time eKomart was incorporated, eKomart's Board of Directors adopted by resolution, as further set forth in eKomart's by laws, provisions relative to indemnification of its Officers and Directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the defense of any proceeding or threatened proceeding to which such person was or is a party, or is threatened to be made a party by reason of the fact that such person was or is an officer or director, provided that, (i) such director or officers acted in good faith or in a manner reasonably believed by him to be in the best interests of the corporation to procure a judgment in its favor. In the latter case, the power to indemnify extends to expenses actually or reasonably incurred in connection with the defense or settlement of any proceeding if such person (i) acted in good faith, and
(ii) the manner such officer and director believed to be in the best interest of the corporation and with such care, including reasonable inquiry, as an ordinary prudent person would use under similar circumstances. No indemnification will be made in respect of any claim, issue or matter, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court in which such action or suit was brought shall determine upon an application of that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Otherwise, indemnification for an officer and director meeting the applicable standards of conduct is determined by a majority of the disinterested directors or shareholders or upon application by the corporation, such officer or director or his attorney, to the court in which such proceeding was pending.

     The Securities & Exchange Commission is of the opinion that indemnification of Company officers or directors for matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.

ITEM 25:    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with distribution of the securities of eKomart being Registered hereby, other than commissions and non-accountable expense allowances, will be borne directly by eKomart rather than by the Selling Stockholder. Such expenses are estimated to be $50,000.

Item                                                                  Amount

United States Securities and Exchange Commission filing fee          $   300
Printing expenses                                                      4,000
Fees and expenses of counsel for eKomart                              22,000
Accounting fees and expenses                                          20,000
Transfer agent fees and expenses                                       3,000
Miscellaneous                                                            700
                                               TOTAL                 $50,000

                             PART II, Page 2

ITEM 26     RECENT SALES OF UNREGISTERED SECURITIES

Acquisition of assets of RTG-TPD Holding Co., LLC.

On November 3, 1999, pursuant to the terms of a Purchase and Sale Agreement (the "Agreement") between eKomart and RTG-TPD Holding Co., LLC. ("RTG"), a Colorado Limited Liability Corporation, eKomart purchased all the outstanding assets of the Limited Liability Corporation.

Pursuant to the terms of the Agreement, the owners of RTG received 7,000,000 shares (See Prospectus-Principal Shareholders). The owners are Miyung Lee and Daniel Lee, who each received 3,500,000 shares each. Mrs. Lee is the wife of the President, Stan J.H. Lee, and Daniel Lee is their 15 year old son.

The shares received by Mr. and Mrs. Lee are subject to Rule 144 of the Securities and Exchange Commission, and exempt from registration through reliance on Section 4(2) of the Securities Act of 1933, in that both parties are sophisticated purchasers.

On November 30, 1999, eKomart, Inc. purchased the assets of Hans
Restaurant Management, LLC. and ATA Sushi & Teriyaki, LLC., paying 260,000 common shares, subject to Rule 144 of the S. E. C., said shares exempt from registration in reliance of Section 4(2) of the securities Act of 1933, in that the owners of the LLC. were sophisticated purchasers. Han
Shin received 165,000 common shares, Erica KL & Co., LLC., 45,000 shares, Sonia KL & Co., LLC., 40,000 shares, and Jae Hee Woo received 10,000 shares.

ITEM 27:  EXHIBITS

Exhibit
Number  Description                                                     Page

1.      Constituent Document:
        .1      Original Article of Incorporation                        65
        .11     Amended and Restated Articles of Incorporation           71
        .12     Second Amended and Restated Articles of Incorporation    87
        .13     Third Amended and Restated Articles of Incorporation    290
         .2     Bylaws                                                   92

5.1     Opinion of Counsel                                              101

10.     Material Contracts:
        .1      Operating Agreement, Komart Korean & Japanese
                Supermarket, LLC.                                       102
        .2      Operating Agreement, 2050 S. Havana St. (DTSE), LLC.    121
        .3      Operating Agreement RTG-TPD Holding Co., LLC.           140
        .4      Golden Gate Lease                                       208
        .5      Hans Restaurant Agreement                               245
        .6      ATA Sushi Purchase Agreement                            261

22.     Subsidiaries of eKomart                                         159

24.6    Consent of Auditors                                             162

27      Financial Data Schedule                                         295

99 Additional Exhibits
 .1     Financial Statements - Diversified Medical Holdings
       (unaudited) 1997-1999                                            163
 .2     Registration of eKomart Domain                                  173
 .3     iNetboard-RTG Agreement                                         186
 .4     Employment Agreements                                           279

                            Part II, Page 3


ITEM 28: UNDERTAKINGS

A.    Certificates

     eKomart hereby undertakes to provide its transfer agent with certificates in such denominations and registered in such names as required to permit delivery thereof to each purchaser of the Selling Stockholders' stock offered hereby, from time to time, as required, starting as of the close of business on the day immediately following the date of this Registration Statement.

B.    Liabilities

     Insofar as indemnification of liabilities arising under the securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of eKomart pursuant to the foregoing provisions or otherwise, eKomart has been advised that in the opinion of the Securities and Exchange Commission such otherwise, eKomart has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by eKomart of expenses incurred or paid by a director, officer or controlling person of eKomart in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, eKomart will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


C.    Further Undertakings

     eKomart undertakes to file a post effective amendment to the Registration Statement identifying any underwriter who may agree to sell any shares of any Selling Stockholder, and to set forth the terms of any underwriting agreement or arrangement. The said underwriter shall also deliver a market making prospectus. As far as we are aware, there exists no past, present, or future plans, proposals, or undertakings with respect to any underwriter and any Selling Stockholder.

     eKomart further undertakes to:

1. File during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

      a) Include any prospectus required by Section 10(a)(3) of the Securities Act;
      b) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and,
      c) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post effective amendment to remove from registration any securities that remain unsold at the end of the offering.

                             Part II, Page 4


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, eKomart has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Fort Lee, State of New Jersey on October 27, 2000.

eKomart, INC.


By: /s/Stan J.H. Lee/s/
       Stan J.H. Lee
       President and Chairman of the Board
       of Directors


       Pursuant to the requirements of the Exchange Act of 1934, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Date: October 27, 2000
       eKomart, INC.


       By:/s/Stan J.H. Lee/s/
       Stan J.H. Lee
       President and Chairman of the Board
       of Directors, sole Director

          BLANK PAGE




                                        Registration Number: 333-93671


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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM SB-2A

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

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                                 EXHIBITS VOLUME 1

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                                  (SEAL)
                        FLORIDA DEPARTMENT OF STATE
                            Sandra B. Mortham
                           Secretary of State

February 12, 1997


DIVERSIFIED MEDICAL HOLDINGS, INC.
PO BOX 16546
WEST PALM BEACH, FL  33416






The Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC. were filed on February 11, 1997, and assigned document number P97000013637 Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000002477.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, of the corporation to notify this office. it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Neysa Culligan
Document Specialist
New Filings Section
Division of Corporations	Letter Number:	397A00007435

                                  (SEAL)
                             State of Florida
                           Department of State

I certify from the records of this office that DIVERSIFIED MEDICAL HOLDINGS, INC. is a corporation organized under the laws of the State of Florida, filed on February 11, 1997.

The document number of this corporation is P97000013637.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1997, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 397A00007435-021297-P97000013637-l/1, noted below.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twelfth day of February, 1997

Authentication Code: 397A00007435-021297-P97000013637-1/1

(SEAL)                                                /s/Sandra B. Mortham/s/
                                                         Secretary of State

                        Articles of Incorporation
                                  of
                    Diversified Medical Holdings, Inc.

Article I. Name

The name of this Florida corporation is:
Diversified Medical Holdings, Inc.


Article II. Address

The mailing address of the Corporation is:
Diversified Medical Holdings, Inc.
PO Box 16546
West Palm Beach FL 33416

Article III. Registered Agent

The name and address of the registered agent of the Corporation is:
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

Article IV. Board of Directors

The name of each member of the Corporation's Board of Directors is:
Thomas V. Simmons, Jr.

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.



H97000002477
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

Article V. Capital Stock

The Corporation shall have the authority to issue 100 shares of common stock, par value $.01 per share.


Article VI. Incorporator

The name and address of the incorporator is:
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629

Article VII. Corporate Existence

The corporate existence of the Corporation shall begin effective
February 11, 1997

The undersigned incorporator executed these Articles of Incorporation on February 11, 1997



Corporate Creations International Inc.



By:      /s/Luis A. Uriarte/s/
            Vice President


H97000002477
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686

CERTIFICATE OF DESIGNATION
REGISTERED AGENT AND REGISTERED OFFICE


CORPORATION:

Diversified Medical Holdings, Inc.

REGISTERED AGENT:

Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens Ft 33418



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.





/s/Luis A. Uriarte/s/, Vice President
Corporate Creations Enterprises, Inc.

Date:	February 11, 1997





H97000002477
Corporate Creations International Inc.,
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6e29
(305) 672-0686

                        FLORIDA DEPARTMENT OF STATE
                             Sandra B. Mortham
                            Secretary of State
October 1, 1997


DIVERSIFIED MEDICAL HOLDINGS, INC.
PO BOX 16546
WEST PALM BEACH, FL  33416




Re:	Document Number P97000013637

The Amended and Restated Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC., a Florida corporation, were filed on October 1, 1997.

The certification you requested is enclosed. To be official, the Certificate for a certified copy must be attached to the original document that was electronically submitted under FAX audit number H97000016317.

Should you have any questions concerning this matter, please telephone
(850) 487-6050, the Amendment Filing Section.

/s/Darlene Connell/s/
Corporate Specialist
Division of Corporations	Letter Number: 797A00048395

                             State of Florida

                            Department of State

I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, filed on October 1, 1997, for
DIVERSIFIED MEDICAL HOLDINGS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H97000016317. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P97000013637.

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
First day of October, 1997

Authentication Code: 797A00048395-100197-P97000013637-1/1

(SEAL)

                                                     /s/Sandra B. Mortham/s/
                                                        Secretary of State

                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                     OF
                      DIVERSIFIED MEDICAL HOLDINGS, INC.

Pursuant to Section 607.1007 of the Florida Statutes, Diversified Medical Holdings, Inc. (the "Corporation"), certifies that:

FIRST: The name of the Corporation is Diversified Medical Holdings, Inc. The original Articles of Incorporation were filed with the Secretary of State of the State of Florida on February 11, 1997.

SECOND: These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation's common stock approved such amendments and the Board of Directors of the Corporation duly adopted these Amended and Restated Articles of Incorporation by a Joint Unanimous Written Consent of Sole Director and Sole Stockholder of the Corporation dated September 30, 1997. The number of votes cast for the amendments was sufficient for approval by the holders of common stock of the Corporation.

THIRD: The Articles of Incorporation of the Corporation are amended and restated to read in their entirety as follows:

                             ARTICLE ONE

The name of the Corporation is: Diversified Medical Holdings, Inc.

                             ARTICLE TWO

The mailing address of the Corporation shall be: P.O. Box 16546, West Palm Beach, FL 33416.

                             ARTICLE THREE

The street address of the registered office of the Corporation is: 4521 PGA Boulevard #211, Palm Beach Gardens, FL 3341 S. The name of the registered agent of the Corporation at that address is: Corporate Creations
Enterprises, Inc.

                             ARTICLE FOUR

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of Florida.


Phillip T. Ridolfo, Jr., Esq.
777 S. Flagler Drive, Suite 310-East
West Palm Beach, FL 33401
(561)650-7900
FL Bar #0963275

                             ARTICLE FIVE

Authorized Capital. The total number of shares of all classes of capital stock which the Corporation has authority to issue is 8,000,000 shares consisting of (i) 6,000,000 shares of Common Stock with a par value of $.001 per share, (ii) 300,000 shares of Series A Preferred Stock with a par value of $.001 per share, and (iii) 1,700,000 shares of "blank check preferred stock."

A.	Series A Preferred Stock.

1.	Designation and Number.  There is hereby designated a series of
Preferred Stock to be known as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be 300,000.

2.	Dividends.  The Corporation shall not declare or pay any dividend or make any other distribution to the holders of the Common Stock unless the holders of the Series A Preferred Stock participate with the holders of the Common Stock in any such dividend or distribution, and a dividend or distribution is prior thereto or simultaneously therewith, declared or paid, as the case may be, to the holders of the Series A Preferred Stock as set forth in the immediately succeeding sentence. In the case of a dividend or distribution to the holders of the Common Stock, the holder of each share of Series A Preferred Stock shall receive the same dividend or distribution that a holder of the number of shares of Common Stock equal to the Conversion Ratio would be entitled to receive.

3.	Conversion.  A holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any shares of Series A Preferred Stock owned by such holder into shares of Common Stock on a one-for-one basis (the "Conversion Ratio").
In addition, Each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock issuable upon the conversion thereof at the then effective Conversion Ratio upon the Corporation's Common Stock being Publicly Traded. For purposes of this designation, the term "Publicly Traded" shall mean from and after the time the Corporation's Common Stock becomes registered pursuant to the Exchange Act of 1934 Before any holder of Series A Preferred Stock shall be entitled to convert such stock into full shares of Common Stock pursuant to this section, such holder shall surrender the certificate or certificates there for, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to convert the same and shall state therein holder's name or the name or names of holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional shares. In case the number of shares of Series A
Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted. the Corporation shall, upon such conversation, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall at that time cease to be a holder of the shares of Series A Preferred Stock for any purpose whatsoever and shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

4.	Anti-Dilution. The Conversion Ratio shall be subject to adjustment from time to time upon the happening of certain events as provided in this section as follows:

(a)	In case the Corporation shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then and in each such case, the Conversion Ration in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder shall be entitled to receive the number and type of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such holder's Series A Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(b)	Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue any shares of Common Stock (or Common Stock Equivalents) after the date hereof at a consideration per share (or having a conversion price per share) less than $1.00 per share, then in each such case, the Conversion Ratio shall be adjusted by multiplying (i) the Conversion Ratio in effect on the day immediately prior to the date of issuance of such shares (or Common Stock Equivalents) by (ii) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of shares of Common Stock convertible at the then current Conversion Ratio with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of additional shares of

Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this Section shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (the aggregate consideration received by the Corporation in connection with the issuance of all such Common Stock and/or Common Stock Equivalents before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to Section (a) above shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this Section applies. Upon the expiration of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this Section, the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect if at the time of such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. Excluded Securities shall mean (i) all shares of Common Stock or Common Stock Equivalents issued and outstanding upon the date on which shares of Series A Preferred Stock are first issued, (ii) 500,000 shares of Common Stock options and/or warrants issuable pursuant to a Stock Incentive Plan to be adopted by the Board of Directors of the Corporation, and (iii) warrants to purchase up to 200,000 shares of Common Stock exercisable at $.30 per share.

(c)	For purposes of Subsections (a) through (d) of this Section, the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised.

(d)	If the Corporation shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

(e)	As used in this Section, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.00l per share, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference, in the distribution of assets upon the voluntary or involuntary liquidation dissolution or winding up of the Corporation.

(f)	In the case of a Sale of the Corporation or a proposed
reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section), the Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in every such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(g)	Whenever the Conversion Ratio is adjusted as herein provided, the
Corporation shall prepare and deliver forthwith to the holder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted Conversion after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

5.	Liquidation, Dissolution or Winding Up.

(a)	Upon the voluntary or involuntary dissolution, liquidation or winding up (each, a "Liquidation") of the Corporation, the holders of the shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Preferred Distribution Preference Per Share (as defined below) with respect to each outstanding share of Series A Preferred Stock.

(b)	If upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred Distribution Preference Per Share with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders.

	(c)	After the payment to the holders of shares of the Series A
Preferred Stock of the full amount of the liquidating distribution to which they are entitled under this Section (collectively, the "Aggregate Preference Amount"), an amount equal to the Aggregate Preference Amount shall be distributed ratably to the holders of Common Stock out of the assets of the Corporation. After the Payment to the holders of Common Stock of an amount equal to the Aggregate Preference Amount, the remaining assets of the Corporation available for distribution to the stock holders shall be distributed ratably to the holders of Common Stock (treating for purposes of this calculation all shares of Series A Preferred Stock as having been converted into Common Stock).

(d)	Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Section.

			(e)	"Preferred Distribution Preference Per
Share" shall mean, with respect to each share of Series A Preferred Stock, One and no/100 dollars ($1.00).

6.	Voting Rights. In addition to any voting rights provided by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of votes a holder of the shares of Common Stock, whole or fractional, into which such share of Series A Preferred Stock is convertible pursuant to
Section is entitled to, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholder is solicited. In the event the Corporation is not (i) Publicly Traded prior to December 31, 1999, and (ii) more that 150,000 shares of Series A Preferred Stock remains outstanding subsequent to January 31, 2000, then, for so long as at least 100,000 shares of Series A Preferred Stock remains outstanding, the holders of a majority of Series A Preferred Stock outstanding shall have the right to elect a majority of the Corporation's Board of Directors. In such an election, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and no holder of Series A Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

7.	Redemption. In the event that the Corporation's Common Stock is not
Publicly Traded prior to December 31, 1999, the shares of Series A Preferred Stock shall be subject to mandatory redemption at the election of the holder of such shares. Upon a redemption election, the holder shall be entitled to receive from the Corporation a cash amount per share equal to the Preferred Distribution Preference per share plus accrued dividends if any. Any redemption payment to be made hereunder shall hereinafter be referred to as a "Preferred Redemption Payment." If less than all the shares of the Series A Preferred Stock then outstanding are to be redeemed, the redemption shall be on a pro rata basis with respect to such shares based upon the number of outstanding shares of Series A Preferred Stock then owned by each holder thereof. If, upon a redemption, the assets of the Corporation available for redemption shall be insufficient to pay the holders of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred

Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full, and the Corporation shall immediately thereafter commence with a Liquidation. A holder of Series A Preferred Stock shall be entitled to redemption of such stock pursuant to this section upon the surrender of the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to redeem the same. The Corporation, as soon as practicable thereafter but in no event later than Fifteen (15) days, shall provide such holder of Series A Preferred Stock with a Preferred Redemption Payment.

B.	Blank Check Preferred Stock.

I.	Issuance. The blank check preferred stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of blank check preferred stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the Florida Business Corporation Act, the Board of Directors is expressly authorized to determine with respect to each series of blank check preferred stock:

(a)	the designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

(b)	the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

(c)	the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of' the corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences,

(d) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

(e)	the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

(f)	the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, share of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

(g)	the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

(h)	the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

(i)	any other relative powers, preferences and participating, optional or other special right, and the qualifications, limitations or restrictions thereof' of shares of such series; in each case, so far as not inconsistent with the provisions of these Amended and Restated Articles of Incorporation or the Florida Business Corporation Act as then in effect.

                             ARTICLE SIX

The business and affairs of the Corporation shall be managed by the Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws.

                             ARTICLE SEVEN

The Corporation shall have perpetual existence.

                             ARTICLE EIGHT

The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors or any former officer or director, to the fullest extent permitted by law.

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation were signed by the Chairman of the Board of Directors of the Corporation this 30th day of September, 1997.



                                                /s/Douglas R. Dimick/s/,
                                                 Chairman of the Board

                ACTION BY UNANIMOUS WRITTEN CONSENT OF
                        THE SOLE DIRECTOR OF
                  DIVERSIFIED MEDICAL HOLDINGS, INC.
                   IN LIEU OF A SPECIAL MEETING


The undersigned, being the sole Director of Diversified Medical Holdings, Inc., a Florida corporation (the "Corporation"), hereby makes the following written statements in lieu of holding a special meeting, pursuant to the terms of Section 607.0821, Florida Statutes.

WHEREAS, the sole Director of the Corporation believes it to be in the best interests of the Corporation to issue 300,000 shares of blank check preferred stock which shall be referred to as "Series A Preferred Stock" (the "Series
A Preferred Stock") in accordance with the terms set forth herein.

NOW, THEREFORE, Be It:

RESOLVED, that the sole Director does hereby approve the issuance of 300,000 shares of Series A Preferred Stock, the terms of which are as follows:
(1)     Designation and Number    There is hereby designated a series
of Preferred Stock to be known as "Series A Preferred Stock". The number of shares constituting the Series A Preferred Stock shall be 300,000.

(2)     Dividends    The Corporation shall not declare or pay any dividend
or make any other distribution to the holders of the Common Stock unless the holders of the Series A Preferred Stock participate with the holders of the Common Stock in any such dividend or distribution, and a dividend or distribution is prior thereto or simultaneously therewith, declared or paid, as the case may be, to the holders of the Series A Preferred Stock as set forth in the immediately succeeding sentence. In the case of a dividend or distribution to the holders of the Common Stock, the holder of each share of Series A Preferred Stock shall receive the same dividend or distribution that a holder of the number of shares of Common Stock equal to the Conversion Ratio would be entitled to receive.

(3)    Conversion    A holder of shares of Series A Preferred Stock
shall have the right, at such holder's option, at any time or from time to time to convert any shares of Series A Preferred Stock owned by such holder into shares of Common Stock on a one-for-one basis (the "Conversion Ratio"). In addition, Each share of Series A Preferred Stock shall automatically be converted into the number of shares of Common Stock issuable upon the conversion thereof at the then effective Conversion Ratio upon the Corporation's Common Stock being Publicly Traded. For purposes of this designation, the term "Publicly Traded" shall mean from and after the time the Corporation's Common Stock becomes registered pursuant to the Exchange Act of 1934. Before any holder of Series A Preferred Stock shall be entitled to convert such stock into full shares of Common Stock pursuant to this section, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the

Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to convert the same and shall state therein holder's name or the name or names of holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, shall issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional shares. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversation, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall at that time cease to be a holder of the shares of Series A Preferred Stock for any purpose whatsoever and shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(4)	Anti-Dilution.   The Conversion Ratio shall be subject to adjustment
from time to time upon the happening of certain events as provided in this section as follows:

(a)	In case the Corporation shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then and in each such case, the Conversion Ration in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder shall be entitled to receive the number and type of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such holder's Series A Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier.
An adjustment made pursuant to this Section shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(b)	Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue any shares of Common Stock (or Common Stock Equivalents) after the date hereof at a consideration per share (or having a conversion price per share) less than $1.00 per share, then in each such case, the Conversion Ratio shall be adjusted by multiplying (i) the

Conversion Ratio in effect on the day immediately prior to the date of issuance of such shares (or Common Stock Equivalents) by (ii) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of shares of Common Stock convertible at the then current Conversion Ratio with the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents.) An adjustment made pursuant to this Section shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section, the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (the aggregate consideration received by the Corporation in connection with the issuance of all such Common Stock and/or Common Stock Equivalents before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to Section (a) above shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this Section applies. Upon the expiration of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this Section, the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect if at the time of such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. Excluded Securities shall mean (i) all shares of Common Stock or Common Stock Equivalents issued and outstanding upon the date on which shares of Series A Preferred Stock are first issued, (ii) 500,000 shares of Common Stock options and/or warrants issuable pursuant to a Stock Incentive Plan to be adopted by the Board of Directors of the Corporation, and (iii) warrants to purchase up to 200,000 shares of Common Stock exercisable at $.30 per share.

(c)	For purposes of Subsections (a) through (d) of this Section, the number of shares of Common Stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents as having been converted, exchanged or exercised.

(d)	If the Corporation shall take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

(e)	As used in this Section, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.00l per share, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(f)	In the case of a Sale of the Corporation or a proposed reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section), the Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Corporation, reorganization or reclassification; and, in every such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series
A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(g)	Whenever the Conversion Ratio is adjusted as herein provided, the
Corporation shall prepare and deliver forthwith to the holder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted Conversion after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

(5)     Liquidation, Dissolution or Winding Up.

(a)	Upon the voluntary or involuntary dissolution, liquidation or winding up (each, a "Liquidation") of the Corporation, the holders of the shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Preferred Distribution Preference Per Share (as defined below) with respect to each outstanding share of Series A Preferred Stock.

(b)	If upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred

Distribution Preference Per Share with respect to each share of Series A Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series A Preferred Stock shall be distributed ratably among such holders.

(c)	After the payment to the holders of shares of the Series A Preferred
Stock of the full amount of the liquidating distribution to which they are entitled under this Section (collectively, the "Aggregate Preference Amount"), an amount equal to the Aggregate Preference Amount shall be distributed ratably to the holders of Common Stock out of the assets of the Corporation. After the Payment to the holders of Common Stock of an amount equal to the Aggregate Preference Amount, the remaining assets of the Corporation available for distribution to the stock holders shall be distributed ratably to the holders of Common Stock (treating for purposes of this calculation all shares of Series A Preferred Stock as having been converted into Common Stock).

(d)	Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Section.

(e)	"Preferred Distribution Preference Per Share" shall mean, with respect to each share of Series A Preferred Stock, One and no/100 dollars
($1.00).

(6)	Voting Rights.   In addition to any voting rights provided by law,
the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of votes a holder of the shares of Common Stock, whole or fractional, into which such share of Series A Preferred Stock is convertible pursuant to Section is entitled to, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholder is solicited. In the event the Corporation is not (i) Publicly Traded prior to December 31, 1999, and (ii) more that 150,000 shares of Series A Preferred Stock remains outstanding subsequent to January 31, 2000, then, for so long as at least 100,000 shares of Series
A Preferred Stock remains outstanding, the holders of a majority of Series
A Preferred Stock outstanding shall have the right to elect a majority of the Corporation's Board of Directors. In such an election, each holder of shares of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and no holder of Series A Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

(7)	Redemption.   In the event that the Corporation's Common Stock is
not Publicly Traded prior to December 31, 1999, the shares of Series A Preferred Stock shall be subject to mandatory redemption at the election of the holder of such shares. Upon a redemption election, the holder shall be entitled to receive from the Corporation a cash amount per share equal to the Preferred Distribution Preference per share plus accrued dividends, if any. Any redemption payment to be made hereunder shall hereinafter be referred to as a "Preferred Redemption Payment." If less than all the shares of the Series A Preferred Stock then outstanding are to be redeemed, the redemption shall be on a pro rata basis with respect to such shares based upon the number of outstanding shares of Series A Preferred Stock then owned by each holder thereof. If; upon a redemption, the assets of the Corporation available for redemption shall be insufficient to pay the holders of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full, and the Corporation shall immediately thereafter commence with a Liquidation. A holder of Series A Preferred Stock shall be entitled to redemption of such stock pursuant to this section upon the surrender of the certificate or certificates thereof; duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or the holder shall notify the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed, and execute an agreement in form and substance reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith), and shall give written notice to the Corporation at such office that holder elects to redeem the same. The Corporation, as soon as practicable thereafter but in no event later than Fifteen (15) days, shall provide such holder of Series A Preferred Stock with a Preferred Redemption Payment.

FINALLY RESOLVED, that the proper officers are hereby authorized to take any actions and do any and all other things necessary or appropriate in order to implement the foregoing Resolution.

Dated:	September 30, 1997


/s/Douglas R. Dimick,/s/ Sole Director

CORPORATE CREATIONS
941 Fourth Street #200                                Tel (305) 672-0686
Miami Beach, FL  33139                                Fax (305)672-9110

Apri1 22, 1999

Thomas Simmons
P.O. Box 16546
West Palm Beach, Fl  33416


Please find enclosed the Amended and Restated Articles of Incorporation a long with stock certificates for preferred and common stock.

Thank you very much for choosing our services.

Sincere1y,

/s/Todd Hardy/s/

Todd Hardy
Vice President

www.corpcreations.com
todd@corpcreations.com

                             FLORIDA DEPARTMENT OF STATE
                                 Katherine Harris
                                Secretary of State
April 19, 1999


INETBOARD, INC.
PO BOX 16546
WEST PALM BEACH, FL 33416






Re:	Document Number P97000013637

The Amended and Restated Articles of Incorporation for DIVERSIFIED MEDICAL HOLDINGS, INC. which changed its name to INETBOARD, INC., a Florida corporation, were filed on April 16, 1999.

This document was electronically received and filed under FAX audit number H 99000008877.

Should you have any questions concerning this matter, please telephone (650) 487-6050, the Amendment Filing Section.

/s/Darlene Connell/s/



Darlene Connell
Corporate Specialist
Division of Corporations	Letter Number: 899A00020146

                          AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION

These Amended and Restated Articles of Incorporation were adopted effective by the Corporation's Board of Directors and shareholders pursuant to section 607.1007, Florida Statutes. Each amendment set forth in these Amended and Restated Articles of Incorporation was approved by the shareholders by a vote sufficient for approval of the amendment. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation, as amended.

Article I Name
If no old name is listed below, the name of this Florida corporation has not been changed. If the current/new name listed below differs from the old name, the current/new name will become effective upon the filing of this document.


Current/New Name: iNetboard, Inc.
Old Name: Diversified Medical Holdings, Inc.



Article II. Address

The mailing address of the Corporation is:
iNetboard, Inc.
P.O. Box 16546
West Palm Beach FL 33416


Article III. Board of Directors

The name of each member of the Corporation's Board of Directors is:

Douglas R. Dimick

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.


Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

Article IV Capital Stock

The Corporation shall have the authority to issue 20,000,000 shares of common stock, par value $.001 per share. In addition, the Corporation shall have the authority to issue 2,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.




Article V. Registered Agent

The name and address of the registered agent of the Corporation is:
Thomas V. Simmons, Jr.
668 Fergusson Lane
West Palm Beach FL 33415


Article VI. Corporate Existence

The corporate existence of the Corporation will begin effective upon the filing date of the original Articles of Incorporation.

The undersigned executed these Amended and Restated Articles of Incorporation on the date shown below.






Diversified Medical Holdings, Inc. iNetboard, Inc.
By: /s/Douglas R. Dimick/s/

Name: Douglas R. Dimick
Title:	President

Date: 15 April 99

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

CERTIFICATE OF DESIGN
ON REGISTERED AGENT/OFFICE



CORPORATION

iNetboard, Inc.



REGISTERED AGENT/OFFICE:

Thomas V. Simmons, Jr.
668 Fergusson Lane
West Palm Beach FL 33415



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.


/s/Thomas V. Simmons, Jr./s/

Date:   April 15, 1999





Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0886

                               Bylaws
                                 of
                  Diversified Medical Holdings, Inc.


ARTICLE I.   DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section 2.   Compensation.  The shareholders shall have authority to fix
the compensation of directors.   Unless specifically authorized by a
resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4.   Number.  The Corporation shall have at least the minimum number
of directors required by law.   The number of directors may be increased or
decreased from time to time by the Board of Directors.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time. Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened.
Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action By Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE II.   MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section 3. Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5. Shareholder Quorum A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Conduct of Business By Written Consent. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

ARTICLE III.   OFFICERS

Section 1.   Officers; Election; Resignation; Vacancies.   The Corporation
shall have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices.

Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of Officers. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5. Bank Accounts. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV   DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

ARTICLE V   CORPORATE RECORDS

Section 1. Corporate Records. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation.
In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.


Section 3. Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

It the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

ARTICLE VI   STOCK CERTIFICATES

Section 1. Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4.   Lost  Stolen or Destroyed Certificates.   If a shareholder
claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII   INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ARTICLE VIII.   AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.



                                               /s/ Thomas V. Simmons, Jr./s/
                                                Secretary

                                               Date:  11 FEB 97

                             EXHIBIT 5.1
               Opinion of Selling Stockholders' Counsel

                                                            October 23, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: 	eKomart, INC.
	Registration Number: 333-93671

Gentlemen:

	This opinion is given in connection with the filing of a Registration Statement on Form SB-2/A by eKomart, Inc., registration number 333-93671
(the "Registration Statement"), filed with the United States Securities and Exchange Commission, as it pertains to 1,800,000 currently outstanding shares in the common stock of eKomart, Inc. (the "Company"), with par value of $0.001 per share held by Selling Stockholders(as defined in the said Registration Statement, as described in the Registration Statement.

	Certain terms used in this opinion characterized by initial capital letters have the meaning set forth in the Prospectus which constitutes a portion of the Registration.

	We have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed represent-atives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

	In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

	According to the records maintained by the Company, there were, as of the date of this opinion, 20,000,000 shares of common stock authorized, with a par value of $0.001 each, of which 9,060,000 shares of common stock were issued.

	Based upon the foregoing, we are of the opinion that:

        The 9,060,000 shares of Common Stock of the Company heretofore issued are fully paid and non- assessable and there is no personal liability to the owners thereof.


	This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                         Very truly yours,

                                        /s/Bernabe Diaz/s/


                                        Bernabe Diaz, Esq.
                                        Corporate Counsel for the Company
                                        71 Stony Hill Rd., 2nd Flr.
                                        Bethel CT 06801

                             Operating Agreement
                                      of
                            Komart Supermarket, LLC.
                               (The Corporation)



Dated: March 1, 1999.





Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months alter the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be RTG-TPD Holding Co., LLC., and the initial President shall be Sun Mok Hwang. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the Interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members, or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof, for a price and in the manner calculated and set forth in Articles 8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two (2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to complete
the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty
(60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the selling Member(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

                (b) a party to the Agreement receiving an offer as contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities; the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

		(c)	to purchase or redeem any Member's Interest in the
Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to acquire
Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

	If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the

Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation");

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank form transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

				(vii)	upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.


Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among the
parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa,; such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained, the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing.
Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART KOREAN AND JAPANESE SUPERMARKET, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.



Signed
and Delivered
in the presence of:                     )            /s/Sun Mok Hwang/s/
                                        )            Member
					)
                                        )            __________________
                                        )            Member
 					)
                                        )           RTG-TPD Holdings Co. LLC.
                                                     s/Stan J. H. Lee/s/.
                                        )         Per: Stan Lee
					)
                                        )                   The Company
                                        )              /s/Stan J. H. Lee/s/.
                                        )          Per:

                             Operating Agreement
                                      of
                      2050 S. Havana St. (DTSE), LLC.
                              (The Corporation)



Dated: March 1, 1999.






Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be RTG-TPD Holdings Co., LLC., and the initial President shall be Chang Moo Yi. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and;

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof. The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members, or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof,

	for a price and in the manner calculated and set forth in Articles
8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two (2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to
complete the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty (60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the selling Member
(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

		(b)	a party to the Agreement receiving an offer as
contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities;

the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

                (c) to purchase or redeem any Member's Interest in the Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to
acquire Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation"):

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank for transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

                                 (vii)   upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.

Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all
such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among
the parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa; such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained, the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART MALL, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.


                                                    /s/Gina S. Koh/s/
Signed                                              /s/John Jun/s/
and Delivered
in the presence of:                     )           /s/Bock Soo Lee/s/
			                                   		)
                                        )           /s/Chang Moo Yi/s/
                                        )           Member
                                        )
                                        )           _________________
                                        )           Member
					                                   )
                                        )           RTG-TPD Holdings Co. Ltd.
                                        )           /s/Stan J. H. Lee/s/
                                        )           Per:
					                                   )
                                        )
                                        )           The Company
                                        )           /s/Stan J. H. Lee/s/
                                        )           Per:

                           Operating Agreement
                                    of
                        RTG-TPD HOLDINGS CO., LLC.
                            (The Corporation)



Dated: March 1, 1999.






Article I
Offices

Section 1. Principal Office: The principal office of the Corporation shall be located at 2000 South Havana St., Aurora, Colorado 80014.

Section 2. Additional Offices: The Corporation may have such additional offices at such other place within or without the State of Colorado as the Members may from time to time determine or as the business of the Corporation may require.


Article II
Meetings

Section 1. Annual Meeting: An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Corporation on such date and at the time and place as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting: A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof. Special meetings may be held by telephonic Conference Call, provided all Members agree to the said Meeting by telephonic Conference Call in writing, and attest to any resolutions passed at the said meeting in writing.

Section 3. Notice of Meetings: Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than five nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Corporation or at such other address supplied by him in writing to the Operating Manager of the Corporation for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or alter the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4. Quorum: The holders of at least 70% in interest of the Members present in person or represented in proxy, shall be requisite and shall constitute a quorum at all meetings, of members except as otherwise provided by statute or the Articles of Organization. A Members Interest in the Corporation shall be in proportion to his contribution to the capital of the Corporation adjusted from time to time to reflect additions or withdrawals. The phrase "at least 70% in interest" of the Members shall mean Members who, in the aggregate, shall have Capital Contributions in excess of seventy (70%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified when a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5. Voting: Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his Interest in the Corporation held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Corporation action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise by provided by statute, the Articles of Organization or this Operating Agreement.

Section 6. Proxies: Every proxy must be signed by the Members entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Corporation prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provided for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Corporation prior to the voting of the proxy.

Section 7. Minutes of Meetings: Minutes of the Corporation's last meeting, and the resolutions passed thereat, shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat. Annual statements reflecting the financial status of the Corporation shall be distributed to all members no later than 45 days after the end of every fiscal year, and at least 30 days before any annual meeting. Minutes of any Meeting shall be prepared by the Operating Manager and sent to the Members at their last known address by ordinary mail not later than 30 days after any meeting.

Section 8. Inspectors at Meetings: In advance of any Members meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9. Conduct of Meeting: All meetings of Members shall he presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.


Article III
Officers

Section 1. Executive Officers: The officers of the Corporation shall be an Operating Manager, a President, a Secretary and a Treasurer and such other officers as the Members may determine. The same person may hold any two or more offices. The initial Operating Manager shall be Stan J. H. Lee, and the initial President shall be Stan J. H. Lee. These Officers may be removed or replaced with, and only with, the unanimous consent of the Members.

Section 2. Election: Except as provided in Article 4(2), the Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. The Members may fill a vacancy in any office arising from any cause for the unexpired portion of the term.

Section 3. Removal: Subject to Article 4(2), ante, the Members may remove any officer from office at any time with or without cause.

Section 4. Delegation of Powers: The Members may, with the unanimous consent of all Members, from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or Member of person whom they may select.

Section 5. Compensation: The compensation of each officer shall be such as the Members may from time to time determine.

Section 6. Operating Manager: The Operating Manager shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members. The president shall have those powers as may be conferred upon him by the Operating Manager, provided, however, that such powers shall not exceed the powers conferred upon the Operating Manager.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of companies in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Members by unanimous resolution from time to time may confer like powers upon any other person or persons.

Section 7. Secretary: The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8. Treasurer: Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Members for the faithful discharge of his duties.

Section 9. Other Officers: All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.


Article IV
Committees

Section 1. Committees: The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have the authority as to any of the following matters:

(a) The filing of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment of repeal of this Operating Agreement or the adoption of a new Operating Agreement; and;

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amenable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any such meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.


Article V
Resignations

Section 1. Resignations: Any officer of the Corporation or any members of any committee of the Members may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

Article VI
Certificates Representing Membership

Section 1. Form of Certificates: Each Member shall be entitled to a Certificate or Certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the Interest in the Corporation represented thereby and the date of issuance shall be entered in the Membership book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Corporation Seal or facsimile thereof. The signatures of the officers upon a Certificate may also be facsimiles if the Certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such officer before the Certificate is issued, such Certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2. Record Date for Members: For the purpose of determining the Members entitled to notice of; or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action.


Article VII
General Restriction on Transfer of Interest

Section 1. General Restriction on Transfer of Interest: Except as hereinafter provided in this Agreement, no Member shall transfer by sale, gift, bequest or otherwise, or encumber by pledge, assignment, mortgage, charge or otherwise, or otherwise dispose of or cease to be the holder of any of the interest in the Corporation of which it is at any time the registered or beneficial owner, without the prior written consent of the other Members. In the case of any permitted transfer, no Member shall sell any of its Interest in the Corporation unless the purchaser is already or becomes a party to this Agreement upon completion of the applicable sale.


Article VIII
Bankruptcy and Default

Section 1. Bankruptcy and Default Provisions:

8.01		Upon the happening of the earliest of:

		(a)	the bankruptcy of any one or more of the Members,
or in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt or written notice of same from the Corporation; or

		(b)	the bankruptcy of any one or more of the Members or
in the event any one or more of the Members is at any time in breach of or in default under any of the provisions of this Agreement, which breach or default is not remedied within thirty (30) days of receipt of written notice of same from the Corporation;

	then, upon the happening of such event, in the case of subparagraph
(a), The Member(s) shall, and in the case of subparagraph (b), the Member(s) shall, for the purposes of this Article Eight, be deemed to be a "Retiring Party".

8.02		Upon the happening of an event causing one of the Members to become a Retiring Party;

		(a)	the other Members shall have the option to purchase
all but not less than all the Interest in the Corporation owned by the Retiring Party on a pro rata basis equal to the Interest in the Corporation then held by each Member, which option shall be exercised by giving written notice to the Retiring Party or his Personal Representative and to the Corporation within thirty (30) days of the said event; or

		(b)	in the event the other Members do not so elect, the
Corporation shall have the option to purchase all but not less than all of the Interest in the Corporation owned by the Retiring Party or his personal Representative within thirty (30) days of the expiry of the option period specified in Article 7.02 (a) hereof, for a price and in the manner calculated and set forth in Articles 8.03 through 8.06 hereof. If any Member does not take up his option for his pro rate proportion of the Interest in the Corporation of the Retiring Party, the unclaimed Interest in the Corporation shall be used to satisfy any request made by any other Members who have indicated that they desire to purchase the said Interest in the Corporation in excess of their pro rata proportion.

8.03		The purchase price for any Interest in the Corporation to be purchased pursuant to the provisions of this Article Eight shall be equal to the fair market value of such Interest in the Corporation at the date that written notice is given by the purchasing Members or the Corporation, as the case may be, (hereinafter referred to as the "Purchaser"), of its intention to purchase the Interest in the Corporation of the Retiring Party. If the Purchaser and the Retiring Party, or his Personal Representative, are unable to agree as to the fair market value of the Interest in the Corporation to be purchased, such determination shall be made by the Corporation's Accountant.

8.04		If the parties do not agree with the valuation made by the
Corporation's Accountant, then the Purchaser shall nominate a representative and the Retiring Party or his Personal Representative shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market value determination. The Purchaser and the Retiring Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Purchaser and by the Retiring Party.

8.05		In arriving at the valuation, the qualified appraiser shall:

		(a)	determine the fair market value of the Interest in
the Corporation as of the appropriate date without premium for control or discount for minority;

		(b)	refer to and use as a guideline the valuation, if
any, last determined pursuant to the provisions of this Article Eight; and

		(c)	consider any written representations which either
the Purchaser or Retiring Party may make.

		The valuation determined by the appraiser in accordance with this Article Eight shall be binding upon all of the parties hereto.

8.06		Unless other terms of sale are agreed to by the Members, the terms of any sale under this Article Eight shall be as follows:

		(a)	a minimum of twenty (20%) percent of the total
purchase price shall be paid at the time of closing by certified check against delivery of the relevant Certificates duly endorsed in blank with signatures guaranteed. The unpaid balance of the total purchase price, if any, from time to time of the purchase shall bear interest from the time of closing at a rate per annum equal to the prime lending rate charged by the Corporation's bank at the time of closing plus two
(2%) percent, and such principal and interest shall be paid in twelve (12) equal monthly consecutive installments commencing one (1) calendar month from the time of closing. The Purchaser shall execute and deliver to the Retiring Party a promissory note in the amount equal to the unpaid balance of the purchase price at the time of closing and bearing interest as recited above. Default of any payment of principal or interest shall, at the option of the holder of the promissory note, cause the entire balance thereof to mature, provided that the Purchaser may prepay the same in whole or in part, in reverse order of maturity, without notice or bonus payments;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the event causing one of the Members to become a Retiring Party;

		(c)	if the Retiring Party refuses or neglects to
complete the sale for any reason, the Purchaser shall have the right, upon payment of the purchase price to the credit of the Retiring Party in any chartered bank in the State of Colorado for and on behalf of and in the name of the Retiring Party or his nominee or nominees, to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.


Article IX
Buy-Sell Provisions

Section 1. Buy-Sell Provisions:

9.01		Except in cases where Article Eight, which supersedes the
provisions hereof, would apply, any Member (hereinafter referred to as the "Offering Party") may, at any time during the term of the Agreement, send a offer in writing to the other Members, (hereinafter referred to individually as a "Notified Party" and collectively as the "Notified Parties"), which shall be signed by the Offering Party and shall be an offer to sell to the Notified Parties, on a pro rata basis equal to the Interest in the Corporation held by each Notified Party, all of the Interest in the Corporation owned by the Offering Party at an arbitrary price and on terms stipulated in the offer. Each Notified Party shall have a period of sixty
(60) days following the delivery of the offer to accept by notice in writing the offer in accordance with its terms.

9.02		If one or more of the Notified Parties is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Notified Party or Notified Parties are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation owned by the Offering Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties at the specified price. The Accepting Party or Accepting Parties shall have a period of thirty (30) days within which to exercise the said option. If the Accepting Party or Accepting Parties elect to exercise the said option within the time stipulated the Accepting Party or Accepting Parties shall then purchase and pay for all of the Interest in the Corporation owned by the Offering Party at the specified price.

9.03		The terms of sale under this Article Nine shall be as follows:

		(a)	the purchase price shall be paid as set out in the
offer made pursuant to Article 9.01 hereof;

		(b)	the closing shall be at 10:00 o'clock a.m. at the
registered office of the Corporation on the sixtieth (60th) day following the date of delivery of the offer under Article 9.01;

		(c)	if the selling Member(s) refuses or neglects to
complete the sale for any reason, the purchasing Member(s) shall have the right, upon payment of the purchase price to the credit of the Selling Member(s) at any chartered bank in the State of Colorado for and on behalf of and in the name of the selling Member(s) or his nominee(s), to execute and deliver such transfers, resignations and other documents as may be necessary or desirable in order to complete the transaction.

9.04		The rights granted by this Article Nine are in lieu of any
rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of his Interest in the Corporation in the capital stock of the Corporation.

9.05		The provisions of Article 9.01 shall, in any event, be
subject to the compliance by the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. The closing date referred to in Article 9.03 is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to a transfer hereunder.


Article X
Right of First Refusal

Section 1. Right of First Refusal:

10.01		Except in cases where Article Eight or Article Nine, which
shall supersede the provisions hereof, would apply, no Member shall entertain offers for the purchase of his Interest in the Corporation nor make agreements for the sale, transfer or assignment of his Interest in the Corporation except upon compliance with this Article Ten, (and where applicable, compliance with Article Eleven), and subject to the terms and conditions hereinafter set forth:

		(a)	no sale, transfer or assignment of Interest in the
Corporation shall be considered by a Member unless he shall have first received a bona fide offer in writing form from a third party dealing at arm's length, who is a responsible purchaser of good business reputation and who has agreed to enter into an agreement with the remaining Members of the Corporation identical to this Agreement, (except changes in the Agreement required because it has ceased to apply to a party hereto), to purchase all of his Interest in the Corporation, which offer shall provide that the purchase price shall be payable in cash;

		(b)	a party to the Agreement receiving an offer as
contemplated by subsection (a) of this Article 10.01, (herein referred to as the "Selling Party"), which the Selling Party is prepared to accept shall, within ten (10) days of the receipt of such offer, deliver a copy of such offer, together with his own offer to sell all of the Interest in the Corporation so proposed to be sold, to the other Members upon the same terms and conditions as the third party shall have offered;

		(c)	the Members receiving the offer of the Selling Party
shall have the first right and option to purchase on a pro rata basis the Interest in the Corporation to be sold by the Selling Party for a period of thirty (30) days from the date of receipt of the offer of the Selling Party, such right and option to be exercised before the expiration of such thirty
(30) days by notice in writing;

		(d)	if the other Members accept the offer of the Selling
Party within the time stipulated, they shall purchase on a pro rata basis all of the Interest in the Corporation owned by the Selling Party upon the same terms and conditions as the third party shall have offered;

		(e)	if one or more of the other Members is prepared to
purchase his pro rata portion of the Interest in the Corporation, (the "Accepting Party" or "Accepting Parties", as the case may be), but the other Member or Members are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Interest in the Corporation of the Selling Party on a pro rata basis equal to the Interest in the Corporation held by the Accepting Parties, upon the same terms and conditions as the third party shall have offered;

		(f)	if the other Members do not accept the offer of the
Selling Party within the time stipulated in Article 10.01(c) hereof or if the Accepting Party or Accepting Parties elect not to exercise the right and option set out in Article 10.01(e) hereof or do not exercise the said right and option within the time stipulated, the Selling Party shall accept the offer of the said third party, and complete the transaction with the said third party in accordance with the offer of such third party and the parties to this Agreement hereby agree to take all steps and proceedings requisite to have such third party entered on the books of the Corporation as a Member of the Corporation and to execute and deliver an Operating Agreement in replacement of this Agreement. The Selling Party is hereby appointed the agent and attorney of the other Members for the purpose of effecting registration of the third party as a Member of the Corporation.

10.02		The provisions of Article 10.01 shall, in any event, be
subject to the compliance by the Selling Party and the third party with applicable law and the obtaining of requisite approvals for transfer thereunder.


Article XI
Piggyback Rights

Section 1. Piggy-back Rights.	If the completion of any sale of Interest in
the Corporation to a third party in accordance with Article Ten would result in the said third party acquiring more than a forty (40%) percent Interest in the Corporation, each of the Members Receiving the offer of the Selling Party, (hereinafter referred to the "Offerees"), shall have the further right, to be exercised by notice in writing to the Selling Party within the time limited for the acceptance of the Selling Party's offer, to require the Selling Party to sell all but not less than all of the Interest in the Corporation owned or controlled by each Offeree upon the same terms and conditions as are contained in the third party's offer. If any of the Offerees exercise such right, the Selling Party shall not complete the sale of its Interest in the Corporation unless all of the Interest in the Corporation of such Offerees who shall have so exercised such right are also sold to the third party on the same terms and conditions as are contained in the third party's offer.


Article XII
Security for Purchase of Interest in the Corporation

Section 1. Security for Purchase:

12.01		As security for the unpaid balance of the purchase price
with respect to a purchase and sale of Interest in the Corporation pursuant to this Agreement, the purchasing Member shall pledge the said Interest in the Corporation being the subject matter of such purchase and sale, (hereinafter called the "Pledged Interest in the Corporation"), to and in favor of the disposing Member, free and clear of any lien, charge or encumbrance of whatsoever nature.

12.02		The Certificate(s) evidencing the Pledged Interest in the
Corporation shall be endorsed in blank by the purchasing Member with signature guaranteed at the time of closing and be delivered to the attorneys for the Corporation, or to such other persons as the parties hereto may agree, (hereinafter called the "Trustee"), to be held in trust as provided herein, together with a certified copy of a resolution of the Members of the Corporation consenting to the transfer of the said Interest in the Corporation to the disposing Member pursuant to the provisions of this Article Twelve. Subject as herein provided, the Trustee shall hold the Certificates evidencing the Pledged Interest in the Corporation until the purchase price therefore has been paid in full, at which time and upon proof thereof being furnished to the Trustee in the form of a receipt signed by the disposing Member and an affirmative statement of payment signed by the purchasing Member, the Trustee shall deliver the said Certificates to the purchasing Member.

12.03		If at any time and from time to time during the period that
the purchase price remains outstanding:

		(a)	any of the said Interest in the Corporation are
subdivided, consolidated, changed or reclassified; or

		(b)	the Corporation is re-organized or amalgamated with
another Corporation or any other event occurs which results in the substitution or exchange of any of the Interest in the Corporation for, or the conversion of any of the said Interest in the Corporation into other securities;

the Corporation, forthwith after the occurrence of any such event shall substitute for the Pledged Interest in the Corporation, a Certificate reflecting the resulting Interest in the Corporation, or other securities. In this connection, Certificates or other evidence of ownership of such resulting Interest in the Corporation or other securities in transferable form with signatures guaranteed shall be forthwith deposited with the Trustee against receipt of the said Certificates.

12.04		Until such time as the security hereby constituted shall
become enforceable, the purchasing Member shall be entitled to and may exercise all voting and other rights attached to the Pledged Interest in the Corporation.

12.05		While any part of the purchase price of any Interest in the
Corporation sold pursuant to this Agreement by the disposing Member is unpaid, the purchasing Member insofar as it is permitted by law to do so, covenants and agrees hereby that it will not vote in favor of nor suffer the Corporation to do any of the following, namely:

		(a)	to allot or issue stock, bonds or other corporate
securities;

		(b)	to incur any obligations or liabilities, (absolute
or contingent), except if incurred under contracts or agreements entered into in the course of business of the Corporation;

		(c)	to purchase or redeem any Member's Interest in the
Corporation;

		(d)	to mortgage, pledge or subject to lien, charge or
any other encumbrance any assets, tangible or intangible, of the Corporation except in the ordinary course of business;

		(e)	to sell or transfer any assets, cancel any debts or
claims or transact any business except in each case in the ordinary course of the business of the Corporation;

		(f)	to knowingly permit any extraordinary losses or
waive any rights of substantial value to the Corporation;

		(g)	to enter into any agreement other than in the
ordinary course of business of the Corporation including, but not limited to, agreements regarding increases in salaries, bonuses, payments, stock options or deferred compensation, provided that increments may be paid to the purchasing Member, by way of increased salary or compensation in an amount which shall not exceed ten (10%) percent of its previous year's aggregate consideration;

		(h)	to grant options, warrants or other rights to
acquire Interest in the Corporation;

		(i)	to re-organize the capital structure of the
Corporation; or

		(j)	to merge, consolidate, amalgamate or sell the
business assets or undertakings of the Corporation unless the disposing Member is supplied with evidence satisfactory to it that any amount owing to it under this Agreement will be paid in full at the time of closing upon completion of the foregoing events.

12.06		In the event that the purchasing Member defaults in payment
of the purchase price or the interest thereon or upon the breach of any of the covenants set forth in Article 12.05 hereof, the disposing Member may give notice thereof to the Trustee who shall forthwith give notice to the purchasing Member that if the cure for the default is not made or such breach is not cured by the purchasing Member within forty-five (45) days of receiving notice thereof from the Trustee, the balance of the moneys then remaining unpaid on account of the purchase price shall immediately become due and payable.

If the purchasing Member fails to pay the balance of the moneys remaining unpaid within thirty (30) days following such balance becoming due and payable as aforesaid, the disposing Member shall have the right to realize upon the said Interest in the Corporation by way of a sale thereof and herein provided or, if the purchasing Member has not paid at least seventy-five (75%) percent of the purchase price therefore, the disposing Member shall alternatively have the right to take delivery of the Certificates evidencing the Pledged Interest in the Corporation from the Trustee as herein provided and continue to hold and own the same as if such Interest in the Corporation had never been sold by it and the provisions of this Agreement shall continue to govern the rights of the Members with respect to the disposition of their Interest in the Corporation.

If less than seventy-five (75%) percent of the purchase price for the Pledged Interest in the Corporation has been paid by the purchasing Member, the disposing Member shall notify the Trustee within thirty (30) days of the expiry of the aforesaid forty-five (45) days notice period as to whether it intends to realize upon the Pledged Interest in the Corporation by way of a sale thereof or intends to hold same. In the event that the disposing Member fails to give such notice, it shall be deemed to have elected to hold and own the Pledged Interest in the Corporation. The disposing Member shall take delivery of the Pledged Interest in the Corporation for its own account, in full and complete satisfaction of any claims that it may have against the purchasing Member with respect to the unpaid balance of the purchase price for the Pledged Interest in the Corporation and will not pursue any other remedies available according to law. If however the disposing Member elects to sell the said Interest in the Corporation as provided herein, such action shall not be deemed to exclude any other remedy which may be available to it at law to recover the moneys and interest thereon due to it under this Agreement.

12.07		If the disposing Member elects to realize upon the Pledged
Interest in the Corporation by way of a sale, the following provisions shall apply:

		(a)	any such sale shall be on the best terms which,
after making reasonable effort, the disposing Member is able to obtain; provided however that the purchasing Member shall be given the opportunity to obtain an offer for the purchase of the Pledged Interest in the Corporation and if a bona fide offer is obtained by the purchasing Member which provides for better terms, including the payment of the purchase moneys in full by cash or certified check, then the offer obtained by the purchasing Member shall be used for such realization;

		(b)	the disposing Member may, at its option, purchase
the said Interest in the Corporation on the same terms and conditions as the best offer obtained by either the purchasing or disposing Member as provided above; and

		(c)	after deducting from the proceeds of any such sale
reasonable allowance for all costs, charges and expenses reasonably incurred by the disposing Member in connection therewith, the residue of the moneys arising from such sale shall be applied on account of or in payment of the balance of the moneys and accrued interest thereon then remaining unpaid on account of the purchase price and if any surplus remains the same shall be paid forthwith to the purchasing Member.


Article XIII
Purchase of Interest in the Corporation by the Corporation

Section 1. Purchase of Interest in the Corporation by the Corporation:

13.01		Except in cases where Article Eight, Nine or Ten, which
shall supersede the provisions hereof, would apply, any Member, (in this Article Thirteen referred to as the "Selling Party"), may, at any time after ninety days, during the term of this Agreement, send a notice in writing to the Corporation and to the other Members which shall be signed by the Selling Party and shall be notice of the Selling Party's intention to sell all or a portion of the Interest in the Corporation owned by the Selling Party.

13.02		Upon receipt of any notice pursuant to Article 13.01 hereof, the Corporation shall be obligated to purchase the Interest in the Corporation specified in the said notice upon the terms and conditions recited in Articles 13.03 through 13.07 hereof.

13.03		The purchase price for the Interest in the Corporation to be purchased pursuant to the provisions of this Article Thirteen shall be determined in accordance with Article 13.04 through 13.06.

13.04		All Members shall meet within ten (10) days following
receipt of the said notice and at such meeting shall agree on a value for the Interest in the Corporation which the Selling Party proposes to sell. If the parties can not agree to a valuation, then the Selling party shall nominate a representative and the Members shall nominate a representative, the two representatives so nominated shall nominate a third representative and a majority of the three representatives shall select a qualified appraiser to make the necessary fair market 90 value determination. The Members and the Selling Party shall pay for the cost of their own representatives and the costs of the third representative and the qualified appraiser shall be borne equally by the Members and the Selling Party.

13.05		In arriving at its valuation, the Valuator shall:

		(a)	determine the value of all property, assets and
undertaking of the Corporation, less any amount which may, according to such valuation, be due for income or capital gain taxes if any such property, assets or undertaking were sold;

		(b)	refer to and use as a guide the valuation, if any,
last determined pursuant to their Article Thirteen; and

		(c)	consider any written representations which any
Member may make.

13.06		As soon as is practicable but in all cases within sixty (60)
days of its appointment, the Valuator shall prepare and deliver a report to (in this Article Thirteen referred to as the Accountant/Auditor of the Corporation). Based upon the Valuator's report, the auditors shall determine the value to be attributed to the Interest in the Corporation which the Selling Party proposes to sell. The Valuator's report and the

Accountant/Auditor's determination based thereon shall both be binding upon the Members.

13.07		Unless other terms of sale are agreed to by the Members, the terms of sale under this Article Thirteen shall be as follows:

		(a)	the Interest in the Corporation which the Selling
Party proposed to sell shall have a redemption amount equal to the value attributed as determined above, (hereinafter referred to as the "Redeemable Interest in the Corporation"):

		(b)	the Redeemable Interest in the Corporation shall
then be redeemed by the Corporation over a period not to exceed two (2) years with a minimum annual redemption of fifty (50%) percent of the total Redeemable Interest in the Corporation attributable to the Selling Party;

		(c)	if all of the Redeemable Interest in the Corporation
is immediately purchased by the Corporation, the Selling Party shall deliver at closing a Certificate or Certificates representing the Redeemable Interest in the Corporation to the Corporation duly endorsed by the Selling Party in blank for transfer and/or cancellation;

		(d)	if on closing the Corporation does not redeem all of
the Redeemable Interest in the Corporation, the following provisions shall apply:

				(i)	as stated above, the annual minimum
redemption will be fifty (50%) percent of the total Redeemable Interest in the Corporation;

				(ii)	an annual dividend in the aggregate
to be equivalent to the interest that would accrue each year if the prime lending rate charged by the Corporation's banker minus fifty (50%) percent was applied to the aggregate redemption amount of all Redeemable Interest in the Corporation not yet paid by the Corporation;

				(iii)	in the event any portion of the
Redeemable Interest in the Corporation is not paid by the Corporation within two (2) years of the original closing date, thereafter the interest rate to be used in determining the annual dividend payable on the outstanding Redeemable Interest in the Corporation shall be varied to the prime lending rate charged by the Corporation's banker, plus two (2%) percent;

				(iv)	the Selling Party shall deliver to
the Accountant/Auditor of the Corporation all Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and such Interest in the Corporation shall be held in escrow by the Accountant/Auditor of the Corporation until the Accountant/Auditor receives, on behalf of the Selling Party, the unpaid balance of the redemption amount and dividends in full calculated as aforesaid;

				(v)	so long as the Corporation is not in
default in payment of any redemption amount or dividends thereon, the Accountant/Auditor shall execute and deliver to the Corporation or its nominee from time to time such instruments of proxy with respect to the Redeemable Interest in the Corporation held in escrow as the Corporation may request;

				(vi)	if the Corporation is in default in
respect of the payment of any redemption amount or dividends thereon, the Accountant/Auditor shall give written notice to the Corporation, (with a copy to the Selling Party), describing the nature of the default within thirty (30) days from the occurrence of the default. If the default is not corrected by the Corporation within the grace period, the Accountant/Auditor of the Corporation will, at the request of the Selling Party, return all of the Redeemable Interest in the Corporation to the Selling Party who shall be entitled to re-transfer the said Interest in the Corporation into its own name and thereafter require the Corporation to re-convert the Redeemable Interest in the Corporation into the original Interest in the Corporation held by the Selling Party. The Selling Party shall be entitled to retain the portion of the redemption amount received by it and the Corporation shall be discharged from liability for payment of the remaining unpaid balance of the redemption amount; and

				(vii)	upon payment in full by the
Corporation of the redemption amount and dividends thereon, the Accountant/ Auditor shall deliver to the Corporation the Certificates representing the Redeemable Interest in the Corporation duly endorsed in blank for transfer and/or cancellation.

13.08		The rights granted by this Article Thirteen are in lieu of
any rights, statutory or otherwise, which a dissenting Member may now or hereafter have to require a party hereto to purchase any of its Interest in the Corporation.

13.09		The provisions of Article Thirteen shall, in any event, be
subject to the compliance of the selling Member(s) with applicable law and the obtaining of requisite approvals for transfer thereunder. Any closing date is hereby deemed to be extended by the amount of time of any delay or delays occasioned by a regulatory or governmental agency which is required to give approval to transfer hereunder.


Article XIV
Jurisdiction

Section 1. Jurisdiction: This Agreement shall be governed according to the Laws of the state of Colorado, whose Courts shall have sole and exclusive jurisdiction over any matter herein.


Article XV
General

Section 1. Miscellaneous Provisions:

15.01		Each of the parties severally agrees to indemnify each of
the other parties hereto against, and reimburse each of the other parties for, any and all liabilities which such other party or parties may incur or become subject to an amounts which such other party or parties may pay or be required to pay which are in excess of the proportionate share of the liabilities and obligations of the parties under the terms of this Agreement, provided that nothing in this Article, 15.01 shall in any way be deemed to or shall require any party to incur any liability or provide any funds other than as may be expressly provided for in any other provisions of this Agreement.

15.02		No consent or waiver, expressed implied, by any party hereto of any breach or default by any other party hereto in the performance of his obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by the first mentioned party of his rights hereunder.

15.03		This Agreement shall continue to be effective notwithstanding the sale of Interest in the Corporation by a Member howsoever, and this Agreement shall be binding upon the remaining Members.

15.04		The invalidity of any provision of this Agreement or any
covenant herein contained on the part of any party shall not affect the validity of any other provision or covenant hereof or herein contained which shall remain in full force and effect.

15.05		The Members agree to sign all such documents and do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

15.06		Nothing in this Agreement shall be deemed in any way or for
any purposes to constitute any party a partner of, a member of a joint venture or joint enterprise with any other party to this Agreement in the conduct of any business or otherwise.

15.07		Time shall be of the essence of this Agreement.

15.08		This Agreement constitutes the entire agreement among the
parties and shall not be modified, amended or assigned except with the consent in writing of the parties hereto. A consent to any assignment required hereunder may be arbitrarily or unreasonably withheld until the proposed assignee executes and delivers such documents as, in the opinion of the legal counsel of the Corporation, are necessary to oblige himself or itself hereunder.

15.9		If at the time of any sale of Interest in the Corporation as contemplated in this Agreement:

		(a)	there are any loans outstanding from the Corporation
to the selling Member(s) or vise versa, ;such loans shall be paid; and

		(b)	there are any securities or covenants lodged by the
selling Member(s) with any person or institution or any personal guarantees given by the selling Member(s) or his nominee(s) to secure any indebtedness, liability or obligation of the Corporation, the remaining parties to this Agreement shall use their best efforts to have the selling Member(s) and any nominee(s) released therefrom. If, notwithstanding such best efforts, the releases as aforesaid are not obtained, the remaining parties shall deliver to the selling Member(s) their indemnity in writing indemnifying the selling Member(s) and his nominee(s) from any and all liabilities thereunder.

15.10		All notices contemplated or required to be given hereunder
shall be effective if sent by prepaid registered mail or delivered personally to any of the parties at the address of that party as it appears on the books of the Corporation from time to time, or at such other address as the party to whom such notice is to be given otherwise directs in writing. Any notice delivered aforesaid shall be effective on the date of delivery and any notice mailed as aforesaid shall be effective two (2) business days after the mailing thereof, provided that where interruption of mail services is likely by reason of any strike or other labor dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.

15.11		In this Agreement, wherever the singular and masculine or
neuter are used, they shall be construed as is the plural or the feminine or the neuter had been used, where the context or the party or parties so requires, and the rest of the sentence shall construed as if the grammatical and terminological changes thereby rendered necessary had been made.

15.12		This Agreement shall inure to the benefit of and be binding
upon the parties hereto and their Personal Representatives, successors and permitted assign and any reference to a right or a obligation of a party hereto shall be deemed to include a reference to such Personal Representatives, successors and permitted assigns to the extent that the context requires.

15.13		This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and such instrument shall be deemed made on the first day of March, 1999, irrespective of the time or times when any counterpart may be made, executed and delivered.

15.14		Interest in the Corporation as used herein refers to a
Member's interest in the Capital of the Corporation.

15.15		In consideration of the sums paid on behalf of RTG-TPD
Holdings Co. Ltd. (RTG) for logo development, RTG hereby grants the company non-exclusive use of the Trademarks, KOMART and KOMART MALL, provided however such use is for and in connection with the mall being developed at 2000 S. Havana St., Denver CO only.

In Witness Whereof the parties hereto have duly executed this Agreement as of the date and year first above written.



Signed
and Delivered
in the presence of:

                                        )         /s/Miyung Lee/s/
                                        )         Member


                                        )         /s/ Miyung Lee/s/
                                        )         for and on Behalf
                                        )         of Daniel Lee,
                                                  a minor
                                   					)

                                        )         RTG-TPD Holdings Co. Ltd.
                                        )         /s/Stan J. H. Lee/s/

                             EXHIBIT 22
                  Subsidiaries of the Registrant


  Korean Restaurant, SAAN, LLC., a Colorado Limited Liability Corporation

 BLANK PAGE

 EXHIBITS- VOLUME 2

                             EXHIBIT 24.6
                   Consent of Registrant's Auditors


October 28, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: 	eKomart, Inc.
	Registration Number: 333-93671





Gentlemen:


	We have audited the balance sheet and accompanying statements of the Registrant, as found in the Prospectus which forms part of this Registration Statement at page 40, et seq., for the 9 month period ending September 30, 2000, and the 1999 and 1998 fiscal years, ending on December 31, and consent to the Auditor's reports, statements, and notes being filed with the SB2/A Registration Statement of which this exhibit forms a part, and with any amendment thereto.

		This accounting firm hereby consents to the filing of this consent as an exhibit to the Registration Statement.





/s/M. H. Park/s/
M. H. Park, CPA
440 West St., 3rd Fl.
Fort Lee, NJ 07024-5058

              DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                      (A Development Stage Company)

                    CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1997




             DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                     (A Development Stage Company)



TABLE OF CONTENTS


                                                                 PAGE

REPORT OF INDEPENDENT CERTFIED PUBLIC ACCOUNTANTS		  1


CONSOLIDATED FINANCIAL STATEMENTS

        Balance Sheet                                             2

        Statement of Operations                                   3

        Statement of Stockholders' Equity                         4

        Statement of Cash Flows                                   5

        Notes to Consolidated Financial Statements                6-8

 RCH
Rachlin
Cohen &
Holtz

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
A Partnership Including Professional Associations




                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Directors
Diversified Medical Holdings, Inc. and Subsidiary
West Palm Beach, Florida


We have reviewed the accompanying consolidated balance sheet of Diversified Medical Holdings, Inc. and its subsidiary (a development stage company) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period February 11, 1997 (inception) through December 31, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity' with generally accepted accounting principles.


/s/Rachlin, Cohen & Holtz/s/

Fort Lauderdale, Florida
June 16, 1998



One Southeast Third Avenue, Tenth Floor, Miami, Florida 33131
Dade (305)377-4228. Fax (305) 377-8331
700 Southeast Third Avenue, Third Floor, Ft. Lauderdale, Florida 33316 Broward (954)525-1040. Fax (954) 525-2004

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                        CONSOLIDATED BALANCE SHEET

                            DECEMBER 31, 1997

                   (SEE ACCOUNTANTS' REVIEW REPORT)





ASSETS
Current Assets:
	Cash							$	1,355
	Note receivable, former subsidiary				7,800
        Stock subscription receivable (subsequently paid)                 600
        Total current assets                                            9,755
Note Receivable, Net of Deferred Gain of $1,050,000                   l50,000
                                                                $     159,755



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
	Accounts payable					$	2,406

Stockholders' Equity:
Series A voting convertible preferred stock, $.001
par value authorized 2,000,000 shares; issued and
outstanding 300,000 shares (liquidation value $300,000)                   300
	Common stock, $.001 par value; authorized 6,000,000
        shares; issued and outstanding 1,000,000 shares                 1,000
        Additional paid-in capital                                    199,700
        Deficit accumulated during the development stage              (43,651)
                                                                      157,349

                                                                $     159,755

See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                    CONSOLIDATED STATEMENT OF OPERATIONS

               FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                       (SEE ACCOUNTANTS' REVIEW REPORT)





Revenues                                                $       0-


Costs and Expenses:
Professional fees					$  35,545
General and administrative                                  8,106
                                                           43,651

Net Loss                                                $ (43,651)




See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                       (SEE ACCOUNTANTS' REVIEW REPORT)

                                                              Deficit
                      Series A                                Accumulated
                      Preferred Stock Common Stock Additional During the
                                                    Paid-in   Development
                      Shares   Amount Shares Amount Capital   Stage     Total


Capital contribution
represented by costs
and expenses
paid on behalf of the
Company                 -      $-   1,000,000 $1,000 $-        -        1,000

Issuance of
preferred stock       300,000  300         -      -  199,700    -     200,000

Net Loss                    -    -         -      -          (43,651) (43,651)

Balance,
December 31, 1997     300,000$ 300  1,000,000 $1,000$199,700$(43,651) $157,349

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                     CONSOLIDATED STATEMENT OF CASH FLOWS

              FEBRUARY 11, 1997 (INCEPTION) TO DECEMBER 31, 1997

                     (SEE ACCOUNTANTS' REVIEW REPORT)



Cash Flows from Operating Activities:
        Net loss                                                $    (43,651)
	Adjustments to reconcile net loss to net cash
	used by operating activities:
        Costs and expenses paid on behalf of the Company
        by stockholder,
        net of subscription receivable                                   400
	Changes in operating assets and liabilities:
        Increase in accounts payable                                   2,406
        Net cash used in operating activities                        (40,845)

Cash Flows from Investing Activities:
        Note receivable                                               (7,800)

Cash Flows from Financing Activities:
        Proceeds from issuance of preferred stock                     50,000

Net Increase in Cash                                                   1,355

Cash, Beginning                                                            -

Cash, Ending                                                    $      1,355


See notes to consolidated financial statements.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1997



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Diversified Medical Holdings, Inc. (the "Company"), was incorporated under the laws of the State of Florida on February 11, 1997.

On October 1, 1997, the Company amended its Articles of Incorporation to increase the Company's authorized common stock to consist of 6,000,000 shares, with a par value of $.001 and 1,000,000 shares of preferred stock, with a par value of $.001.

During 1997, the Board of Directors authorized the issuance of 300,000 shares of Series A preferred stock. The Series A is a voting convertible redeemable preferred stock. Each share is convertible into one share of the Company's common stock. The preferred stock is subject to an anti-dilution provision with respect to this conversion rate. The preferred stockholders are entitled to participate with the holders of the common stock in any dividend or distribution as if the preferred shares had been converted into common shares.

The preferred stockholders are entitled to one vote for each share of preferred stock they hold.

In the event of a liquidation of the Company, the preferred stockholders are entitled to a liquidating distribution of $1.00 per share. In the event that assets remain after the Common stockholders have also received $1.00 per share, then those remaining assets are to be distributed ratably amongst both the preferred and common stockholders.

In the event that the Company's common stock is not publicly traded prior to December 31, 1999, the Series A preferred stock shall be subject to mandatory redemption at the option of the holder for $1.00 per share.

The rights and privileges associated with additional series of preferred stock if any, will be established by the Board of Directors.

Development Stage Enterprise

The Company was organized primarily for the purpose of raising capital to take advantage of potential business opportunities in the healthcare industry in a managed care environment. Accordingly, the Company is considered to be in the development stage as of December 31, 1997, and the accompanying financial statements represent those of a development stage enterprise.

                DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Continued)



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of Diversified Medical Holdings, Inc. and its wholly owned subsidiary, Outsource Medical Incorporated. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


NOTE 2. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company's continued existence is dependent on management's ability to negotiate to raise additional capital. Management is currently seeking additional capital. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.


NOTE 3. BUSINESS ACQUISITIONS AND DISPOSITIONS

In October 1997, the Company acquired Outsource Medical Incorporated (OMI) and its wholly-owned subsidiary, Essential Care Medical Center, Inc. (Essential) and $50,000 in exchange for (i) 300,000 shares of Series A convertible preferred stock of the Company and (ii) stock purchase warrants to acquire 200,000 shares of common stock of the Company for $.001 per share.

              DIVERSIFIED MEDICAL HOLDINGS, INC. AND SUBSIDIARY
                        (A Development Stage Company)

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                (Continued)



NOTE 3. BUSINESS ACQUISITIONS AND DISPOSITIONS (Continued)

Additionally, the Company agreed to pay the seller forty percent of certain accounts receivable of Essential as of June 1, 1997 as collected.

On December 1, 1997, the Company sold 100% of the capital stock of Essential. In payment, the Company received a promissory note in the amount of $1,200,000 which bears interest at a rate of 8.75% per annum for the first
24 months beginning January 1998 and 10% per annum for 36 months. Thereafter, principal and interest payments shall be due in equal monthly installments based on a 7-year amortization schedule with a balloon payment of the remaining principal balance at the earlier of the sale of the capital stock or substantially all the assets of the purchaser or October 31, 2002. In the first 24 months, the interest earned in excess of 6% per annum may be deferred until maturity at the option of the buyer.

In addition, the purchase contract assigned responsibility for the payment for certain accounts receivable as of June 1, 1997 to the purchaser.

Due in part to the fact that the purchaser is a newly formed, thinly capitalized, highly leveraged entity, significant uncertainties exist as to the ability of the purchaser to meet the obligations created by the note receivable received by the Company in this transaction. As a result, the gain on the above transaction has been deferred until such time as cash flows of the purchaser are sufficient to fund the obligation on a full accrual basis. As a result, the note receivable has been reflected net of the deferred gain in the accompanying financial statements.


NOTE 4. INCOME TAXES

The Company has net operating loss carryforwards of approximately $44,000 that may be offset against future taxable income. These carryforwards expire in 2012.

The deferred tax asset resulting from such loss carryforwards has been fully offset by a valuation allowance of approximately $13,000 in accordance with the provisions of Statement of Financial Accounting Standards No.109, Accounting for Income Taxes.

                        Diversified Medical Holdings, Inc.
                          (A Development Stage Company)


                                BALANCE SHEET
                              DECEMBER 31, 1998
                                 (unaudited)

ASSETS:
Current Assets.
Cash:                                                           $       105
Note Receivable,
Net of Deferred Gain of $l,230,000                                  150,000
                                                                $   150,195

LIABILITIES AND STOCKHOLDERS EQUITY:
Current Liabilities:
        Accounts Payable                                        $    27,570
        Loans Payable (stockholders)                                 15,383
                                                                     42,953
Stockholders Equity:
Series A voting convertible preferred stock,
$.00l par value authorized 2,000,000 shares;
issued and outstanding
        300,000 shares (liquidation value $300,000)                    300
        Common Stock, $.001 par value;
	authorized 6,000,000 shares;
        issued and outstanding 1,000,000 shares                      1,000
        Additional paid-in capital                                 199,700
        Deficit accumulated during the development stage           (93,848)
                                                                   107,152

Total Liabilities and Stockholders' Equity                    $    150,105

                        Diversified Medical Holdings, Inc.
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS
                              DECEMBER 31, 1998
                                 (unaudited)


Revenues:                                                       $      0-

Costs and Expenses:
Professional Fees                                                 45,520
General and Administrative                                         6,357
								  51,877

Net Loss:                                                      $ (51,877)
                                iNetboard Inc.,
                        (A Development Stage Company)

                                BALANCE SHEET
                                MARCH 31, 1999
                                 (unaudited)

ASSETS:
Current Assets:
Cash:                                                          $     350
Note Receivable, Net of Deferred Gain of $1,230,000            $ 150,000

                                                               $ 150,305

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
Accounts Payable                                               $  31,650
Loans Payable (stockholders)                                   $  20,113*

                                                               $  51,763
Stockholders Equity:
Series A voting convertible preferred stock,
$.001	par value authorized 2,000,000 shares;
issued and outstanding
        300,000 shares (liquidation value $300,000).           $     300
	Common Stock, $.001 par value; authorized
	20,000,000 shares; issued and outstanding
        800,000 shares                                               800
        Additional paid-in capital                               199,700
        Deficit accumulated during the development stage        (102,258)
                                                                  98,542


Total Liabilities and Stockholders' Equity                     $ 105,305

* Retired and Forgiven-DRD/11-3-99/SL
                                 iNetboard Inc.,
                        (A Development Stage Company)



                           STATEMENT OF OPERATIONS
                               MARCH 31, 1999
                                (unaudited)


Revenues:                                                      $       0-

Costs and Expenses:
Professional Fees                                                      0
General and Administrative                                         6,830

Net Loss:                                                      $ ( 6,830)

Subj:   Fwd: Domain Name Registration Confirmation - ekomart.com
Date:	12/4/99 9:33:10 AM Eastern Standard Time
From:	SIERRA5533
To:     PPNG

-----------------
Forwarded Message:
Subj:   Re:  Domain Name Registration Confirmation - ekomart.com
Date:	11/27/99 2:57:28 PM Eastern Standard Time
From:	administration@d-na.com (Administration)
To:	sierra5533@aol.com

          _)_)_)_)_)   Domain NAmereserve   (_(_(_(_(_

TO: Stan Lee
RE: DOMAIN NAME REGISTRATION
        ekomart.com

Dear Mr. Lee,

I am happy to report that your Domain Name registration has been approved and processed.

The following services and options that you chose on the registration form have been recorded:

* DNS (Domain Name Services) on our servers.
* E-MAIL FORWARDING
* SITE UNDER CONSTRUCTION PAGE


Internet users who point their browsers to: http://www.ekomart.com or www.ekomart.com or ekomart.com

Will be redirected to a SITE UNDER CONSTRUCTION PAGE http://


Additionally any e-mail sent to: Any Name name@ekomart.com

Will be forwarded to: sierra5533@aol.com

It normally takes one business day for the Domain Name to be entered into the Internet's root servers, however it can take as long as two weeks for the name to replicate over the entire Internet.

You can make changes to your forwarding and e-mail forwarding options any time and as often as you like. To do this visit our UPDATES page, by clicking on the UPDATE link at www.d-na.com/index2.htm.

Appended to this confirmation notice are: Internics' Registration Record and Registration Agreement, for your records .

Additionally, although Internic will bill you by e-mail and by snail mail within 10 to 14 days, you might wish to take advantage of their online payment method at http://d-na.com/payregistryonline.htm

Once again thank you for choosing Domain NAmereserve to service your domain registration.

Sincerely,

TS Rolle
Customer-Care
Domain NAmereserve - http://www.d-na.com

      ***********   So Whats Next?    ************

HOST YOUR SITE WITH US: WE MAKE IT EASY FOR YOU http://www.d-na.com/webhosting.htm

JOIN OUR RESELLER TEAM
http://www.d-na.com/resellerteam.htm
______________________________________________________________________________

YOUR INTERNIC REGISTRATION RECORD
==============================================================================
RTG-TPD Holding Co. LLC (EKOMART-DOM)
   P.O. Box 1777
   Fort Lee, NJ 07024
   US

   Domain Name: EKOMART.COM

   Administrative Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM
      201-363-0540
   Technical Contact:
      Network Administrator (NA466-ORG) hostmaster@D-NA.COM
      1-407-322-4043
Fax- 1-407-322-1901
   Billing Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM
      201-363-0540

   Record last updated on 26-Nov-1999.
   Domain servers in listed order:

   ROME.NETWIDE.NET             209.26.140.2
   NAPLES.NETWIDE.NET           209.26.140.4

==============================================================================
Domain Version Number: 4.0

NETWORK SOLUTIONS, INC.

DOMAIN NAME REGISTRATION AGREEMENT


A. Introduction. This domain name registration agreement ("Registration Agreement")is submitted to NETWORK SOLUTIONS, INC. ("NSI") for the purpose of applying for and registering a domain name on the Internet. If this Registration Agreement is accepted by NSI, and a domain name is registered in NSI's domain name database and assigned to the Registrant, Registrant ("Registrant") agrees to be bound by the terms of this Registration Agreement and the terms of NSI's Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein by reference and made a part of this Registration Agreement. This Registration Agreement shall be accepted at the offices of NSI.

B. Fees and Payments.

1) Registration or renewal (re-registration) date through March 31, 1998:
Registrant agrees to pay a registration fee of One Hundred United States Dollars (US$100) as consideration for the registration of each new domain name or Fifty United States Dollars (US$50) to renew (re-register) an existing registration.
2) Registration or renewal date on and after April 1, 1998: Registrant agrees to pay a registration fee of Seventy United States Dollars (US$70) as consideration for the registration of each new domain name or the applicable renewal (re-registration) fee (currently Thirty-Five United States Dollars (US$35) at the time of renewal (re-registration).
3) Period of Service: The non-refundable fee covers a period of two (2) years for each new registration, and one (1) year for each renewal, and includes any permitted modification(s) to the domain name record during the covered period.
4) Payment: Payment is due to Network Solutions within thirty (30) days from the date of the invoice.

C. Dispute Policy. Registrant agrees, as a condition to submitting this Registration Agreement, and if the Registration Agreement is accepted by NSI, that the Registrant shall be bound by NSI's current Dispute Policy. The current version of the Dispute Policy may be found at the InterNIC Registration Services web site:
"http://www.netsol.com/rs/dispute-policy.html".

D. Dispute Policy Changes or Modifications. Registrant agrees that NSI, in its sole discretion, may change or modify the Dispute Policy, incorporated by reference herein, at any time. Registrant agrees that Registrant's maintaining the registration of a domain name after changes or modifications to the Dispute Policy become effective constitutes Registrant's continued acceptance of these changes or modifications. Registrant agrees that if Registrant considers any such changes or modifications to be unacceptable, Registrant may request that the domain name be deleted from the domain name database.

E. Disputes. Registrant agrees that, if the registration of its domain name is challenged by any third party, the Registrant will be subject to the provisions specified in the Dispute Policy.

F. Agents. Registrant agrees that if this Registration Agreement is completed by an agent for the Registrant, such as an ISP or Administrative Contact/Agent, the Registrant is nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

G. Limitation of Liability. Registrant agrees that NSI shall have no liability to the Registrant for any loss Registrant may incur in connection with NSI's processing of this Registration Agreement, in connection with NSI's processing of any authorized modification to the domain name's record during the covered period, as a result of the Registrant's ISP's failure to pay either the initial registration fee or renewal fee, or as a result of the application of the provisions of the Dispute Policy. Registrant agrees that in no event shall the maximum liability of NSI under this Agreement for any matter exceed Five Hundred United States Dollars (US$500).

H. Indemnity. Registrant agrees, in the event the Registration
Agreement is accepted by NSI and a subsequent dispute arises with any third party, to indemnify and hold NSI harmless pursuant to the terms and conditions contained in the Dispute Policy.

I. Breach. Registrant agrees that failure to abide by any provision of this Registration Agreement or the Dispute Policy may be considered by NSI to be a material breach and that NSI may provide a written notice, describing the breach, to the Registrant. If, within thirty (30) days of the date of mailing such notice, the Registrant fails to provide evidence, which is reasonably satisfactory to NSI, that it has not breached its obligations, then NSI may delete Registrant's registration of the domain name. Any such breach by a Registrant shall not be deemed to be excused simply because NSI did not act earlier in response to that, or any other, breach by the Registrant.

J. No Guaranty. Registrant agrees that, by registration of a domain name, such registration does not confer immunity from objection to either the registration or use of the domain name.

K. Warranty. Registrant warrants by submitting this Registration Agreement that, to the best of Registrant's knowledge and belief, the information submitted herein is true and correct, and that any future changes to this information will be provided to NSI in a timely manner according to the domain name modification procedures in place at that time. Breach of this warranty will constitute a material breach.

L. Revocation. Registrant agrees that NSI may delete a Registrant's domain name if this Registration Agreement, or subsequent modification(s) thereto, contains false or misleading information, or conceals or omits any information NSI would likely consider material to its decision to approve this Registration Agreement.

M. Right of Refusal. NSI, in its sole discretion, reserves the right to refuse to approve the Registration Agreement for any

Registrant. Registrant agrees that the submission of this Registration Agreement does not obligate NSI to accept this Registration Agreement. Registrant agrees that NSI shall not be liable for loss or damages that may result from NSI's refusal to accept this Registration
Agreement.

N. Severability. Registrant agrees that the terms of this Registration Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

O. Entirety. Registrant agrees that this Registration Agreement and the Dispute Policy is the complete and exclusive agreement between Registrant and NSI regarding the registration of Registrant's domain name. This Registration Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy, or precedent.

P. Governing Law. Registrant agrees that this Registration
Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America. By submitting this Registration Agreement, Registrant consents to the exclusive jurisdiction and venue of the United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

Q. This is Domain Name Registration Agreement Version
Number 4.0. This Registration Agreement is only for registrations under top-level domains: COM, ORG, NET, and EDU. By completing and submitting this Registration Agreement for consideration and acceptance by NSI, the Registrant agrees that he/she has read and agrees to be bound by A through P above.

Authorization
0a. (N)ew (M)odify (D)elete....: N
0b. Auth Scheme................:
0c. Auth Info..................:

1.  Comments...................:

2.  Complete Domain Name.......: ekomart.com

Organization Using Domain Name
3a. Organization Name..........: RTG-TPD Holding Co. LLC
3b. Street Address.............: P.O. Box 1777
3c. City.......................: Fort Lee
3d. State......................: NJ
3e. Postal Code................: 07024
3f. Country Code...............: US

Administrative Contact
4a. NIC Handle (if known)......:

4b. (I)ndividual (R)ole........: I
4c. Name.......................: Lee, Stan
4d. Organization Name..........: RTG-TPD Holding Co. LLC
4e. Street Address.............: P.O. Box 1777
4f. City.......................: Fort Lee
4g. State......................: NJ
4h. Postal Code................: 07024
4i. Country Code...............: US
4j. Phone Number...............: 201-363-0540
4k. Fax Number.................: 815-846-7550
4l. E-Mailbox..................: sierra5533@aol.com

Technical Contact
5a. NIC Handle (if known)......: NA466-ORG
5b. (I)ndividual (R)ole........: R
5c. Name.......................:
5d. Organization Name..........:
5e. Street Address.............:
5f. City.......................:
5g. State......................:
5h. Postal Code................:
5i. Country Code...............:
5j. Phone Number...............:
5k. Fax Number.................:
5l. E-Mailbox..................:

Billing Contact
6a. NIC Handle (if known)......:
6b. (I)ndividual (R)ole........: I
6c. Name.......................: Lee, Stan
6d. Organization Name..........: RTG-TPD Holding Co. LLC
6e. Street Address.............: P.O. Box 1777
6f. City.......................: Fort Lee
6g. State......................: NJ
6h. Postal Code................: 07024
6i. Country Code...............: US
6j. Phone Number...............: 201-363-0540
6k. Fax Number.................: 815-846-7550
6l. E-Mailbox..................: sierra5533@aol.com

Primary Name Server
7a. Primary Server Hostname....: ROME.NETWIDE.NET
7b. Primary Server Netaddress..: 209.26.140.2

Secondary Name Server(s)
8a. Secondary Server Hostname..: NAPLES.NETWIDE.NET
8b. Secondary Server Netaddress: 209.26.140.4
8a. Secondary Server Hostname..:
8b. Secondary Server Hostname..:
8a. Secondary Server Hostname..:
8b. Secondary Server Netaddress:

END OF AGREEMENT

--------------------
<!DOCTYPE HTML PUBLIC "-//W3C//DTD W3 HTML//EN">



<META content=text/html;charset=iso-8859-1 http-equiv=Content-Type>
<META content='"MSHTML 4.71.1712.3"' name=GENERATOR>
         
_)_)_)_)_)   Domain NAmereserve   (_(_(_(_(_

TO: Stan Lee
RE: DOMAIN NAME REGISTRATION
        ekomart.com

Dear Mr. Lee,

I am happy to report that your Domain Name registration has been approved and processed.

The following services and options that you chose on the registration form have been recorded:

* DNS (Domain Name Services) on our servers.
* E-MAIL FORWARDING
* SITE UNDER CONSTRUCTION PAGE


Internet users who point their browsers to: http://www.ekomart.com or www.ekomart.com or ekomart.com

Will be redirected to a SITE UNDER CONSTRUCTION PAGE http://


Additionally any e-mail sent to: Any Name name@ekomart.com

Will be forwarded to: sierra5533@aol.com

It normally takes one business day for the Domain Name to be entered into the Internet's root servers, however it can take as long as two weeks for the name to replicate over the entire Internet.

You can make changes to your forwarding and e-mail forwarding options any time and as often as you like. To do this visit our UPDATES page, by clicking on the UPDATE link at www.d-na.com/index2.htm.

Appended to this confirmation notice are: Internics' Registration Record and Registration Agreement, for your records .

Additionally, although Internic will bill you by e-mail and by snail mail within 10 to 14 days, you might wish to take advantage of their online payment method at http://d-na.com/payregistryonline.htm

Once again thank you for choosing Domain NAmereserve to service your domain registration.

Sincerely,

TS Rolle
Customer-Care
Domain NAmereserve - http://www.d-na.com

      ***********   So Whats Next?     ************

HOST YOUR SITE WITH US: WE MAKE IT EASY FOR YOU http://www.d-na.com/webhosting.htm

JOIN OUR RESELLER TEAM
http://www.d-na.com/resellerteam.htm
______________________________________________________________________________

YOUR INTERNIC REGISTRATION RECORD
==============================================================================
RTG-TPD Holding Co. LLC (EKOMART-DOM)
   P.O. Box 1777
   Fort Lee, NJ 07024
   US

   Domain Name: EKOMART.COM

   Administrative Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM       201-363-0540
   Technical Contact:
      Network Administrator (NA466-ORG) hostmaster @D-NA.COM
      1-407-322-4043
Fax- 1-407-322-1901
   Billing Contact:
      Lee, Stan (SLT94) sierra5533@AOL.COM       201-363-0540

   Record last updated on 26-Nov-1999.
   Domain servers in listed order:

  
ROME.NETWIDE.NET          
   209.26.140.2
  
NAPLES.NETWIDE.NET         
 209.26.140.4

=========================================================================
Domain Version Number: 4.0

NETWORK SOLUTIONS, INC.

DOMAIN NAME REGISTRATION AGREEMENT


A. Introduction. This domain name registration agreement
("Registration Agreement")is submitted to NETWORK SOLUTIONS, INC. ("NSI") for the purpose of applying for and registering a domain name on the Internet. If this Registration Agreement is accepted by NSI, and a domain name is registered in NSI's domain name database and assigned to the Registrant, Registrant ("Registrant") agrees to be bound by the terms of this Registration Agreement and the terms of NSI's Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein by reference and made a part of this Registration Agreement. This Registration Agreement shall be accepted at the offices of NSI.

B. Fees and Payments.

1) Registration or renewal (re-registration) date through March 31, 1998:
Registrant agrees to pay a registration fee of One Hundred United States Dollars (US$100) as consideration for the registration of each new domain name or Fifty United States Dollars (US$50) to renew (re-register) an existing registration.
2) Registration or renewal date on and after April 1, 1998:  Registrant agrees to pay a registration fee of Seventy United States Dollars (US$70) as consideration for the registration of each new domain name or the applicable renewal (re-registration) fee (currently Thirty-Five United
States Dollars (US$35)) at the time of renewal (re-registration).
3) Period of Service:  The non-refundable fee covers a period of two (2) years for each new registration, and one (1) year for each renewal, and includes any permitted modification(s) to the domain name record during the covered period.
4) Payment:  Payment is due to Network Solutions within thirty (30) days from the date of the invoice.

C. Dispute Policy. Registrant agrees, as a condition to submitting this Registration Agreement, and if the Registration Agreement is accepted by NSI, that the Registrant shall be bound by NSI's current Dispute Policy. The current version of the Dispute Policy may be found at the InterNIC Registration Services web site:
"http://www.netsol.com/rs/dispute-policy.html".

D. Dispute Policy Changes or Modifications. Registrant agrees that NSI, in its sole discretion, may change or modify the Dispute Policy, incorporated by reference herein, at any time. Registrant agrees that Registrant's maintaining the registration of a domain name after changes or modifications to the Dispute Policy become effective constitutes Registrant's continued acceptance of these changes or modifications. Registrant agrees that if Registrant considers any such changes or modifications to be unacceptable, Registrant may request that the domain name be deleted from the domain name database.

E. Disputes. Registrant agrees that, if the registration of its domain name is challenged by any third party, the Registrant will be subject to the provisions specified in the Dispute Policy.

F. Agents. Registrant agrees that if this Registration Agreement is completed by an agent for the Registrant, such as an ISP or Administrative Contact/Agent, the Registrant is nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

G. Limitation of Liability. Registrant agrees that NSI shall have no liability to the Registrant for any loss Registrant may incur in connection with NSI's processing of this Registration Agreement, in connection with NSI's processing of any authorized modification to the domain name's record during the covered period, as a result of the Registrant's ISP's failure to pay either the initial registration fee or renewal fee, or as a result of the application of the provisions of the Dispute Policy. Registrant agrees that in no event shall the maximum liability of NSI under this Agreement for any matter exceed Five Hundred United States Dollars (US$500).

H. Indemnity. Registrant agrees, in the event the Registration
Agreement is accepted by NSI and a subsequent dispute arises with any third party, to indemnify and hold NSI harmless pursuant to the terms and conditions contained in the Dispute Policy.

I. Breach. Registrant agrees that failure to abide by any provision of this Registration Agreement or the Dispute Policy may be considered by NSI to be a material breach and that NSI may provide a written notice, describing the breach, to the Registrant. If, within thirty (30) days of the date of mailing such notice, the Registrant fails to provide evidence, which is reasonably satisfactory to NSI, that it has not breached its obligations, then NSI may delete Registrant's registration of the domain name. Any such breach by a Registrant shall not be deemed to be excused simply because NSI did not act earlier in response to that, or any other, breach by the Registrant.

J. No Guaranty. Registrant agrees that, by registration of a domain name, such registration does not confer immunity from objection to either the registration or use of the domain name.

K. Warranty. Registrant warrants by submitting this Registration Agreement that, to the best of Registrant's knowledge and belief, the information submitted herein is true and correct, and that any future changes to this information will be provided to NSI in a timely manner according to the domain name modification procedures in place at that time. Breach of this warranty will constitute a material breach.

L. Revocation. Registrant agrees that NSI may delete a Registrant's domain name if this Registration Agreement, or subsequent modification(s) thereto, contains false or misleading information, or conceals or omits any information NSI would likely consider material to its decision to approve this Registration Agreement.

M. Right of Refusal. NSI, in its sole discretion, reserves the right to refuse to approve the Registration Agreement for any Registrant. Registrant agrees that the submission of this Registration Agreement does not obligate NSI to accept this Registration Agreement. Registrant agrees that NSI shall not be liable for loss or damages that may result from NSI's refusal to accept this Registration
Agreement.

N. Severability. Registrant agrees that the terms of this Registration Agreement are severable. If any term or provision is declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

O. Entirety. Registrant agrees that this Registration Agreement and the Dispute Policy is the complete and exclusive agreement between Registrant and NSI regarding the registration of Registrant's domain name. This Registration Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy, or precedent.

P. Governing Law. Registrant agrees that this Registration
Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America. By submitting this Registration Agreement, Registrant consents to the exclusive jurisdiction and venue of the
United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

Q. This is Domain Name Registration Agreement Version
Number 4.0. This Registration Agreement is only for registrations under top-level domains: COM, ORG, NET, and EDU. By completing and submitting this Registration Agreement for consideration and acceptance by NSI, the Registrant agrees that he/she has read and agrees to be bound by A through P above.

Authorization
0a. (N)ew (M)odify (D)elete....: N
0b. Auth Scheme................:
0c. Auth Info..................:

1.  Comments...................:

2.  Complete Domain Name.......: ekomart.com

Organization
Using Domain Name
3a. Organization Name..........: RTG-TPD Holding Co. LLC
3b. Street Address.............: P.O. Box 1777
3c. City.......................: Fort Lee
3d. State......................: NJ
3e. Postal Code................: 07024
3f. Country Code...............: US

Administrative Contact
4a. NIC Handle (if known)......:
4b. (I)ndividual (R)ole........: I
4c. Name.......................: Lee, Stan
4d. Organization Name..........: RTG-TPD Holding Co. LLC
4e. Street Address.............: P.O. Box 1777

4f. City.......................: Fort Lee
4g. State......................: NJ
4h. Postal Code................: 07024
4i. Country Code...............: US
4j. Phone Number...............: 201-363-0540
4k. Fax Number.................: 815-846-7550
4l. E-Mailbox..................: sierra5533@aol.com

Technical Contact
5a. NIC Handle (if known)......: NA466-ORG
5b. (I)ndividual (R)ole........: R
5c. Name.......................:
5d. Organization Name..........:
5e. Street Address.............:
5f. City.......................:
5g. State......................:
5h. Postal Code................:
5i. Country Code...............:
5j. Phone Number...............:
5k. Fax Number.................:
5l. E-Mailbox..................:

Billing Contact
6a. NIC Handle (if known)......:
6b. (I)ndividual (R)ole........: I
6c. Name.......................: Lee, Stan
6d. Organization Name..........: RTG-TPD Holding Co. LLC
6e. Street Address.............: P.O. Box 1777
6f. City.......................: Fort Lee
6g. State......................: NJ
6h. Postal Code................: 07024
6i. Country Code...............: US
6j. Phone Number...............: 201-363-0540
6k. Fax Number.................: 815-846-7550
6l. E-Mailbox..................: sierra5533@aol.com

Primary Name Server
7a. Primary Server Hostname....: ROME.NETWIDE.NET
7b. Primary Server Netaddress..: 209.26.140.2

Secondary Name Server(s)
8a. Secondary Server Hostname..: NAPLES.NETWIDE.NET
8b. Secondary Server Netaddress: 209.26.140.4
8a. Secondary Server Hostname..:
8b. Secondary Server Hostname..:
8a. Secondary Server Hostname..:
8b. Secondary Server Netaddress:

END OF AGREEMENT

----------------------- Headers --------------------------------
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                        STOCK PURCHASE AGREEMENT


	MEMORANDUM OF AGREEMENT made as of the 3rd day of November, 1999

BETWEEN:
Stan J. H. Lee,
for and on behalf of RTG-TPD Holding Co., LLC., and its Members

                (hereinafter called the "Seller")

						OF THE FIRST PART

A N D:

iNetboard, Inc.,
a corporation incorporated under the laws of the State of Florida

                (hereinafter called the "Purchaser")

						OF THE SECOND PART


WHEREAS, the Seller controls and represents all of the authorized issued and outstanding interest of all the members of RTG-TPD Holding Company, LLC., (herein referred to as the "Corporation"), and;

	WHEREAS, the Purchaser desires to acquire all of the outstanding shares of the Corporation's Common Stock, and;


	NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the covenants, agreements, warranties, and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

ARTICLE 1.00 - DEFINED TERMS

1.1	When used herein or in any amendments hereto, the following terms shall have the following meanings respectively.

"Agreement" means this agreement and all schedules attached to this agreement. The term includes each case where it may be supplemented or amended from time to time. The expressions "hereof", "herein", "hereto", "Hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section, and subsection of this agreement.

"books and records" means the accounting books of original entry including the general ledger, record of cash receipts and disbursements, purchase journal and banking records.

"Business" means the business presently and heretofore carried on by the Corporation, consisting of being operating manager of Komart Shopping Mall, Komart Supermarket, and San Restaurant located in Denver, Colorado as well as the planned purchase and sale, development, support, maintenance, and enhancement of commercial and retail shopping centers and developments, to include related e-commerce and multi media online and outdoor advertising businesses, and such other ventures as the directors of the Corporation may from time to time deem appropriate.

 "Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday.

"Closing" means the closing of the transaction for purchase and sale contemplated herein.

"Closing Date" or "Date of Closing" means September 14, 1999 or such other date as may be mutually agreed upon in writing by the parties hereto.

"Closing Financial Statements" has the meaning ascribed to it in section
4.1.1.

"Common Shares" means the issued and outstanding common shares in the capital of the Corporation.

"Corporation" means the companies listed hereinabove as the Seller.

"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP.

"Exchange Shares" means 7,000,000 common.

"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove.


"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis.

"GAAP" means generally accepted accounting principles in the United States, as appropriate and as in effect from time to time, consistently applied.

"NASDAQ" means the National Association of Securities Dealers and
Quotations.

"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate, or associate (as defined in the Securities Act of 1933, as amended) of the Corporation. This term includes any one or more of the Seller or any other Person who does not deal at arm's length with the Corporation or any one or more of the Seller within the meaning of such concept as used in the Income Tax Act (USA).

"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, or any other entity (including any governmental, administrative, or regulatory authority).

"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement.

"Preferred Shares" mean, preferred convertible voting shares in the capital of the Purchaser, said shares being convertible at a price of $0.01 per share one year from the effective date of a Registration Statement to be filed with the SEC (defined hereinbelow) no later than 60 days from the Closing Date.

"Purchased Shares" shall have the meaning attributed thereto in section 3.1 hereof.

"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person. This term includes any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rule 144" means rule 144 of the United States Securities and Exchange
Commission.

"SEC" means the Securities and Exchange Commission of the United States.

"Seller" shall mean, specifically for purposes of this agreement and identifying the parties thereto, all of the shareholders of the Corporation.

"Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like relation to a Subsidiary.

"this agreement", "this agreement", "herein", "hereto", "hereunder", "hereof" and similar expressions refer to the within agreement and not to any particular portion thereof, and include the schedules referred to in
Article 2.00.

"Time of Closing" means two o'clock in the afternoon on the Closing Date.

ARTICLE 2.00 - SCHEDULES

2.1	The following schedules, at time of closing, shall be delivered and attached to and incorporated in this Agreement by reference and deemed to be part hereof:

        Schedule 4.2.1  -       Financial Statements of Corporation

        Schedule 4.2.6  -       Corporation's Shareholders

        Schedule 4.2.22 -       Outstanding Obligations of Corporation

	Schedule 4.2.23	-	Leases of Corporation

	Schedule 4.2.26	-	Insurance Policies of Corporation

	Schedule 4.2.34	-	Accounts List of Corporation

        Schedule 5.2.1  -       Financial Statements of Purchaser

        Schedule 5.2.7  -       Outstanding Rights to Securities of Purchaser

        Schedule 5.2.22 -       Outstanding Obligations of Purchaser

        Schedule 5.2.33	-	Accounts List of Purchaser

	Schedule 5.2.37	-	Shareholder Credit Facility to Purchaser

        Schedule 6.2.4  -       Power of Attorney

        Schedule 9.9    -       Indemnification Agreement


ARTICLE 3.00 - PURCHASE AND SALE

3.1 Subject to the terms and conditions hereof, the Seller hereby agree to sell, assign, and transfer to the Purchaser a 100% interest in the Corporation ("the Purchased Shares"). The Purchaser covenants and agrees to purchase from the Seller the Purchased Shares for an amount equal in the aggregate to the Purchase Price of $7,000,000 dollars ($7,000,000), payable as hereinafter set out. At time of Closing, the Purchased Shares will constitute 100% of the interest of all members of the Corporation.

3.2	Subject to the hereinafter described conditions, the Purchaser hereby agrees to exchange the equivalent of 7,000,000 shares of its Common Shares (7/8.05 share or 875% of the outstanding shares of the Purchaser) on the Closing Date, provided, however that 2.0 million common shares are reserved for raising capital for the Corporation, (providing the Seller, on a fully diluted basis including shares reserved for sale to the public for raising Capital, shall have a total of 7/10.5 interest in the Purchaser), with $0.01 par value (the "Exchange Shares"), with the Seller for all of the Purchased Shares as follows:

(A)	at Closing, the Purchaser will issue and deliver 7,000,000 shares of its common stock to the Seller on a pari passu basis, and;

(B)	at Closing and immediately following completion of the exchange described in Section 3.2(A), the Purchaser shall call a special meeting of its stockholders for the following purposes:

		(1)	new directors shall be elected and new bylaws shall
be adopted;

(2) Purchaser's entry into this agreement shall be ratified, provided, however, that such ratification shall not be a condition subsequent but a condition precedent to this agreement and that by executing this Agreement, the Purchasers declare such ratification has been effected.

3.3	The Seller hereby represent, warrant, covenant, and acknowledge the following.

3.3(A)	The Purchased Shares are being transferred without registration under the provisions of Section 5 of the Act.

3.3(B)	All of the Purchased Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.

3.3(C)	The Seller shall not transfer any of the Exchanged Shares except in compliance with all applicable laws.

3.3(D)	The Seller is acquiring the Exchanged Shares for their own account, for investment purposes only and not with a view to further sale or distribution, except as permitted by law.

3.3(E)	The Seller have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.


3.4	The Purchaser hereby represents, warrants, covenants and acknowledges the following.

3.4(A)	The Exchange Shares are being transferred without Registration under the provisions of Section 5 of the Securities Exchange Act of 1934, as amended (the "Act") or Florida Blue Sky Law.

3.4(B)	All of the Exchange Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.

3.4(C)	The Purchaser shall not transfer any of the Purchased Shares except in compliance with all applicable laws.

3.4(D)	The Purchaser is acquiring the Purchased Shares for its own account, for investment purposes only and not with a view to further sale or distribution.

3.4.1 The Purchaser has 22,000,000 shares of capital stock, $0.01 par value, authorized, 1,050,000 of which will be the total outstanding and fully diluted amount immediately prior to conclusion of this transaction and upon its conversion of both the preferred stock and warrants held by Medical Industries of America, Inc. A further 2.45 Million Shares shall be issued by the Purchaser prior to the Closing Date, 2.0 million to be reserved for sale of common shares to the public at a minimum of $6.00 per share.

3.4.2 Except as described herein, the Purchaser has no other, outstanding securities of any class or of any kind or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Purchaser to issue or sell any additional shares or options or rights with respect thereto or any securities convertible into any shares of Stock of any class.

3.5 The Purchase Price shall be paid and satisfied in full by the delivery of the issued Exchange Shares at the Times of Closing.

3.6 The certificates representing the shares being exchanged shall each bear the following legend:


"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE, PROVINCE, OR NATIONAL AUTHORITY). CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS, AND WARRANTIES OF AND THE
CORPORATION

4.1 The Shareholders of the Seller hereby covenant, represent, and warrant, and the Seller, jointly and severally, represent to the best of their knowledge, as follows:

4.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Seller, and made a part hereof as Schedule 4.2.1 are the following:

(A) unaudited balance sheet of the Corporation to be acquired as of July 31, 1999, with the related statement of operations and unaudited statement of cash flow for the period ending July 31, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Corporation's Financial Statements").

4.2.2	Corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Colorado.

4.2.3	Corporation has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Colorado, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4	At Time of Closing, the authorized capital of the Corporation shall consist of 200 units without par value.

4.2.5	At Time of Closing, the authorized capital of the said corporation shall be 200 units (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Seller.


4.2.6	All of the Purchased Shares are owned by the shareholders of the
Corporation as the beneficial owners of record as listed at Schedule 4.2.6. Such listed shareholders have good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever. This provision includes voting trusts, shareholders' agreements, options, or other agreements of any kind. The Seller represent that said listed shareholders have the absolute right to transfer the Purchased Shares, and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.


4.2.7 The Corporation has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8	No person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital of the Corporation or of any securities of the Corporation. This provision includes convertible securities, warrants, and convertible obligations of any nature.

4.2.9	Except with respect to product warranties provided by the
Corporation in the ordinary course of business, the Corporation is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

4.2.10	There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.11 The Corporation's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

4.2.11(A)	all the assets, liabilities (whether accrued, absolute,
contingent, or otherwise), and the financial condition of the Corporation as at the respective dates of the Corporation's Financial Statements; and

4.2.11(B)	the sales, earnings, and results of the operations of the
Corporation during the periods covered by the Corporation's
Financial Statements.

4.2.12 The corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.13	The Business has been carried on in the ordinary course since
January 1999. Since then, there has been no change in the business operations, affairs, or condition of the Corporation, financial or otherwise. This provision includes changes arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, or otherwise. This provision excludes changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects, and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.14	The books and records, financial and otherwise, of the Corporation fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Corporation as at the date hereof. All material, financial transactions of the Corporation are accurately recorded in such books and records.

4.2.15	Execution of this Agreement by the Seller and delivery of the
Agreement by them to the Purchaser and their performance hereunder has been duly authorized. No further action is necessary on the part of the Seller to make this agreement valid and binding in accordance with its terms upon the Seller.

4.2.16	The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Corporation. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Corporation or any one or more of the Seller is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.17	This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Corporation, the Seller, or their respective properties or businesses.

4.2.18	No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Corporation pursuant to any agreement affecting its assets or the Business following closing.

4.2.19	The Corporation will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

4.2.20	The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Corporation, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

4.2.21	No capital expenditures, except in the ordinary course of business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing without the prior written consent of the Purchaser.

4.2.22	Annexed hereto as Schedule 4.2.22 is a complete list of all
outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation. None of which are presently in default, and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.23	The Corporation is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 4.2.23 hereto. The schedule specifies the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises, and the rental payable thereunder. Each of such leases is in good standing and in full force and effect without amendment thereto, and the Corporation is not in breach of any of the covenants, conditions, or agreements contained in each such lease. There are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.24	The Corporation is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

4.2.25	The Corporation is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.26	The Corporation maintains appropriate policies of insurance, given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy, and it has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

Schedule 4.2.26 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage, and amount of coverage.

4.2.27	There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Seller are not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

4.2.28	Except for agreements, contracts, and commitments in the ordinary course of business, the Corporation is not a party to any outstanding agreement, contract, or commitment, whether written or oral.

4.2.29	All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.30	The Corporation is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

4.2.31	The uses of the real properties owned or leased by the Corporation referred to in this agreement or the schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction, or official plan.

4.2.32	The Corporation owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising except as listed at Schedule 4.2.22; the purchase price is based on and directly correlates to the net tangible worth (being assets less liabilities) of the Corporation, which the Corporation represents to be approximately $7,000,000 upon audit.

4.2.33	The conduct of the Business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

4.2.34	Annexed hereto as Schedule 4.2.34 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

4.2.35 The Corporation is conducting the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial.
Also the Corporation is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

4.2.36	All facilities and equipment owned and used by the Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.37	There are not now any loans or other indebtedness outstanding between the Corporation and the Seller or either any current or former directors, officers, shareholders, or employees of the Corporation or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business or otherwise disclosed in the Corporation's Financial Statements.

4.2.38 To the best of the Seller' knowledge, there are no liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Corporation's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.39	There is not now nor will there be at the Time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.

4.2.40	The Corporation is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.41	The Corporation has duly and timely filed all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the corporation has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date. Adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge, or deficiency against the Corporation in respect of taxes, governmental charges, or assessments, asserted by such authority.
The Corporation has withheld from each payment made to any of its officers, directors, employees, former directors, officers, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom. The Corporation has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

4.2.42 The Seller have no information or knowledge of any facts relating to the Seller, the Business, the Corporation, or the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.


4.2.43 The Corporation shall prepare and file all documents and forms necessary to effect the filing and registration of the combined companies (with iNbd as the parent holding corporation) so as to complete and receive approval of an effective registration statement for NASDAQ SmallCap listing as soon as reasonable (i.e., within 90 days) from the date of closing.

/s/ All items requested have been examined, and approved. DRD/s/


ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser covenants, represents, and warrants as follows and acknowledges that the Seller are relying upon such covenants, representations, warranties, and covenants in connection with the sale by the Seller of the Purchased Shares.

5.2.1	Delivered at Closing, warranted to be true and correct to the best knowledge of the Purchaser, and made a part hereof as Schedule 5.2.1 are the following:

(A) unaudited balance sheet of the Purchaser to be acquired for the fiscal years of 1997 and 1998, with the related statement of operations and unaudited statement of cash flow for the same years, and;

(B) unaudited balance sheet of the Purchaser to be acquired as of March 31, 1999 (the "Purchaser's Interim Balance Sheet") with the related unaudited statement of income and unaudited statement of cash flow for the one month ended April 30, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Purchaser's Financial Statements").

5.2.2 Purchaser has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Florida.

5.2.3 Purchaser has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Florida, being the only jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2.4 At time of Closing, the authorized capital of the Purchaser shall consist of 22,000,000 shares with a par value of $0.01.

5.2.5 At time of Closing, the authorized issued capital of the Purchaser shall be 4,000,000 shares of its common stock (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Purchaser.

5.2.6 The Purchaser has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

5.2.7 Except as listed at Schedule 5.2.7, no person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital or any securities of the Purchaser. This provision includes convertible securities, warrants, and convertible obligations of any nature.

5.2.8 The Purchaser is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

5.2.9 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Purchaser for product liability.

5.2.10 The Purchaser's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Purchaser as at the respective dates of the Purchaser's Financial Statements, and;

(B) the sales, earnings, and results of operations during the periods covered by the Corporation's Financial Statements.

5.2.11 The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Purchaser are complete and accurate in all material respects.

5.2.12 The Purchaser does not have an active business or operations.

5.2.13 The Purchaser has no inventory.

5.2.14 The books and records, financial and otherwise, of the Purchaser fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Purchaser as at the date hereof. All material, financial transactions of the Purchaser are accurately recorded in such books and records.

5.2.15 The execution and delivery of this Agreement by the Purchaser as well as the performance by the Purchaser hereunder have been duly authorized.
No further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser.

5.2.16 The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Purchaser. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Purchaser is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.

5.2.17 This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Purchaser.

5.2.18 No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Purchaser pursuant to any agreement affecting its assets or the Business following closing.

5.2.19 The Purchaser will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

5.2.20 The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Purchaser, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

5.2.21 No capital expenditures, except in the ordinary course of business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing without the prior written consent of the Seller.

5.2.22 Annexed hereto as Schedule 5.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Purchaser. None of which are presently in default, and the Purchaser is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Seller.

5.2.23 The Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee.

5.2.24 The Purchaser is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

5.2.25 The Purchaser is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

5.2.26 The Purchaser does not maintain any insurance policies.

5.2.27 There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Purchaser, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Purchaser is not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

5.2.28 Except for agreements, contracts, and commitments in the ordinary course of business, the Purchaser is not a party to any outstanding agreement, contract, or commitment, whether written or oral, except for the Agreement of Purchase and Sale for all the outstanding shares of Tritium, Inc. said Agreement as executed on or before August 17, 1999.

5.2.29 All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Purchaser.

5.2.30 The Purchaser is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

5.2.31 The Purchaser does not lease any real properties.

5.2.32 The Purchaser owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising.

5.2.33 The conduct of business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

5.2.34 Annexed hereto as Schedule 5.2.33 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Purchaser has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.


5.2.35 The Purchaser exists in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches in the aggregate are immaterial. Also the Purchaser is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

5.2.36 All facilities and equipment owned or used by the Purchaser are in good operating condition and are in a state of good repair and maintenance.

5.2.37 Except as specified at Schedule 5.2.37, there are not any loans or other indebtedness outstanding between the Purchaser and either the Seller or either any current or former directors, officers, shareholders, or employees of the Purchaser or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Purchaser in the normal course of business.

5.2.38 There are no liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Purchaser's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Purchaser.

5.2.39 There is not now nor will there be at the time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Purchaser.

5.2.40 The Purchaser is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

5.2.41 The Purchaser has duly and timely filed or has pending all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the Purchaser has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date.

5.2.42 The Purchaser has no information or knowledge of any facts relating to the Purchaser which if known to the Seller might reasonably be expected to deter the Seller from completing the transaction and sale herein contemplated.

/s/ all items supplied, examined and approved/ SJHLs/


ARTICLE 6.00 - COVENANTS OF THE SELLER

6.1	The Seller covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following.

6.2.1 Take all necessary steps and proceedings required for all of the Purchased Shares to be duly and regularly transferred to the Purchaser.

6.2.2 Until the time of Closing, continue to operate the business of the Corporation prudently and in such a manner as to preserve and maintain the goodwill of the Corporation.

6.2.3 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser


ARTICLE 7.00 - COVENANTS OF THE PURCHASER

7.1 The Purchaser covenants and agrees with the Seller that, on or before the Closing Date, it will do or cause to be done the following.

7.2.1 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Seller.

7.2.2 Provide the Seller, at least four (4) days prior to the Closing Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files, and other properties of the Purchaser. The Purchaser shall deliver to the Seller custody of all such keys, credit cards, books, records, files, and other property in the possession of the Purchaser.

7.2.3 Cause such directors and officers of the Purchaser as the Seller may specify to resign in favor of nominees of the Seller, such resignations to be effective as at the time of Closing.

7.2.4 Up to the Time of Closing, continue to operate the businesses of the Purchaser prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser.



ARTICLE 8.00 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1 The covenants, representations, and warranties of the Seller contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following the Closing Date.

8.2 The covenants, representations and warranties of the Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller following the Closing Date.


ARTICLE 9.00 - CONDITIONS OF CLOSING

9.1 The sale and purchase of the Purchase Shares is subject to the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the time of Closing.

9.2 The covenants, representations, and warranties of the Seller contained in this Agreement or any schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in Article 4.00, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition.

9.3 The Seller shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Seller contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties, which shall continue in full force and effect as provided herein.

9.4 The Seller shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.

9.5 At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition, or business of the Corporation from that shown on or reflected in the Financial Statements.

9.6 Any consent, authorization, license, franchise, permit, approval, or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained.

9.7 The Purchaser shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date. This certificate shall have the same force and effect as though made on and as of such date provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties which shall continue in full force and effect as provided herein.

9.8 The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

9.9 The parties shall execute and deliver an indemnification agreement to be annexed hereto as Schedule 9.9.

9.10 The parties shall not close and complete this transaction unless both Seller and Purchaser have signed a written acknowledgment that the exchange of shares between them does not create a taxable event for either party.

9.11 The parties hereby agree that the scheduled closing shall be conditional upon shareholder approval by the shareholders of both companies.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1 The closing is scheduled to take place on September 14, 1999 and at the Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.

10.2 At the Time of Closing and upon fulfillment of all the conditions set out in this Agreement, which have not been waived in writing by the Seller or the Purchaser, the Seller shall deliver to the Purchaser proper certificates for all the Purchased Shares.


ARTICLE 11.00-NOTICE

11.1 Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or by registered mail. Any notice directed to any party shall be addressed to it as follows:

To the Purchaser:

			iNetboard, Inc.,
			Attn:  D. R. Dimick, Chairman
			668 Fergusson Lane
			West Palm Beach, Florida 334145


To the Seller and the Corporation:

			RTG-TPD Holding Co., LLC.,
			71 Stony Hill Road
			Second Floor
			Bethel, Connecticut  06801


11.2 Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth (4th) business day following the date on which it was mailed. Provided that if there exists at the time of mailing of a notice hereunder or within four (4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by an express or postal service, then such notice will only be effective if actually delivered.

11.3 The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.


ARTICLE 12.00 - GENERAL

12.1  Time shall be of the essence of this Agreement.

12.2 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original, and all of which together shall constitute one and the same agreement.

12.3 This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of Florida. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of Florida. Each of the parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Florida.

12.5 The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 Except as otherwise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale, including all fees and expenses of its accountants, counsel, and officers.

12.7 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof. Any such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had not been inserted herein. The parties hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and vice versa.

12.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors, and permitted assigns.

12.10 Where the date either for the expiration of any time period or for the closing of anything hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any of the transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED            )
	in the presence of		)
                                        )       /s/Stan J. H. Lee/s/
                                        )          SELLER
                                        )      By, Stan J. H. Lee
                                        )
					)
					)
                                        )
                                        )       /s/Douglas R. Dimick/s/
                                                   PURCHASER

 BLANK PAGE

 EXHIBITS- VOLUME 3

                             LEASE AGREEMENT

               LANDLORD: GOLDEN GATE SHOPPING PLAZA, LLC

TENANT: ekomart.com, Inc.

THIS LEASE made and entered into this day of April         , 2000 by and
between;

GOLDEN GATE SHOPPING PLAZA, LLC, whose Member/Manager is John D. Dinan and whose address is 28815 W. Eight Mile Road, Suite 101, Livonia, MI 48152, party of the first part, (hereinafter sometimes designated as "Landlord") and ekomart.com, Inc. whose address is 71 Stony Hill Road, Rte 6, Second Floor, Bethel, Conn. 06801, party of the second part, (hereinafter sometimes designated as "Tenant").

WITNESSETH:

ARTICLE I GRANT AND TERM

Section 1.01 Leased Premises

In consideration of the mutual promises, covenants and agreements herein contained, the adequacy of which consideration is by both parties confessed and acknowledged, and in further consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord leases to the Tenant, and the Tenant rents from the Landlord those certain premises now or hereafter to be erected in the Shopping Center property hereafter described, (hereinafter sometimes called "Shopping Center", GOLDEN GATE SHOPPING PLAZA, LLC located in the city of Troy, county of Oakland Michigan, described as containing 111.06 feet, of frontage (measured from outside of exterior wall or center of common partition; as the case may be), and having an overall depth of 165 feet (measured from outside of exterior wall to outside of exterior wall) for a total of 18,325 square feet of ground floor area, consisting of that portion of the building highlighted on Exhibit "B" attached hereto, which building shall be located within the Shopping Center approximately as shown on Exhibit "A" attached hereto. Landlord and Tenant agree that Exhibit "A" shows only the approximate shape and dimensions of the proposed buildings in the Shopping Center, and further agree that Tenant's consent shall not be required for any additions, reductions or modifications thereto, including the construction of any freestanding buildings on any portion of the parking or common areas of the Shopping Center, or the sale of any portions of the Office Center for development of freestanding buildings, (sometimes herein designated "Leased or Demised Premises"), and the same being located within the Shopping Center property known and described as:

Land located in the City of Troy, Oakland County, Michigan, described as beginning at a point north 89 degrees 20 minutes 00 seconds west 210.00 feet from the southeast corner of section 24, town 2 north, range 11 east, City of Troy, Oakland County, Michigan; thence north 89 degrees 20 minutes 00 seconds west 483.73 feet along the south line of said section 24; thence north 0 degrees 56 minutes 50 seconds east 792.00 feet; thence south 89 degrees 20 minutes 00 seconds east, 688.64 feet to a point on the east line of section 24; thence south 0 degrees 34 minutes 45 seconds west 469.99 feet along said east line of section 24; thence north 89 degrees 20 minutes 00 seconds west 210.00 feet; thence south 0 degrees 34 minutes 45 seconds west,
322.00 feet to the point of beginning.


Whose address is: 2967 E. Big Beaver, Troy, Ml 48084

Section 1.02 Length and Term

To have and to hold, together with appurtenances, with a quiet and undisturbed possession to the Tenant of the leased Premises for a term of Twenty (20) years, commencing on the day 1st of July, 2000 and ending on the 30th day of June, 2020 upon the terms and conditions as are herein set forth. *

Section 1.03 Construction of Leased Premises

Landlord agrees prior to the commencement of the term of this lease, at Landlord's sole cost and expense, to construct on the site of the Shopping Center, a new building in which the demised premises are to be located, in accordance with the outline specification, where applicable, entitled "Description of Landlord's Work" annexed hereto and made a part hereof, and it is understood and agreed by Tenant that no minor changes from the plans that have been agreed upon by and between the parties hereto, which may be necessary during the preparation to the demised premises for Tenant or during construction, will affect or change this lease or invalidate same.

Section 1.04 Possession after Completion of Construction

Except as hereinafter provided, Landlord covenants that actual possession of the demised premises shall be delivered to Tenant on or before the date specified for the commencement of the term hereof, it is understood that delivery of possession prior to such commencement date shall not affect the expiration date of the term of this lease. Landlord shall, form time to time during the course of construction, provide to Tenant information concerning the progress of construction of said building and shall, when construction progress so permits, notify Tenant in advance of the exact or approximate date by which the demised premises will be ready for occupancy, and will notify Tenant when said premises are in fact ready for occupancy, and will notify Tenant when said premises are in fact ready for occupancy. It is agreed that by occupying said premises as a Tenant, Tenant formally accepts the same and acknowledges that the demised promises are in the condition called for hereunder. Then rentals herein reserved shall commence on the date when the premises are ready for occupancy, provided, that for the first 90 days after obtaining building permit, Tenant shall be permitted to occupy the said premises without the payment of rent for the purpose of installing fixtures in the said building. However, should Tenant open demised premises for business prior to the expiration of the free rent period, rent shall nonetheless be payable from such a date of opening. Tenant, prior to delivery of possession, shall be permitted to install fixtures and other equipment so long as such activities do not interfere with construction work and it is agreed by Tenant that Landlord shall have no responsibility or liability whatsoever for any loss of or damage to, any fixtures or other equipment so installed or left on the premises. Tenant covenants that it shall open for business from the leased premise fully fixtured, stock and staffed on or before the free rent period expiration.

Section 1.05 Extension of Lease Term, Because of Delayed Completion

Failure of Landlord to deliver actual possession of said premises at the time and in the condition herein provide, shall postpone the date of commencement of the term of this lease and extend the date of the expiration thereof for a period of time equal to that which shall have elapsed between the first day of said term as stated herein and the date on which the demised premises are delivered to and accepted by Tenant. Solely for the purpose of computing the term of this lease, the commencement date shall be deemed to be the first day of the month next following the expiration of the free rent period hereinbefore provided.

Section 1.06 Determination of Availability of Demised Premises
The demised premises shall be deemed as ready for occupancy when:

a)	Landlord shall have substantially completed construction of the said premises in accordance with the description of Landlords work as referred to in section 1.03 of this article and the attached rider, in accordance with all lawful statutes or ordinances and regulations affecting said premises. If any disputes shall arise as to the premises being ready or Tenant's occupancy, a certificate furnished by an architect selected by both parties so certifying shall be conclusive and binding of the fact and date upon the parties, and when,

b)	A minimum of one-half of the parking facilities provided for in
Section 3.02 of Article III of this lease has been completed and is available for use.

ARTICLE 11 RENT

Section 2.01 Minimum Rent

The fixed minimum annual rent during the term of this lease shall be payable by Tenant in equal monthly installments on or before the first day of each month in advance, at the office of the Landlord, without any prior demand therefore, and without any deduction or set-off whatsoever, and shall be as follows:

Twelve Thousand Two Hundred Sixteen Dollars & 67/100 ($12,216.67) per month for the 1st and 2nd year of said lease.

Thirteen Thousand Seven Hundred Forty Three Dollars & 75/100 ($13,743.75) per month for the 3rd and 4th years of said lease.

Fifteen Thousand Two Hundred Seventy Dollars & 83/100 ($15,270.83) per month for the 5th and 6th year of said lease.

Sixteen Thousand Seven Hundred Ninety Seven Dollars & 92/100 ($16,797.92) per month for the 7th and 8th year of said lease.

Eighteen Thousand Three Hundred Twenty Five Dollars & 00/100 ($18,325.00) per month for the 9th and 10th years of said lease.

Years 11 and 12, Base rent increase, per month based on the Cost of Living Index (CPI) for the previous two (2) year lease period or 3% per annum, whichever is lower.

Years 13 and 14, Base rent increase, per month based on the Cost of Living Index (CPI) for the previous two (2) year lease period or 3% per annum, whichever is lower.

Years 15 and 16, Base rent increase, per month based on the Cost of Living Index (CPI) for the previous two (2) year lease period or 3% per annum, whichever is lower.

Years 17 and 18, Base rent increase, per month based on the Cost of Living Index (CPI) for the previous two (2) year lease period or 3% per annum, whichever is lower.

Years 19 and 20, Base rent increase, per month based on the Cost of Living Index (CPI) for the previous two (2) year lease period or 3% per annum, whichever is lower.

There will be a late charge of $25.00 if monthly rental payment is received after the 10th of the month.

Section 2.02 Real Estate Taxes

a)	Tenant shall pay to Landlord as additional rent during each lease year it's "proportionate share", as hereinafter defined, of the real property taxes and assessments (both ordinary and extraordinary) payable by landlord during each lease year with respect to the entire Shopping Center. Should the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction therefore, impose a tax and/or assessment (other than a franchise tax) upon or against the rentals payable hereunder by Tenant to Landlord, or receivable rental, either by way of substitution for the taxes and assessments levied or assessed against such land and such building, or in addition thereto, such tax and land assessment shall be deemed to constitute a tax and/or assessment against such land and improvements for the purpose of section 2.02.

b) Tenant's "proportionate share" shall be equal to that proportion which bears the same ratio to the total real estate taxes for buildings as the total of the square footage of the Demised Premises bears to the total square footage of the rental space in the Center. In payment of Tenant's proportionate share of real estate taxes; the Tenant shall pay 1/l2th of the previous years tax payment, per month, with each rent payment.

c) Tenant shall pay Landlord it's proportionate share of such excess real estate taxes and assessments as additional rent within 15 days of written notice, with the understanding that any amount in excess of $500.000 would be payable over 60 days after billing presented therefore by Landlord.

Section 2.03 Additional Rent

The Tenant shall pay as additional rent any money and charge required to be paid pursuant to the terms of this lease agreement, whether or not the same may be designated "additional rent". If such amounts or charges are not paid at the time provided in this lease, they shall nevertheless, if not paid when due, be collectible as of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

Section 2.04 Past Due Rent

If Tenant shall fall to pay any rent or additional rent when the same shall be due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of fifteen (15%) percent per annum.

ARTICLE III OPERATION AND MAINTENANCE OF COMMON AREAS

Section 3.01 Designation of Common Areas

For the purpose of this article and wherever also used in this lease, the common area shall be defined as to include, by way of illustration arid not limitation, all parking areas, access roads and facilities which may be furnished by Landlord in or near the center, including driveways, pedestrian sidewalks, landscaped and planting areas, retaining walls, lighting facilities and all other areas and improvements which may be provided by the Landlord for the general use is common of the Tenant's, their officers, agents and employees.

Tenant's proportionate share shall be determined by the ratio between the rental area of the demised premises 18,325 square feet and the total rental floor area of the building 99,605 square feet. Tenant's proportionate share shall be 18.4% at the execution of this lease.

Section 3.02 Construction of Common Areas

Landlord agrees, at Landlord's sole cost and expense, to hard surface, properly drain, adequately light and landscape a parking area, or parking areas, together with the necessary access roads within the limits of the Shopping Center. Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, the parking area or areas and access roads within the limits of the Shopping Center, Landlord further agrees to operate, manage and maintain, during the term of this lease, all parking areas, roads, sidewalks, landscaping, drainage and lighting, facilities within the Shopping Center property. The manner in which such areas and facilities shall be maintained and the expenditures thereof shall be at the sole discretion of the Landlord and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

Section 3.03 Tenant's Pro Rata Share of Expenses

Tenant agrees to pay upon demand, in addition to the rental set forth in
Article 11 of this lease, a proportionate share of the cost of operation, lighting, cleaning, snow removal, line painting, policing and maintenance, including such replacement of paving, curbs, walkways, landscaping and drainage and lighting facilities as may be from time to time necessary, of all the common areas of the Shopping Center, to which shall be added an amount equal to fifteen (15%) percent thereof in fill payment of all administrative costs in relation thereto. Cost of operation and maintenance shall include depreciation of equipment acquired for use in maintenance, but shall not include taxes, assessments or depreciation of the original investment. The proportionate share, to be paid by Tenant shall be computed on the basis that the total floor area of the herein demised premises bears to the total floor area of the Shopping Center. With each demand for payment as herein provided of Tenant's proportionate share, Landlord shall submit a statement showing in reasonable detail for the period in question, all disbursements made in connection with the operation and maintenance herein described.

a) Tenant's "proportionate share" shall be equal to that proportion which bears the same ratio to the total parking lot maintenance for buildings as the total of the square footage of the Demised Premises bears to the total square footage of the rental space in the Center. In payment of Tenant's proportionate share of parking lot maintenance, the Tenant shall pay 1/12th of the previous years costs, per month, with each rent payment.

Section 3.03A

With regards to annual increases in Tenant's pro rata share of expenses, the annual increase of operating and maintenance expenses, as mentioned in section 3.03, shall not exceed 5% per annum per fiscal year.

ARTICLE IV USE OF PREMISES

Section 4.01 Use of Premises

It is understood and agreed between the parties hereto that said premises during the continuance of this lease may be used and occupied only for the Korean & Japanese Grocery Store, including Food Court, Bakery and general merchandise and services and for no other purpose or purposes without the written consent of Landlord. Tenant agrees to operate 100% of the leased premises during the entire term of this lease; unless prevented form doing so by causes beyond Tenant's control, and to conduct its business at all times in a high class and reputable manner. Tenant shall promptly comply with all laws, ordinances and lawful orders and regu1ations affecting the premises hereby leased, and the cleanliness, safety, occupation and use of same. Landlord represents that there is no exclusivity of merchandise to sell and service to provide that are currently being offered to other
Tenants in Golden Gate Shopping Plaza, LLC, existing, that may be in conflict with it's allowed use of space. This lease is subject to appropriate authorities such as, Building Department, Health Department and Zoning Department, approving the use of space for its intended use under the leases, Retail Supermarket with food court, concessions and bakery.
Landlord reserves the right to approve in writing all sub-tenants and their uses to avoid a conflict amongst various Tenants in Golden Gate Shopping Plaza, LLC. Tenant cannot vacate premises without the permission of Landlord. Golden Gate Shopping Plaza, LLC must have continuous use of the premises.

Section 4.01B Storage, Office Space

Tenant shall warehouse, store and/or stock in the leased premises only such goods, wares, and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the leased premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, it any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the leased premises as is from time to time reasonably required for Tenant's business in the leased premises.

Section 4.02 Care of Premises

a)	Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other Tenant's in the Shopping Center, and shall keep the premises under its control, including the sidewalks adjacent to the premises clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the leased premises. Tenant shall not bum any trash or garbage of any kind in or about the building. If Landlord shall provide any service or facilities for such pickup, the Tenant shall be obligated and shall pay a proportionate share of actual cost as determined or specified in Article IV.

b)	Tenant shall not make any structural changes in the demised premises without the written consent of Landlord.

c)	Tenant shall not keep or display any merchandise or signs on or otherwise obstruct the sidewalks or areaways adjacent to the premises without the written consent of Landlord. Tenant shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, or for any unlawful purpose or purposes. Tenant shall maintain the show windows and signs in a neat and clean condition. Tenant shall not make any structural changes in the demised premises without the written consent of Landlord.

Section 4.03 Hazardous Substances or Conditions

Tenant agrees not to keep in the premises any inflammable combustible or explosive substance or any substance, which would create or tend to create a dangerous or combustible condition. Tenant agrees not to cause or allow the presence, storage use, maintenance or removal of asbestos, PCB transformers, other toxic hazardous or contaminated substances or underground storage tanks (collectively, "Hazardous Waste") in on or about the premises without or prior written consent. If Tenant's business requires use or possession of hazardous waste, Tenant must advise Landlord and obtain consent before bringing any hazardous waste onto or creating such condition within the premises. If Tenant uses or maintains hazardous waste on the premises, Tenant agrees to handle, store, transport and dispose of all hazardous waste at Tenant's sole cost and expense in accordance with all then-existing local, state and federal rules and laws. Provided it is lawful to do so, Tenant agrees to enter into a contract(s) with a company certified to handle the hazardous waste for the transport and disposal of all hazardous waste from the premises. A copy of all such contracts and all renewals must be provided to Landlord.

Landlord may, at his option, now or in the future, obtain a report from an environmental consultant of his choice as to whether Tenant has been or currently is using any part of the premises for the improper use, handling, storage, transportation or disposal of the hazardous waste. If any such report indicates such improper use, handling, storage, transportation or disposal of hazardous waste, Tenant agrees to immediately reimburse Landlord for the cost of obtaining the environmental report, and in addition, Landlord may require that all violations of the law with respect to the hazardous waste be corrected and/or that Tenant obtain all necessary environmental permits and approval not obtain all necessary permits within a reasonable time after demand from Landlord, then Landlord may declare the lease in default and/or may cause the premises and any surrounding areas to be freed from the hazardous waste at Tenant's sole cost and expense, which Tenant agrees to reimburse Landlord for on demand as additional rent. Tenant hereby agrees to indemnify, defend, save and keep Landlord and our employees, partners, successors and assigns, harmless from any and all liabilities, obligations, charges, losses, damages, penalties, claims, action and expenses, including without limitation, engineers, and professional fees, soil tests and chemical analysis, court costs and legal fees and expenses through all trial, appellate and administrative levels, imposed on, incurred by or asserted against Landlord, in any way relating to, arising out of, or in connection with the use, handling, storage, transportation or disposal of the hazardous waste. The foregoing indemnification shall survive any assignment or termination of the lease.

Landlord shall have the right to conduct an environmental audit at the premises prior to the termination of the lease and to enter upon Tenant's premises to conduct same. The decision whether to conduct such audit shall be within Landlord's sole discretion and cost unless the premises are contaminated by Tenant as described above. The audit shall consist of such examinations, tests, inspections, samples, and reviews as Landlord's consultant or Landlord shall determine to be advisable.

Failure to conduct an environmental audit, or to detect conditions attributable to Tenant's operations if such audit is conducted, shall in no fashion be intended as a release of any liability or environmental conditions subsequently determined to be associated with Tenant's operation.

Tenant shall remain liable for any environmental condition related to Tenant's operations regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental audit at the termination of the lease. The obligation set forth in this clause shall survive the termination of the lease.

Section 5.01 Landlord and Tenant's Obligation for Maintenance

Landlord shall keep the four outer walls and roof of demised premises in good repair, except that Landlord shall not be called on to make any such repairs occasioned by the act or negligence of Tenant, its agents, or employees, except to the extent that Landlord is reimbursed therefore under any policy of insurance permitting waiver of subrogation in advance of loss. Tenant shall notify Landlord of any repairs, which are the responsibility of the Landlord to perform. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said premises and appurtenances shall at all times be kept in good order, condition and repair by Tenant, and shall also be kept in a clean, sanitary, and safe condition in accordance with the laws of the State of Michigan, and in accordance with all directions, rules and regulations of the health officer, Fire Marshall, building inspector or other proper officers of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise touching said premises. Tenant shall permit no waste, damage or injury to said premises, and Tenant shall at it's own cost and expense replace any glass window, doors, door hardware and frames in the premises which may be broken. At the expiration of the tenancy created hereunder, Tenant shall surrender the premises in good condition, reasonable wear and tear, and loss by fire or other unavoidable casualty excepted. Notwithstanding anything in this article contained, there shall be no obligation on the part of the Tenant to comply with any of the laws, directions, rules and regulations referred to which may require structural alterations, structural changes, structural repairs or structural additions, unless made necessary by act or work performed by Tenant, in which event

Tenant shall comply at it's expense. During the 1st 12 months of the leased period, Landlord shall repair all nail pops, drywall cracks and other items associated with new construction.

Section 5.02 Abuse of Plumbing, Walls, Etc.

The plumbing facilities and adjoining or connection sewer lines or mains shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents, invitees, or licensees shall have caused it, The Tenant, it's employees or agents, shall not paint, alter or deface any walls, ceilings, partitions, floors, wood, atone or iron work without the Landlord's written consent being first obtained.

ARTICLE VI SIGNS

Section 6.01

Tenant shall not erect or install any exterior or interior window or door signs or advertising media or window or door lettering, or placards without the previous written consent of Landlord. Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or any exterior decorations or painting, or build any fences or make any changes to the building without the previous consent of Landlord.

Section 6.02 Tenant's Obligation to Light Display Windows

If requested by Landlord, Tenant shall keep the display windows in the leased premises well lighted from dusk until 9:00 o'clock P.M., Detroit time, or such other reasonable time as determined by Landlord, during each and every day except holidays of the term of this Lease, unless prevented by cause beyond the control of Tenant.

ARTICLE VII ALTERATIONS

Section 7.01

All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the premises and which in any manner are attached to the doors, walls or ceilings shall be the property of Landlord and at the termination of this lease shall remain upon and be surrendered with the premises as a part thereof, without disturbance, molestation or injury. Any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor of the herein leased premises shall be and become the property of Landlord absolutely; provided, however, that Landlord may designate by written notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of the lease, and Tenant shall promptly remove the name and repair any damage to the leased premises caused by such removal or removal of trade fixtures.

ARTICLE VIII INSURANCE AND INDEMNITY

Section 8.01

Tenant shall be responsible for Insurance premiums for Fire Insurance and extended coverage for all buildings and appurtenances.

Tenant's "proportionate share" shall be equal to that portion which bears the same ratio to the total Insurance Coverage for buildings as the total of the square footage of the Demised Premises bears to the total square footage of the rent able space in the Shopping Center. After the first full year of Insurance Coverage, the Tenant shall pay l/l2th, of previous years insurance premium, per month, as part of their rent payment.

Section 8.02 Covenant to Hold Harmless

Landlord shall be defended and held harmless by Tenant from any liability for damages to any person or any property in or upon said premises and the sidewalks adjoining same; including the person and property of Tenant, and it's employees and all persons in the building at it's invitation or with it's consent. It is understood and agreed that all property kept, stored or maintained in the demised premises shall be so kept, stored or maintained at the risk of Tenant only. Tenant shall not suffer or give cause for the filing of any lien against the therein demised premises.

Section 8.03 Tenant's Obligation to Carry Public Liability Insurance

Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability insurance with respect to the demised premises and the business operated by Tenant and/or any sub-Tenant's or Tenant in the demised premises, in which both Landlord and Tenant shall be named as parties covered thereby, or which provides equivalent protection to and is approved by Landlord, and in which the limits of liability shall be no less than five hundred thousand ($500,000.00) Dollars per person and one million ($1,000,000.00) dollars for each accident or occurrence for bodily injury and fifty thousand ($50,000.00) dollars for property damages. Tenant shall furnish Landlord with a certificate of insurance, or other acceptable evidence that such insurance is in force at all times during the term hereof.

ARTICLE IX TENANT PARKING

Section 9.01 Tenant and Employee Parking

Notwithstanding any other provision of this lease, Tenant and its employees shall park their cars only in areas specifically designated for that purpose by Landlord from time to time. Tenant further agrees that upon written notice from Landlord, it will, within five (5) days, furnish to Landlord the automobile license numbers assigned to its car and the cars of all it's employees. Tenant shall be responsible for its employees and any violation by its employees.

Section 9.02 Receiving and Delivery of Tenant's Merchandise and Disposition of Refuse

Tenant agrees that all receiving and delivery of goods and merchandise and all removal or merchandise, supplies, equipment, garbage and refuse shall be made only by way of the areas Tenant agrees that all receiving and delivery of goods and merchandise and all removal or merchandise, supplies, equipment, garbage and refuse shall be made only by way of the areas provided therefore by Landlord. Landlord hereby grants to Tenant and Tenant's employees, agents and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, such areas subject to reasonable regulations as Landlord shall make from time to time.

ARTICLE X ASSIGNMENT AND SUBLETTING

Section 10.01

Tenant agrees not to assign or in any manner transfer this lease or any estate or interest therein without the previous written consent of Landlord, and not to sublet the said premises or any part or parts thereof or allow anyone to come in with, through or under it without like consent. Landlord shall not withhold reasonable consent, Consent by Landlord to one or more assignment of this lease or to one or more subletting of said premises shaft not operate to exhaust Landlord's rights under this article. The sale or sales totaling 50% or more of the capital stock of Tenant (if Tenant is a nonpublic corporation) shall be deemed to be an assignment for purposes of this section. Tenant may sub-let to Concession Stand and Food Court, using the sub-lease attached hereto, subject to Landlord written approval.

ARTICLE XI ACCESS TO PREMISES

Section 11.01 Right of Entry by Landlord

Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same, or of making repairs, additions or alterations to the demised premises or any property owned or controlled by Landlord, If Landlord deems any repairs required to be made by Tenant necessary, it may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business for reason thereof and if Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to landlord the cost thereof with interest at fifteen (15%) percent per annum, and if it shall default in such payment, Landlord shall have the remedies provided in Article XV, Section 15M1.

Section 11.02 Landlords Right to Exhibit Premises

For a period commencing ninety (90) days prior to the termination of this lease, Landlord may have reasonable access to the premises herein demised for the purpose of exhibiting the same to prospective Tenants.

ARTICLE XII EMINENT DOMAIN

Section 12.01 Total Condemnation

If the whole of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance.

Section 12.02 Partial Condemnation

If less than the whole, but more than 20% of the leased premises, shall be taken under eminent domain, Tenant shall have the right either to terminate this lease and declare same null and void, or continue in the possession of the remainder of the leased premises, and shall notify Landlord in writing prior to any such taking, of Tenant's intention. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the minimum rent shall be reduced in proportion to the continue in effect, except that the mini amount of the premises taken, and Landlord shall, at it's own cost and expense, make all necessary repairs or alterations to the basic building, and interior work as covered by description of Landlord's work attached hereto so as to constitute the remaining premises a complete architectural unit.

Section 12.03 Landlord's and Tenant's Damages

All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises; provided, however, that Landlord shall not be entitled to the award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures.

ARTICLE XIII DESTRUCTION OR DAMAGE TO DEMISED PREMISES

Section 13.01 Reconstruction of Damaged Premises

In case the demised premises shall be partially or totally destroyed by fire or other casualty insurable under full standard extended covered insurance, as to become partially or totally untenantable, the same shall be repaired as speedily as possible at the expense of Landlord, unless Landlord shall elect not to rebuild as hereinafter provided and a just and proportionate part of the rent shall be abated until so repaired. The obligation of Landlord hereunder shall be limited to the basic building, and interior work as covered by description of Landlord's work attached hereto.

Section 13.02 Destruction of More Than Fifty Percent

If more than fifty (50%) percent of the first floor area of the building in which the demised premises are located shall be destroyed by fire, or other casualty, as to become wholly untenable, then Landlord may, if it so elects, rebuild or put said building in good condition and fit for occupancy within a reasonable time after such destruction or damage, or may give notice, in writing, terminating lease. If Landlord elects to repair or rebuild said building, it shall, within thirty (30) days after such injury, give Tenants thereof notice of its intention to repair and then to proceed with reasonable speed to repair. In case Landlord elects to rebuild or repair, as herein.

Section 13.03 Subrogation

The Tenant shall be released from any liability resulting from damage by fire or casualty (irrespective of the cause of such fire or casualty) upon the express provision that if at any time Landlord's insurers shall refuse to pen-nit waivers of subrogation, Landlord may in each instance revoke said waiver of subrogation effective thirty (30) days from date of notice, unless with such thirty (30) day period, Tenant is able to secure and furnish to the Landlord, insurance in other companies with such waiver of subrogation. If Tenant can secure such other insurance, then the Landlord shall pay so much of the cost thereof as Landlord was paying for its own insurance, and the Tenant shall pay the remainder, if any.

Section 13.04 Insurance Costs

a)	Tenant shall pay to Landlord, as additional rent during each lease year, it's "proportionate share" as hereinafter defined, of the amount by which the cost of the fire and extended coverage insurance (including rental interruption insurance and difference in conditions coverage, if any) on the fill replacement value of the buildings in the Shopping Center and all improvements thereon, payable by Landlord,

b) Tenant's "proportionate share" shall be computed on the basis that the total first floor area of the demised premises bears to the total first floor area rented or occupied by all of the occupants of said building.

c) In payment of Tenant's proportionate share of building insurance, Tenant shall pay 1/12th of the previous years building insurance costs with each rent payment.


ARTICLE XIV BANKRUPTCY OR INSOLVENCY

Section 14.01 Tenant's Interest Not Transferable

Neither this lease, nor any interest therein nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

Section 14.02 Landlord's Option to Terminate

In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant or any Guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor") shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant of Guarantor shall be appointed by reason of Tenant's or Guarantor's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's or Guarantor's property for the benefit of creditors, then and in any of such events, Landlord may at it's option terminate this lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate.

Section 14.03 Tenant's Obligation to Avoid Creditors Proceedings

Neither Tenant nor Guarantor shall cause or give cause for the institution of legal proceedings seeking to have Tenant or Guarantor adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for Tenant's or Guarantors assets, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent the allowance of any petition under the bankruptcy law or the appointment of a trustee or receiver of Tenant or Guarantor or their assets, shall be conclusive evidence that Tenant or Guarantor caused, or gave cause therefore, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this section 14.03 shall be deemed a material breach of Tenant's obligation hereunder, and upon such breach by Tenant, Landlord may at it's option and in addition to any other remedy available to Landlord terminate this lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate.

ARTICLE XV DEFAULT OF THE TENANT


Section 15.01 Right to Re-enter

In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant or Guarantor for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant or Guarantor shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant or Guarantor in any court pursuant to any stature either of the United States or any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver of trustee of all or a portion of Tenant's or Guarantor property, or if Tenant or Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant or Guarantor shall abandon said premises, or suffer this lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it my have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Section 15.02 Right to Re-let

Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or it may from time to time without terminating this lease, make such alterations and repairs as may be necessary in order to re-let the premises, and re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon such re-letting all rentals received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys fees and of costs of such alterations and repairs;

third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such re-letting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking of said premises by Landlord shall be construed as an election on it's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any Breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premised reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from the Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum and percentage rents paid by Tenant from the commencement of the term to the time of default, or during the preceding three full calendar years, whichever period is shorter.

Section 15.03 Curing of Tenant's Default

Notwithstanding anything herein contained to the contrary, if Tenant shall be in default in the performance of any of the terms or provisions of this Lease and if Landlord shall give to Tenant notice in writing of such default specifying the nature thereof, and if, Tenant shall fall to cure such default within the time provided in Section 15.01 hereof or immediately if such default requires emergency action, Landlord may in addition to it's other legal and equitable remedies, cure such default for the account of and at the cost and expense of Tenant and the sums so expended by Landlord shall be deemed to be additional rent and shall be paid by Tenant on the day when rent shall next become due and payable.

ARTICLE XVI ADVERTISING, MERCHANTS' ASSOCIATION

 Section 16.01 Change of Name, Advertising

(a) Tenant's advertised name, as used by Tenant for identification of the business operated in the Demised Premises, shall be Komart Korean and Japanese Supermarket. Tenant shall not change such advertised name of the business operation in the Demised Premises without the written permission of Landlord.

(b) Tenant shall refer to the Shopping Center as GOLDEN GATE SHOPPING PLAZA, LLC. (or such other name as shall be adopted in the future as the shopping center name) in designation the location of the Demised Premises in all newspaper or other advertising, stationery, other printed material and all other references to the location of the Demised Premises. Tenant shall include the address and identify of its business activity in the Demised Premises in all advertising done by Tenant in which the address and identify of any other local business activity of like character conducted by Tenant shall be mentioned.

Section 16.02 Solicitation of Business

Tenant and Tenant's employees and agents shall not solicit business in the parking or other common areas, not shall Tenant distribute any handbills or other advertising matter on automobiles parked in the parking area or in other common areas.

ARTICLE XVII TENANT'S PROPERTY

Section 17.01 Taxes on Leasehold

Tenant shall be responsible for and shall pay before delinquent all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by the Tenant.

Section 17.02 Notice by Tenant

Tenant shall give immediate notice to Landlord in case of fire or accidents in the leased premises or in the building of which the premises are a part or of defects therein or in any fixtures or equipment.

ARTICLE XVIII QUIET ENJOYMENT

Section 18.01 Landlord's Covenant

Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this lease.

ARTICLE XIX HOLDING OVER, SUCCESSORS

Section 19.01 Holding Over

Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

Section 19.02 Successors

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in section 10.01 hereof.

ARTICLE XX MISCELLANEOUS

Section 20.01 Waiver

One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

Section 20.02 Subordination

Tenant hereby grants the right to Landlord, and Landlord hereby reserves the right to, to subject and subordinate this lease (at all times) to any first mortgage or deed of trust that may hereafter be placed upon the demised premises and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof Landlord may execute and deliver any instrument or instruments subordinating this lease to any such mortgage or deed of trust without any further action or consent by Tenant, and Tenant hereby irrevocably appoints the Landlord the attorney-fact of the Tenant to execute and delivery any such instrument or instruments for and in the name of the Tenant.

Section 20.03 Notices

Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing, addressed to Tenant at the last known post office address or office address of Tenant or at the leased premises, and sent by registered or certified mail with postage prepaid. Notices need be sent to but one Tenant or Landlord where Tenant or Landlord is more than one person.

Section 20.04 Construction

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. In the event any language is deleted from this Lease, said language shall be deemed to have never appeared and no other implication shall be drawn there from.

Section 20. 05 Non-Liability

Landlord shall not be responsible nor liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipe or for any damage or loss of property within the demised premises from any cause whatsoever.

Section 20.06 Acceptance of Premises

Tenant agrees to furnish Landlord, upon receipt and after Tenant has taken possession of the demised premises, a letter addressed to Landlord's mortgage or financial institution, giving the information as described in the attached Exhibit "I".

Failure of Tenant to provide Landlord at the request of Landlord's mortgage or financial institution such a letter as above described shall give Landlord the right to cancel this Lease at that time upon five (5) days written notice to Tenant of such cancellation, and the Tenant shall remain liable to the Landlord for any damages sustained by the Landlord because of such failure by the Tenant.

Section 20.07 Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.
Section 20.08 Captions and Section Numbers

The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

Section 20.09 Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or enforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.


Section 20.10 No Option

The submission of this Lease for examination does not constitute a reservation of or option for the leased premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant, upon expiration of the lease-term with mutually agreed terms by Landlord and Tenant.

Section 20.15 Rider

A rider designated as "Description of Landlord's Work & Tenant's Work" is attached hereto and made a part hereof, In witness whereof, Landlord and Tenant have signed their names and affixed their seals the day and year first above written.

Landlord:                          GOLDEN GATE SHOPPING
                                   PLAZA, LLC.
Witness:


                                   /s/John D. Dinan/s/
                                   John D. Dinan, Member/Manager




Tenant:        ekomart.com.,Inc.


                                   /s/Stan J.H. Lee/s/   3/16/2000
                                   Stan J.H. Lee, President & CEO

                      Security Deposit Agreement

Simultaneously, with the execution of the attached Lease between GOLDEN
GATE SHOPPING PLAZA, LLC, as Landlord and, as Tenant, there has been deposited with the Landlord the sum of Thirty Six Thousand Six Hundred
Fifty Dollars & 00/100 ($36,650.00) by the Tenant as additional security for the Tenant's fulfillment of Tenant's obligations under the terms and conditions of said lease.

It is specifically understood and agreed that this security deposit shall be retained by the Landlord throughout the term of the lease agreement and shall be subject to return to the Tenant after expiration of the full term of the lease, vacation of the premises by the Tenant, and upon the full compliance by the Tenant of Tenant's obligations there under.

The Landlord shall not be obligated to apply any portion of this security deposit upon rents or other charges in arrears or upon damages for Tenant's failure to perform, but may do so exclusively at Landlord's option. The Tenant hereby agrees that the Landlord's right to possession of the premises for non-payment of rent, or for any other reason stipulated in the lease agreement, shall not be affected by reason of the fact that the Landlord holds this security.

In the event of any default or defaults by the Tenant under the terms and conditions of the lease because of the Tenant's failure to carry out and perform the covenants, conditions, and agreements therein stipulated to be performed by the Tenant, the Landlord shall avail itself of any of the remedies available to the Landlord under the terms of the lease agreement.

The Landlord may apply said securities upon all damages suffered to that date, including the date of any repossession of the premises, and the Tenant shall remain liable for any deficiency.

The Landlord shall not be obligated to keep such security in a separate fund but may mix the said security with its own funds.

Witnessed by:


                        Landlord: GOLDEN GATE SHOPPING
                                  PLAZA, LLC.

                        /s/John D. Dinan/s/
	  		John D. Dinan, Member/Manager

                        Tenant: eKomart.com, Inc.

                        /s/Stan J.H. Lee/s/  3/16/2000
                        Stan J.H. Lee. President & CEO

                                 Rider

              Description of Landlord's Work & Tenant's Work

Landlord's Work: The following work is to be done exclusively by the Landlord at the Landlord's expense.

A. Parking areas and roads

Hard surfaced, drained and lighted parking areas, together with access roads, directional signs and markers.

B. Structure

1.	Landlord to provide finished vanilla box, as per architect plan.
2.	Roof- Shingles type, built up.
3.	Walls- All walls closing the teased space from the outside, and adjacent tenant spaces.

C. Exterior Finishes

1.	Exterior finish of the building complex which faces the mall or parking lot shall be face brick and decorative quality as designed and selected by Landlord's architect.

D. Interior Finishes

1. 	Landlord will provide standard vinyl tile floor covering.
2.	Walls - painted dry wall.
3.	New ceiling tiles.

E. Utilities

1.	Electrical work

A.	Electric services will be metered and brought to the rear of the
Tenant space and there terminated in panel boards containing circuit breakers for branch circuits.
B.	Distribution systems as designed by architect.
C.	Adequate electrical service and outlets, as per architect plan.

2.	Plumbing work

A.	Plumbing for restroom, as per plan, will be provided for the subject premises.

3.	Water service

A.	A cold water line will be capped and terminated at each tenant space.

4.	Sewer service

A.	Waste line will be installed to all toilet rooms and sinks.

5.	Heating and Air conditioning

A.	Adequate heating and air conditioning will be provided for the subject premises, as per architect plan.

6.	Telephone

A.	Landlord will provide telephone conduit in partition walls.

7.	Entrance into the store from the customer parking lot with built-in vestibule and three (3) sets of ingress/egress doors.



                       Description of Tenant's Work

All work required to complete and place the leased space in finished condition for opening for business, except that work as described under "Landlord's Work" is to be done at the Tenant's expense and, where applicable, in accordance with the design criteria established by the Landlord's architect. The Tenant's work may include, but is not limited to the following:

A.	Interior painting and wallpaper - Except that specified to be done by the Landlord. Tenant will be responsible for any Formica countertops, cabinetry, and shelving.

B.      Plumbing - all plumbing except as set forth in "Landlord's Work".

C.	Electrical fixtures - all electrical fixtures including lighting fixtures, exhaust fans and equipment, and the installation thereof, except as set forth in "Landlord's Work".

D.	Furniture, fixtures, merchandise, fixtures, and signs  -  and their installation.

E.	Roof openings and hatches - If required. This work shall be done by the project roofing contractor and paid for by the Tenant.

F.	Telephone conduit - Tenant to provide telephone wiring from the panel board to the telephone outlets.

G.	Mechanical equipment - Dumbwaiters, elevators, conveyors, escalators, etc. and their shafts, installation, and such additional equipment of every kind, nature and description which the Tenant may desire to have installed.

H. Miscellaneous electrical - All systems, where required, for intercommunication, antennae, burglar alarms, vault wiring, fire protection, and time clocks. Office light switches and additional office electrical plugs, outlets and fixtures.

Witnessed by:                    Approved by: GOLDEN GATE SHOPPING PLAZA
                                 /s/John D. Dinan/s/


                                 Approved by: ekomart.com, INC.


                                 /s/Stan J.H. Lee/s/  3/16/2000
                                 Stan J.H. Lee, President & CEO

                            SUBLEASE AGREEMENT


The parties agree as follows:

1. Effective Date of this Sublease. The date the Subtenant takes possession of the Subleased Premises pursuant to Agreement of the parties.

2. Parties to this Sublease.                  Sublessor:
                                              e-Komart.com, Inc.
                                              71 Stony Hill Rd.
                                              Bethel, CT 06801
                                              Facsimile: (815) 846-7550
                                              Attn: Stan J. H. Lee

                                              Sublessee:
                                              Asia-Komart, L.L.C.
                                              Golden Gates Plaza
                                              2967 E. Big Beaver Road
                                              Troy, MI 48083
                                              Attn: Eun Hyun Jo

                                              With a copy to:
                                              Michael J. Beals
                                              Beals Hubbard, P.L.C.
                                              30665 Northwestern Highway,
                                              Suite 100
                                              Farmington Hills, MI 48334
                                              Facsimile: (248) 932-4186
3.   Information from
     Prime- lease

                                              a: Landlord:
Golden Gate Shopping Plaza, L.L.C.
                                              28815 W. Eight Mile Road,
                                              Suite 101
                                              Livonia, MI 48152

                                              b: Tenant:
                                              eKomart.com, Inc.
                                              71 Stony Hill Rd.
                                              Bethel, CT 06801

                                              c: Date of Prime Lease:
                                              March 16, 2000

                                              d: Term of Prime Lease:
                                              Twenty (20) Years from the 1st
                                              of July, 2000 to the 30th day
                                              of June 2020.

                                              e: Leased Premises:
                                              18,325 square feet of ground
                                              floor space, as more
                                              particularly described in the
                                              Prime Lease.

                                              f: A copy of the Prime-Lease
                                              is attached as Exhibit A and
                                              made a part of this Sublease.

4. Term of Sublease. This sublease shall commence on the effective date and shall continue until June 30, 2020.

5.  Sublease Premises.   Approximately 12,000 sq. ft. of ground floor space
of the Leased Premises, as more particularly described in the attached Exhibit B, it being understood that approximately six thousand (6,000) square feet on the west wall shall be retained by Sublessor for purposes of operating a food court and for no other purpose.

6. Minimum Rent. The fixed minimum annual rent shall be an amount equal to sixty six point six six (66.66%) percent of the minimum annual rent sent forth in Section 2.01 of the Prime Lease. Payment shall be paid in advance on the first day of each month during the Term. Starting effective date as specified in Section 1.04 of the Prime Lease (SJL).

7. Additional Rent. In addition to Minimum Rent, Sublessee shall pay sixty six point six six (66.66%) percent of all additional rent charged to Sublessor under the Prime Lease, starting effective date as specified in
Section 1.04 of the Prime Lease (SJL).

8. Security Deposit. Upon termination or expiration of the Prime Lease, Sublessor shall be entitled to all Security deposits paid to the Landlord by the Sublessor.

9. Agreement of Sub-Lease. Sublessor sublets the Sublease Premises to the Sublessee, for the Term and Sublessor states that it has the authority to do so. The Sublessee agrees to pay the Minimum Rent and other charges as required in the Sublease, and Sublessee shall do everything required of the Tenant in the Sublease proportionately with Sublessor. YOU THE SUBLESSEE AGREE TO ABIDE BY ALL THE TERMS OF THE PRIME LEASE ATTACHED HERETO, AND TO ATTORN TO THE SAME. YOU, THE SUBLESSEE UNDERSTAND THAT
IF FOR ANY REASON THE SUBLESSOR LOSES POSSESSION OF THE PREMISES, YOU ALSO WILL LOSE POSSESSION OF THE PREMISES LEASED TO YOU BY THIS AGREEMENT, SUBJECT ONLY TO THE AGREEMENT AS THE LANDLORD TO ALLOW TO STAY ON SUCH TERMS AND CONDITIONS AS THE LANDLORD MAY DEEM FIT: AND SUBJECT TO THE RIGHT OF SUBLESSEE TO CURE ANY DEFAULT BY SUBLESSOR UNDER THE PRIME LEASE AND RECEIVE AN ASSIGNMENT OF THE PRIME LEASE FOR THE LEASED PREMISES.

	The Sublease is subject to the Prime-Lease attached hereto. The Sublessor state that it has read and initialed the Prime-Lease and will not violate it in any way, and agree to be bound by all terms therein, save the terms addressing payment of rent, including any terms with respect to loss of possession, and, as above stated, you understand that if the Sublessor should for any reason lose possession of the property, Sublessee may also lose possession of the property leased herein, and that Sublessee will peaceably give up possession to the Landlord as specified by the Prime-Lease with respect to termination, or the Landlord's right to re-enter.

10. Notices. All notices in the Sublease shall be sent by certified mail, "Return receipt requested", or by facsimile to the parties at the addresses set forth above.

11. Sublessor's Duties. The Prime-Lease describes the Landlord's duties. The Sublessor is not obligated to perform the Landlord's duties. If the Landlord fails to perform, Sublessee, must send the Sublessor a notice. Upon receipt of the notice, the Sublessor shall then promptly notify the Landlord and demand that the Prime-Lease agreements be carried out. The Sublessor shall continue the demands until the Landlord performs.

12. Consent. If the Landlord's consent to the Sublease is required, this consent must be received within One Hundred and Twenty (120) days from the date of this sublease. If the Landlord's consent is not received within this time, the Sublease will be void. In such event all parties are automatically released and all payment shall be refunded to you, the Sublessee (Sublessor certifies that Landlord consented to the Sublease). Landlord will agree to provide Sublessee with copies of all notices under the Prime-Lease.

13. No Authority. You, the Sublessee have no authority to contact or make any agreement with the Landlord about the premises or the Prime-Lease. You, the Sublessee, may not pay rent of other charges to the Landlord, but only to the Sublessor.

14. Successors. Unless otherwise stated, the Sublease is binding on all parties who lawfully succeed to the rights or take the place of the Sublessor of you, the Sublessee. Examples are an assign, heir, or legal representative such as an executor of your will or administrator of your estate.

15. Changes. This Sublease can be changed only by an agreement in writing signed by the parties to the Sublease.

16. Choice of Law and Forum. This Agreement shall be governed by Michigan law and any dispute settled in the appropriate Michigan Courts.

17. This Sublease Agreement is subject to Asia-Komart LLC. opening of Asia grocery store on the premise before December 31, 2000 (SJL).


Dated: ______________

Sublessor						Sublessee


__________________________                              ____________________
By: /s/Stan J.H. Lee/s/ 5/1/2000                        By: /s/ Eun Hyun Jo /s/
Its: President/CEO					Its: Managing Member


Witness

_________________________

STOCK PURCHASE AGREEMENT BETWEEN ATA Sushi & TERIYAKI, LLC

MEMORANDUM OF AGREEMENT made as of the 31st day of December, 1999

BETWEEN:

ATA Sushi & Teriyaki, LLC ( a NJ Limited Liability Company)
Members:

Han Sik Shin ( residing at 10623 E. Jewell, Apt C219 Aurora, CO 80012) - 45 % Unit Holder Erica KL & Co. LLC (7884 Silverweed Way, Little CO ) - 45 % Unit Holder Jae Hee Woo (residing at 210-19 41st Ave., 2nd Fl. Bayside, NY 11361) - 10% Unit Holder

(hereinafter called the "Sellers" or collectively "Seller")

OF THE FIRST PART
A N D:

eKomart.com, Inc. a corporation incorporated under the laws of the State of Florida with headquarters in 71 Stony Hill Rd. (Rte 6) 2nd Fl. Bethel CT 06801

(hereinafter called the "Purchaser")

OF THE SECOND PART


WHEREAS, the Sellers owns all of the authorized issued and outstanding ownership interest in ATA Sushi & Teriyaki, LLC. ( a NJ limited liability company (herein referred to as the "Corporation"), and;


WHEREAS, the Purchaser desires to acquire all of the outstanding interest in the Corporation, and;

WHEREAS Seller wishes to sell to Purchaser his outstanding interest in the Corporation for the net book value thereof as of the date of closing plus the future value of the business as agreed to between the parties said value being equal to 25,000 shares of the Purchaser, or $ 150,000.


NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the covenants, agreements, warranties, and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:


ARTICLE 1.00 - DEFINED TERMS

1.1	When used herein or in any amendments hereto, the following terms shall have the following meanings respectively.

"Agreement" means this agreement and all schedules attached to this agreement. The term includes each case where it may be supplemented or amended from time to time. The expressions "hereof", "herein", "hereto", "Hereunder", "hereby" and similar expressions refer to this agreement, and " Article", "section" and "subsection" mean and refer to the specified Article, section, and subsection of this agreement.

"books and records" means the accounting books of original entry including the general ledger, record of cash receipts and disbursements, purchase journal and banking records.

"Business" means the business presently and heretofore carried on by the Corporation, namely the development and operation of fast food outlets specializing in Japanese fast foods and such other ventures as the directors of the Corporation may from time to time deem appropriate.

"Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday.

"Closing" means the closing of the transaction for purchase and sale contemplated herein.

"Closing Date" or "Date of Closing" means December 31, 1999 or such other date as may be mutually agreed upon in writing by the parties hereto.

"Closing Financial Statements" has the meaning ascribed to it in section
4.1.1.

"INTEREST" means the outstanding ownership interest in the capital of the Corporation.

"Corporation" means ATA Sushi & Teriyaki, LLC.

"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP.

"Exchange Shares" means 22,500 common shares of eKomart.com, Inc.

"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove.

"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis.

"GAAP" means generally accepted accounting principles in the United States, as appropriate and as in effect from time to time, consistently applied.

"NASDAQ" means the National Association of Securities Dealers and Quotations.

"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate, or associate (as defined in the Securities Act of 1933, as amended) of the Corporation. This term includes any one or more of the Seller or any other Person who does not deal at arm's length with the Corporation or any one or more of the Seller within the meaning of such concept as used in the Income Tax Act (USA).

"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, or any other entity (including any governmental, administrative, or regulatory authority).

"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement.

"Purchased Interest" shall have the meaning attributed thereto in section
3.1 hereof.

"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person. This term includes any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rule 144" means Rule 144 of the United States Securities and Exchange
Commission.

"SEC" means the Securities and Exchange Commission of the United States.

"Seller" shall mean, specifically for purposes of this agreement and identifying the parties thereto, all of the ownership of the Corporation.

" Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like Article 2.00.

"Time of Closing" means two o'clock in the afternoon on the Closing Date.


ARTICLE 2.00 - SCHEDULES


2.1 The following schedules, at time of closing, shall be delivered and attached to and incorporated in this Agreement by reference and deemed to be part hereof:


       Schedule 4.2.1    -       Financial Statements of Corporation

       Schedule 4.2.6    -       Corporation's Shareholders

       Schedule 4.2.22   -       Outstanding Obligations of Corporation

       Schedule 4.2.23   -       Leases of Corporation

       Schedule 4.2.26   -       Insurance Policies of Corporation

       Schedule 4.2.34   -       Accounts List of Corporation

       Schedule 5.2.1    -       Financial Statements of Purchaser

       Schedule 5.2.7    -       Outstanding Rights to Securities of Purchaser

       Schedule 5.2.22   -       Outstanding Obligations of Purchaser

       Schedule 5.2.33   -       Accounts List of Purchaser

       Schedule 5.2.37   -       Shareholder Credit Facility to Purchaser

       Schedule 6.2.4    -       Power of Attorney

       Schedule 9.9      -       Indemnification Agreement


ARTICLE 3.00 - PURCHASE AND SALE


3.1 Subject to the terms and conditions hereof, the Seller hereby agree to sell, assign, and transfer to the Purchaser a 100% interest in the Corporation ("the Purchased Interest"). The Purchaser covenants and agrees to purchase from the Seller the Purchased Interest for an amount equal in the aggregate to the Purchase Price of $ 150,000 dollars, payable as hereinafter set out.
At time of Closing, the Purchased Interest will constitute 100% of the interest of all members of the Corporation.


3.2 Subject to the hereinafter described conditions, the Purchaser hereby agrees to exchange the equivalent of 25,000 shares of its Common Shares on the Closing Date, with $0.001 par value (the "Exchange Shares"), with the Seller for all of the Purchased Interest as follows:


(A) at Closing, the Purchaser will issue and deliver 11,250 shares of its common stock to HAN SIK SHIN 11,250 shares of its common stock to Erica KL & Co. LLC and; 2,500 shares of its common stock to Jae Hee Woo.

3.3 The Seller hereby represent, warrant, covenant, and acknowledge the following.

3.3(A) The Purchased Interest is being transferred without registration under the provisions of Section 5 of the Act.

3.3(B) All of the Purchased Interest Certificates will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions there from.

3.3(C) The Seller shall not transfer any of the Exchanged Shares except in compliance with all applicable laws.

3.3(D) The Seller is acquiring the Exchanged Shares for their own account, for investment purposes only and not with a view to further sale or distribution, except as permitted by law.

3.3(E) The Seller have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.

3.4 The Purchaser hereby represents, warrants, covenants and acknowledges the following:

3.4(A) The Exchange Shares are being transferred without Registration under the provisions of Section 5 of the Securities Exchange Act of 1934, as amended (the "Act") or New York Blue Sky Law.

3.4(B)	All of the Exchange Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions there from.

3.4(C) The Purchaser shall not transfer any of the Purchased Interest except in compliance with all applicable laws.

3.4(D) The Purchaser is acquiring the Purchased Interest for its own account, for investment purposes only and not with a view to further sale or distribution.

3.5 The Purchase Price shall be paid and satisfied in full by the delivery of the issued Exchange Shares at the Times of Closing.

3.6 The certificates representing the shares being exchanged shall each bear the following legend:


"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE, PROVINCE, OR NATIONAL AUTHORITY). CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS, AND WARRANTIES OF AND THE
CORPORATION

4.1 The Shareholders of the Seller hereby covenant, represent, and warrant, and the Seller, jointly and severally, represent to the best of their knowledge, as follows:

4.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Seller, and made a part hereof as Schedule 4.2.1 are the following:

(A) unaudited balance sheet of the Corporation to be acquired as of December 31, 1999, with the related statement of operations and unaudited statement of cash flow for the period then ended (such balance sheets, statements of operations, and other statements are referred to herein as the "Corporation's Financial Statements").

4.2.2 Corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Colorado.

4.2.3 Corporation has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Colorado, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4	DELETED

4.2.5 At Time of Closing, the paid up capital of the said corporation shall be $ 150,000 and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Seller.

4.2.6	All of the Purchased Interest are owned by the unit holders of the
Corporation as the beneficial owners of record as listed at Schedule 4.2.6. Such listed unit holders have good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever. This provision includes voting trusts, options, or other agreements of any kind. The Seller represent that said listed unit holders have the absolute right to transfer the Purchased Interest, and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.2.7 The Corporation has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8	No person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital of the Corporation or of any securities of the Corporation. This provision includes convertible securities, warrants, and convertible obligations of any nature.

4.2.9	Except with respect to product warranties provided by the Corporation in the ordinary course of business, the Corporation is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

4.2.10 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.11 The Corporation's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

4.2.11(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Corporation as at the respective dates of the Corporation's Financial Statements; and

4.2.11(B) the sales, earnings, and results of the operations of the Corporation during the periods covered by the Corporation's Financial Statements.

4.2.12 The corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.13	The Business has been carried on in the ordinary course since April
1999 Since then, there has been no change in the business operations, affairs, or condition of the Corporation, financial or otherwise. This provision includes changes arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, or otherwise. This provision excludes changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects, and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.14 The books and records, financial and otherwise, of the Corporation fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Corporation as at the date hereof. All material, financial transactions of the Corporation are accurately recorded in such books and records.


4.2.15	Execution of this Agreement by the Seller and delivery of the
Agreement by them to the Purchaser and their performance hereunder has been duly authorized. No further action is necessary on the part of the Seller to make this agreement valid and binding in accordance with its terms upon the Seller.

4.2.16	The execution and the consummation of this transaction for  purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Corporation. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Corporation or anyone or more of the Seller is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.17	This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any appli-cable order of any court, arbitrator, or governmental authority having jurisdiction over the Corporation, the Seller, or their respective properties or businesses.

4.2.18	No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Corporation pursuant to any agreement affecting its assets or the Business following closing.

4.2.19	The Corporation will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

4.2.20 The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Corporation, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

4.2.21	No capital expenditures, except in the ordinary course of  business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing without the prior written consent of the Purchaser.


4.2.22	Annexed hereto as Schedule 4.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation. None of which are presently in default, and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.23	The Corporation is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee, except those leases described in
Schedule 4.2.23 hereto. The schedule specifies the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises, and the rental payable thereunder. Each of such leases is in good standing and in full force and effect without amendment thereto, and the Corporation is not in breach of any of the covenants, conditions, or agreements contained in each such lease. There are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.24	The Corporation is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

4.2.25	The Corporation is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.26	The Corporation maintains appropriate policies of insurance,  given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy, and it has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

Schedule 4.2.26 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage, and amount of coverage.

4.2.27	There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Seller are not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

4.2.28	Except for agreements, contracts, and commitments in the ordinary course of business, the Corporation is not a party to any outstanding agreement, contract, or commitment, whether written or oral.

4.2.29	All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.30 The Corporation is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

4.2.31	The uses of the real properties owned or leased by the  Corporation referred to in this agreement or the schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction, or official plan.


4.2.32	The Corporation owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising except as listed at Schedule 4.2.22; the purchase price is based on and directly correlates to the net tangible worth (being assets less liabilities) of the Corporation, which the Corporation represents to be approximately $3,000,000 upon audit.

4.2.33	The conduct of the Business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

4.2.34	Annexed hereto as Schedule 4.2.34 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

4.2.35 The Corporation is conducting the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial.
Also the Corporation is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing.
None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

4.2.36	All facilities and equipment owned and used by the Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.37	There are not now any loans or other indebtedness outstanding between the Corporation and the Seller or either any current or former directors, officers, shareholders, or employees of the Corporation or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business or otherwise disclosed in the Corporation's Financial Statements.

4.2.38 To the best of the Seller' knowledge, there are no liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable before, on, or after the Closing.
This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Corporation's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.39	There is not now nor will there be at the Time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.

4.2.40	The Corporation is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.41	The Corporation has duly and timely filed all tax returns  required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the corporation has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date. Adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge, or deficiency against the Corporation in respect of taxes, governmental charges, or assess-ments, asserted by such authority. The Corporation has withheld from each payment made to any of its officers, directors, employees, former directors, officers, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld there from.
The Corporation has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.


4.2.42 The Seller have no information or knowledge of any facts relating to the Seller, the Business, the Corporation, or the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.




ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser covenants, represents, and warrants as follows and acknowledges that the Seller are relying upon such covenants, representations , warranties, and covenants in connection with the sale by the Seller of the Purchased Shares.


5.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Purchaser, and made a part hereof as Schedule 5.2.1 are the following:

(A) unaudited balance sheet of the Purchaser to be acquired as of December 31, 1999, with the related statement of operations and unaudited statement of cash flow for the period then ended, and;

(B) unaudited balance sheet of the Purchaser to be acquired as of December 31, 1999 (the "Purchaser's Interim Balance Sheet") with the related unaudited statement of income and unaudited statement of cash flow for the period then ended (such balance sheets, statements of operations, and other statements are referred to herein as the "Purchaser's Financial Statements").

5.2.2 Purchaser has been duly incorporated and organized and is validly of subsisting and in good standing under the laws of Florida.

5.2.3 Purchaser has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Florida, being the only jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2.4 The authorized capital of the Purchaser shall consist of 22,000,00 shares with a par value of $0.001.

5.2.5 At time of Closing, the authorized issued capital of the Purchaser shall be 8,760,000 shares of its common stock (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Purchaser.


5.2.6 The Purchaser has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.


5.2.7 Except as listed at Schedule 5.2.7, no person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre- emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital or any securities of the Purchaser. This provision includes convertible securities, warrants, and convertible obligations of any nature.

5.2.8 The Purchaser is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.


5.2.9 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Purchaser for product liability.


5.2.10 The Purchaser's Financial Statements have been prepared in accordance with GAAP and present fairly to include:


(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Purchaser as at the respective dates of the Purchaser's Financial Statements, and;

(B) the sales, earnings, and results of operations during the periods covered by the Corporation's Financial Statements.

5.2.11 The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Purchaser are complete and accurate in all material respects.


5.2.12 The Purchaser does not have an active business or operations.


5.2.13 The Purchaser has no inventory.


5.2.14 The books and records, financial and otherwise, of the Purchaser fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Purchaser as at the date hereof. All material, financial transactions of the Purchaser are accurately recorded in such books and records.


5.2.15 The execution and delivery of this Agreement by the Purchaser as well as the performance by the Purchaser hereunder have been duly authorized. No further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser.


5.2.16 The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Purchaser. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Purchaser is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.


5.2.17 This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any of applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Purchaser.


5.2.18 No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Purchaser pursuant to any agreement affecting its assets or the Business following closing.

5.2.19 The Purchaser will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.


5.2.20 The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Purchaser, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.


5.2.21 No capital expenditures, except in the ordinary course of business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing without the prior written consent of the Seller.


5.2.22 Annexed hereto as Schedule 5.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Purchaser. None of which are presently in default, and the Purchaser is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Seller.


5.2.23 The Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee.


5.2.24 The Purchaser is not a party to any conditional sales contract, hire- purchase agreement, or other title retention agreement.


5.2.25 The Purchaser is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.


5.2.26 The Purchaser does not maintain any insurance policies.


5.2.27 There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Purchaser, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Purchaser is not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.


5.2.28 Except for agreements, contracts, and commitments in the ordinary course of business, the Purchaser is not a party to any outstanding agreement, contract, or commitment, whether written or oral


5.2.29 All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Purchaser.


5.2.30 The Purchaser is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.


5.2.31 The Purchaser does not lease any real properties.


5.2.32 The Purchaser owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising.

5.2.33 The conduct of business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.


5.2.34 Annexed hereto as Schedule 5.2.33 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Purchaser has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.


5.2.35 The Purchaser exists in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches in the aggregate are immaterial. Also the Purchaser is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business.
To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.


5.2.36 All facilities and equipment owned or used by the Purchaser are in good operating condition and are in a state of good repair and maintenance.


5.2.37 Except as specified at Schedule 5.2.37, there are not any loans or other indebtedness outstanding between the Purchaser and either the Seller or either any current or former directors, officers, shareholders, or employees of the Purchaser or any Non-Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Purchaser in the normal course of business.


5.2.38 There are no liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Purchaser's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Purchaser.


5.2.39 There is not now nor will there be at the time of Closing any application pending for the issuance of articles of amendment to the origi-nating documents of the Purchaser.


5.2.40 The Purchaser is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.


5.2.41 The Purchaser has duly and timely filed or has pending all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the Purchaser has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date.


5.2.42 The Purchaser has no information or knowledge of any facts relating to the Purchaser which if known to the Seller might reasonably be expected to deter the Seller from completing the transaction and sale herein contemplated.

ARTICLE 6.00 - COVENANTS OF THE SELLER


6.1	The Seller covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following.


6.2.1 Take all necessary steps and proceedings required for all of the Purchased Shares to be duly and regularly transferred to the Purchaser.


6.2.2 Until the time of Closing, continue to operate the business of the Corporation prudently and in such a manner as to preserve and maintain the goodwill of the Corporation.

6.2.3 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser


ARTICLE 7.00 - COVENANTS OF THE PURCHASER

7.1 The Purchaser covenants and agrees with the Seller that, on or before the Closing Date, it will do or cause to be done the following.

7.2.1 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Seller.

7.2.2 Provide the Seller, at least four (4) days prior to the Closing Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files, and other properties of the Purchaser. The Purchaser shall deliver to the Seller custody of all such keys, credit cards, books, records, files, and other property in the possession of the Purchaser.

7.2.3 Cause such directors and officers of the Purchaser as the Seller may specify to resign in favor of nominees of the Seller, such resignations to be effective as at the time of Closing.

7.2.4 Up to the Time of Closing, continue to operate the businesses of the Purchaser prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser.



ARTICLE 8.00 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES


8.1 The covenants, representations, and warranties of the Seller contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following the Closing Date.

8.2 The covenants, representations and warranties of the Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller following the Closing Date.


ARTICLE 9.00 - CONDITIONS OF CLOSING

9.1 The sale and purchase of the Purchase Shares is subject to the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the time of Closing.

9.2 The covenants, representations, and warranties of the Seller contained in this Agreement or any schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in Article 4.00, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition.


9.3 The Seller shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Seller contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties, which shall continue in full force and effect as provided herein.


9.4 The Seller shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.


9.5 At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition, or business of the Corporation from that shown on or reflected in the Financial Statements.


9.6 Any consent, authorization, license, franchise, permit, approval, or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained.


9.7 The Purchaser shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date. This certificate shall have the same force and effect as though made on and as of such date provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties which shall continue in full force and effect as provided herein.


9.8 The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

9.9 The parties shall execute and deliver an indemnification agreement to be annexed hereto as Schedule 9.9.


9.10 The parties shall not close and complete this transaction unless both Seller and Purchaser have signed a written acknowledgment that the exchange of shares between them does not create a taxable event for either party.


9.11 The parties hereby agree that the scheduled closing shall be conditional upon shareholder approval by the shareholders of both companies.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1 The closing is scheduled to take place on December 31, 1999 and at the Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.


10.2 At the Time of Closing and upon fulfillment of all the conditions set out in this Agreement, which have not been waived in writing by the Seller or the Purchaser, the Seller shall deliver to the Purchaser proper certificates for all the Purchased Shares.

ARTICLE 11.00-NOTICE

11.1 Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or by registered mail. Any notice directed to any party shall be addressed to it as follows:

To the Purchaser:


eKomart.com, inc.
Stan J.H. Lee, President & CEO
71 Stony Hill Rd ( Rte 6) 2nd Fl.
Bethel, CT 06801



To the Sellers and the Corporation:


Corporation - ATA Sushi & Teriyaki, LLC
                       Han S. Shin, President & CEO
                       71 Stony Hill Rd ( Rte 6) 2nd Fl.
                       Bethel, CT 06801

Sellers:


Han S. Shin (10623 E Jewell Apt C219 Aurora CO 80012)
Erica KL & Co. LLC ( c/o Erica Kim and DMHD Hamilton Clark & Co.) 5445 DTC Parkway ) PH 4 Englewood CO 80111-3059
Jae Hee Woo - 210-19 41st Avenue, 2nd Fl. Bayside, NY  11361


11.2 Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth (4th) business day following the date on which it was mailed. Provided that if there exists at the time of mailing of a notice hereunder or within four
(4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by an express or postal service, then such notice will only be effective if actually delivered.

11.3 The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.



ARTICLE 12.00 - GENERAL


12.1  Time shall be of the essence of this Agreement.

12.2 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original, and all of which together shall constitute one and the same agreement.

12.3 This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of Florida. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of Florida. Each of the parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Florida.

12.5 The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 Except as otherwise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale, including all fees and expenses of its accountants, counsel, and officers.

12.7 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof. Any such part shall be fully severable, and this

Agreement shall be construed and enforced as if such invalid or unenforceable part had not been inserted herein. The parties hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and vice versa.

12.9 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors, and permitted assigns.

12.10 Where the date either for the expiration of any time period or for the closing of anything hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any of the transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.




SIGNED, SEALED AND DELIVERED	)

In the presence of

eKomart.com, inc. -  PURCHASER
By: /s/Stan J.H. Lee/s/
Its:   President
Date: __________________________

SELLERS

By: /s/ Han S. Shin/s/     By:/s/ Erica Kim/s/      By: /s/ Sonia Kim/s/

By : /s Jae Hee Woo /s/


Date: _________________________

STOCK PURCHASE AGREEMENT - Hans Restaurant Management, LLC


MEMORANDUM OF AGREEMENT made as of the 30th day of November, 1999
STOCK PURCHASE AGREEMENT


BETWEEN:

Han Sik Shin, Sole Unit Holder of Hans Restaurant Management, LLC. (d/b/a Komart Food Court doing business at 2000 S. Havana St.
Aurora, CO 80014-1014)

(hereinafter called the "Seller")

OF THE FIRST PART

A N D:

eKomart.com, Inc.
a corporation incorporated under the laws of the State of Florida with headquarters in 71 Stony Hill Rd. ( Rte 6) 2nd Fl. Bethel CT 06801

(hereinafter called the "Purchaser")

OF THE SECOND PART


WHEREAS, the Seller owns all of the authorized issued and outstanding ownership interest in Hans Restaurant Management, LLC. (herein referred to as the "Corporation"), and;

WHEREAS, the Purchaser desires to acquire all of the outstanding interest in the Corporation, and;

WHEREAS Seller wishes to sell to Purchaser his outstanding interest in the Corporation for the net book value thereof as of the date of closing plus the future value of the business as agreed to between the parties said value being equal to 50,000 shares of the Purchaser, or $300,000.


NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the covenants, agreements, warranties, and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:


ARTICLE 1.00 - DEFINED TERMS

1.1	When used herein or in any amendments hereto, the following terms shall have the following meanings  respectively.

"Agreement" means this agreement and all schedules attached to this agreement. The term includes each case where it may be supplemented or amended from time to time. The expressions "hereof", "herein", "hereto", "Hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section, and subsection of this agreement.

"books and records" means the accounting books of original entry including the general ledger, record of cash receipts and disbursements, purchase journal and banking records.

"Business" means the business presently and heretofore carried on by the Corporation, namely the development and operation of fast food outlets specializing in Korean and Japanese foods and such other ventures as the directors of the Corporation may from time to time deem appropriate.

 "Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday.

"Closing" means the closing of the transaction for purchase and sale contemplated herein.

"Closing Date" or "Date of Closing" means December 31, 1999 or such other date as may be mutually agreed upon in writing by the parties hereto.

"Closing Financial Statements" has the meaning ascribed to it in section 4.1.1.

"INTEREST" means the outstanding ownership interest in the capital of the Corporation.

"Corporation" means Hans Restaurant Management, LLC.

"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP.

"Exchange Shares" means 50,000 common shares of eKomart.com, Inc.

"Financial statements" means, collectively, the Closing Financial Statements defined hereinabove.


"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis.

"GAAP" means generally accepted accounting principles in the United States, as appropriate and as in effect from time to time, consistently applied.

"NASDAQ" means the National Association of Securities Dealers and Quotations.

"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate, or associate (as defined in the Securities Act of 1933, as amended) of the Corporation. This term includes any one or more of the Seller or any other Person who does not deal at arm's length with the Corporation or any one or more of the Seller within the meaning of such concept as used in the Income Tax Act (USA).

"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, or any other entity (including any governmental, administrative, or regulatory authority).

"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement.

"Purchased Interest" shall have the meaning attributed thereto in section
3.1 hereof.

"Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational, governing documents of such Person. This term includes any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rule 144" means rule 144 of the United States Securities and Exchange
Commission.

"SEC" means the Securities and Exchange Commission of the United States.

"Seller" shall mean, specifically for purposes of this agreement and identifying the parties thereto, all of the ownership of the Corporation.

"Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like Article 2.00.

"Time of Closing" means two o'clock in the afternoon on the Closing Date.

ARTICLE 2.00 - SCHEDULES

2.1 The following schedules, at time of closing, shall be delivered and attached to and incorporated in this Agreement by reference and deemed to be part hereof:

               Schedule 4.2.1  -       Financial Statements of Corporation

               Schedule 4.2.6  -       Corporation's Shareholders

               Schedule 4.2.22 -       Outstanding Obligations of Corporation

               Schedule 4.2.23 -       Leases of Corporation

               Schedule 4.2.26 -       Insurance Policies of Corporation

               Schedule 4.2.34 -       Accounts List of Corporation

               Schedule 5.2.1  -       Financial Statements of Purchaser

               Schedule 5.2.7  -       Outstanding Rights to Securities of
                                       Purchaser

               Schedule 5.2.22 -       Outstanding Obligations of Purchaser


               Schedule 5.2.33 -       Accounts List of Purchaser

               Schedule 5.2.37 -       Shareholder Credit Facility to
                                       Purchaser

               Schedule 6.2.4  -       Power of Attorney

               Schedule 9.9    -       Indemnification Agreement


ARTICLE 3.00 - PURCHASE AND SALE

3.1 Subject to the terms and conditions hereof, the Seller hereby agree to sell, assign, and transfer to the Purchaser a 100% interest in the Corporation ("the Purchased Interest"). The Purchaser covenants and agrees to purchase from the Seller the Purchased Interest for an amount equal in the aggregate to the Purchase Price of $300,000 dollars, payable as hereinafter set out. At time of Closing, the Purchased Interest will constitute 100% of the interest of all members of the Corporation.

3.2 Subject to the hereinafter described conditions, the Purchaser hereby agrees to exchange the equivalent of 50,000 shares of its Common Shares on the Closing Date, with $0.001 par value (the "Exchange Shares"), with the Seller for all of the Purchased Interest as follows:

 (A) at Closing, the Purchaser will issue and deliver 50,000 shares of its common stock to HAN SIK SHIN and;


3.3 The Seller hereby represent, warrant, covenant, and acknowledge the following.

3.3(A) The Purchased Interest is being transferred without registration under the provisions of Section 5 of the Act.

3.3(B) All of the Purchased Interest Certificates will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.

3.3(C) The Seller shall not transfer any of the Exchanged Shares except in compliance with all applicable laws.

3.3(D) The Seller is acquiring the Exchanged Shares for their own account, for investment purposes only and not with a view to further sale or distribution, except as permitted by law.

3.3(E) The Seller have made themselves fully and completely familiar with all aspects of the Purchaser's business, operations, and financial statements and, immediately following closing on this Agreement, will assume operational control thereof.

3.4 The Purchaser hereby represents, warrants, covenants and acknowledges the following.

3.4(A) The Exchange Shares are being transferred without Registration under the provisions of Section 5 of the Securities Exchange Act of 1934, as amended (the "Act") or New York Blue Sky Law.

3.4(B) All of the Exchange Shares will bear legends restricting the transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state and provincial securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions there from.

3.4(C) The Purchaser shall not transfer any of the Purchased Interest except in compliance with all applicable laws.

3.4(D) The Purchaser is acquiring the Purchased Interest for its own account, for investment purposes only and not with a view to further sale or distribution.

3.5 The Purchase Price shall be paid and satisfied in full by the delivery of the issued Exchange Shares at the Times of Closing.

3.6 The certificates representing the shares being exchanged shall each bear the following legend:


"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE, PROVINCE, OR NATIONAL AUTHORITY). CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST
REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."


ARTICLE 4.00 - COVENANTS, REPRESENTATIONS, AND WARRANTIES OF AND THE
CORPORATION

4.1 The Shareholders of the Seller hereby covenant, represent, and warrant, and the Seller, jointly and severally, represent to the best of their knowledge, as follows:

4.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Seller, and made a part hereof as Schedule 4.2.1 are the following:

(A) unaudited balance sheet of the Corporation to be acquired as of July 31, 1999, with the related statement of operations and unaudited statement of cash flow for the period ending June 30, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Corporation's Financial Statements").

4.2.2 Corporation has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Colorado.

4.2.3 Corporation has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Colorado, being the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2.4	At Time of Closing, the authorized capital of the Corporation shall consist of _____________.

4.2.5 At Time of Closing, the paid up capital of the said corporation shall be _______________ and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Seller.

4.2.6	All of the Purchased Interest are owned by the unit holders of the
Corporation as the beneficial owners of record as listed at Schedule 4.2.6. Such listed unit holders have good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever. This provision includes voting trusts, options, or other agreements of any kind. The Seller represent that said listed unit holders have the absolute right to transfer the Purchased Interest, and they shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.


4.2.7 The Corporation has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

4.2.8	No person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital of the Corporation or of any securities of the Corporation. This provision includes convertible securities, warrants, and convertible obligations of any nature.

4.2.9	Except with respect to product warranties provided by the Corporation in the ordinary course of business, the Corporation is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

4.2.10 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Corporation for product liability in respect of goods manufactured and/or sold by the Corporation.

4.2.11 The Corporation's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

4.2.11(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Corporation as at the respective dates of the Corporation's Financial Statements; and

4.2.11(B) the sales, earnings, and results of the operations of the Corporation during the periods covered by the Corporation's Financial Statements.

4.2.12 The corporate records and minute books of the Corporation contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Corporation since the incorporation of the Corporation. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Corporation are complete and accurate in all material respects.

4.2.13	The Business has been carried on in the ordinary course since
________________. Since then, there has been no change in the business operations, affairs, or condition of the Corporation, financial or otherwise. This provision includes changes arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, or otherwise. This provision excludes changes occurring in the ordinary course of business, which changes have not materially aversely affected and will not materially aversely affect the organization, business, properties, prospects, and financial condition of the Corporation or the ability of the Corporation to carry on Business.

4.2.14	The books and records, financial and otherwise, of the  Corporation fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Corporation as at the date thereof. All material, financial transactions of the Corporation are accurately recorded in such books and records.

4.2.15	Execution of this Agreement by the Seller and delivery of the
Agreement by them to the Purchaser and their performance hereunder has been duly authorized. No further action is necessary on the part of the Seller to make this agreement valid and binding in accordance with its terms upon the Seller.

4.2.16	The execution and the consummation of this transaction for  purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Corporation. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Corporation or any one or more of the Seller is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation.

4.2.17	This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Corporation, the Seller, or their respective properties or businesses.

4.2.18	No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Corporation pursuant to any agreement affecting its assets or the Business following closing.

4.2.19	The Corporation will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

4.2.20	The aggregate amount of salaries, pension, bonuses, rents, or  other remuneration of any nature paid or payable by the Corporation, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

4.2.21	No capital expenditures, except in the ordinary course of  business, will be made or authorized by the Corporation after the date hereof and up to the Time of Closing without the prior written consent of the Purchaser.

4.2.22 Annexed hereto as Schedule 4.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Corporation. None of which are presently in default, and the Corporation is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Purchaser.

4.2.23	The Corporation is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee, except those leases described in Schedule 4.2.23 hereto. The schedule specifies the parties to each of such leases, their dates of execution and expiry dates, any options to renew, any consents required, the locations of any leased lands and premises, and the rental payable thereunder. Each of such leases is in good standing and in full force and effect without amendment thereto, and the Corporation is not in breach of any of the covenants, conditions, or agreements contained in each such lease.
There are no consents required from or on behalf of any persons to the transaction contemplated by this Agreement.

4.2.24	The Corporation is not a party to any conditional sales contract, hire-purchase agreement, or other title  retention agreement.

4.2.25	The Corporation is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

4.2.26 The Corporation maintains appropriate policies of insurance, given the nature of the Business, and such insurance coverage will be continued in full force and effect to and including the Date of Closing. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy, and it has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

Schedule 4.2.26 hereto lists all insurance policies of the Corporation, specifying the insurance company, insurance agent, policy number, type of coverage, and amount of coverage.

4.2.27	There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

The Seller are not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

4.2.28	Except for agreements, contracts, and commitments in the ordinary course of business, the Corporation is not a party to any outstanding agreement, contract, or commitment, whether written or oral.

4.2.29	All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Corporation.

4.2.30	The Corporation is and at Closing will be in substantial  compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

4.2.31	The uses of the real properties owned or leased by the  Corporation referred to in this agreement or the schedules hereto are not in material breach of any statute, by-law, ordinance, regulation, covenant, restriction, or official plan.

4.2.32	The Corporation owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising except as listed at Schedule 4.2.22; the purchase price is based on and directly correlates to the net tangible worth (being assets less liabilities) of the Corporation, which the Corporation represents to be approximately $3,000,000 upon audit.

4.2.33	The conduct of the Business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

4.2.34	Annexed hereto as Schedule 4.2.34 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Corporation has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

4.2.35 The Corporation is conducting the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial.
Also the Corporation is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business.
To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing.
None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

4.2.36	All facilities and equipment owned and used by the Corporation in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

4.2.37 There are not now any loans or other indebtedness outstanding between the Corporation and the Seller or either any current or former directors, officers, shareholders, or employees of the Corporation or any Non
Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Corporation in the normal course of business or otherwise disclosed in the Corporation's Financial Statements.

4.2.38 To the best of the Sellers' knowledge, there are no liabilities of the Corporation of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation or the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Corporation's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Corporation.

4.2.39 There is not now nor will there be at the Time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Corporation.


4.2.40	The Corporation is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

4.2.41	The Corporation has duly and timely filed all tax returns  required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof.
The income tax liability of the corporation has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date. Adequate provision has been made for taxes payable for the current period of which tax returns are not yet required to be filed. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge, or deficiency against the Corporation in respect of taxes, governmental charges, or assessments, asserted by such authority. The Corporation has withheld from each payment made to any of its officers, directors, employees, former directors, officers, and employees the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom. The
Corporation has paid the same to the proper tax or other receiving officers within the time required under the applicable tax legislation.

4.2.42 The Seller have no information or knowledge of any facts relating to the Seller, the Business, the Corporation, or the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated.


/s/ All items requested have been examined, and approved. ___ /s/


ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser covenants, represents, and warrants as follows and acknowledges that the Seller are relying upon such covenants, representations, warranties, and covenants in connection with the sale by the Seller of the Purchased Shares.


5.2.1 Delivered at Closing, warranted to be true and correct to the best knowledge of the Purchaser, and made a part hereof as Schedule 5.2.1 are the following:

(A) unaudited balance sheet of the Purchaser to be acquired for the fiscal 6 months of 1999, with the related statement of operations and unaudited statement of cash flow for the same years, and;

(B) unaudited balance sheet of the Purchaser to be acquired as of December31, 1999 (the "Purchaser's Interim Balance Sheet") with the related unaudited statement of income and unaudited statement of cash flow for the one month ended June 30, 1999 (such balance sheets, statements of operations, and other statements are referred to herein as the "Purchaser's Financial Statements").
5.2.2 Purchaser has been duly incorporated and organized and is validly subsisting and in good standing under the laws of New York.

5.2.3 Purchaser has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of New York, being the only jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2.4 The authorized capital of the Purchaser shall consist of 22,000,000 shares with a par value of $0.001.

5.2.5 At time of Closing, the authorized issued capital of the Purchaser shall be 500 shares of its common stock (and no more) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Purchaser.

5.2.6 The Purchaser has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations.

5.2.7 Except as listed at Schedule 5.2.7, no person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital or any securities of the Purchaser. This provision includes convertible securities, warrants, and convertible obligations of any nature.

5.2.8 The Purchaser is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

5.2.9 There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Purchaser for product liability.

5.2.10 The Purchaser's Financial Statements have been prepared in accordance with GAAP and present fairly to include:

(A) all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Purchaser as at the respective dates of the Purchaser's Financial Statements, and;

(B) the sales, earnings, and results of operations during the periods covered by the Corporation's Financial Statements.


5.2.11 The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Purchaser are complete and accurate in all material respects.


5.2.12 The Purchaser does not have an active business or operations.


5.2.13 The Purchaser has no inventory.


5.2.14 The books and records, financial and otherwise, of the Purchaser fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Purchaser as at the date hereof. All material, financial transactions of the Purchaser are accurately recorded in such books and records.


5.2.15 The execution and delivery of this Agreement by the Purchaser as well as the performance by the Purchaser hereunder have been duly authorized. No further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser.


5.2.16 The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Purchaser. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Purchaser is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.


5.2.17 This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Purchaser.


5.2.18 No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Purchaser pursuant to any agreement affecting its assets or the Business following closing.

5.2.19 The Purchaser will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

5.2.20 The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Purchaser, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

5.2.21 No capital expenditures, except in the ordinary course of business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing without the prior written consent of the Seller.

5.2.22 Annexed hereto as Schedule 5.2.22 is a complete list of all outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness or other security instruments of the Purchaser. None of which are presently in default, and the Purchaser is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Seller.

5.2.23 The Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee.

5.2.24 The Purchaser is not a party to any conditional sales contract, hire-purchase agreement, or other title retention agreement.

5.2.25 The Purchaser is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

5.2.26 The Purchaser does not maintain any insurance policies.

5.2.27 There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Purchaser, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Purchaser is not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.


5.2.28 Except for agreements, contracts, and commitments in the ordinary course of business, the Purchaser is not a party to any outstanding agreement, contract, or commitment, whether written or oral, except for the Agreement of Purchase and Sale for all the outstanding shares of The Last Communication, Inc., said Agreement as executed on or before 12/31, 1999.


5.2.29 All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Purchaser.

5.2.30 The Purchaser is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

5.2.31 The Purchaser does not lease any real properties.


5.2.32 The Purchaser owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising.


5.2.33 The conduct of business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.


5.2.34 Annexed hereto as Schedule 5.2.33 is a true and complete list showing the name of each bank, trust company, or similar institution in which the Purchaser has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

5.2.35 The Purchaser exists in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches in the aggregate are immaterial. Also the Purchaser is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

5.2.36 All facilities and equipment owned or used by the Purchaser are in good operating condition and are in a state of good repair and maintenance.

5.2.37 Except as specified at Schedule 5.2.37, there are not any loans or other indebtedness outstanding between the Purchaser and either the Seller or either any current or former directors, officers, shareholders, or employees of the Purchaser or any Non-Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Purchaser in the normal course of business.

5.2.38 There are no liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Purchaser's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Purchaser.

5.2.39 There is not now nor will there be at the time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Purchaser.

5.2.40 The Purchaser is not in default in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation.

5.2.41 The Purchaser has duly and timely filed or has pending all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the Purchaser has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date.

5.2.42 The Purchaser has no information or knowledge of any facts relating to the Purchaser which if known to the Seller might reasonably be expected to deter the Seller from completing the transaction and sale herein contemplated.


/s/ all items supplied, examined and approved /s/BK



ARTICLE 6.00 - COVENANTS OF THE SELLER

6.1	The Seller covenant and agree with the Purchaser that on or
before the Closing Date they will do or cause to be done the following.

6.2.1 Take all necessary steps and proceedings required for all of the Purchased Shares to be duly and regularly transferred to the Purchaser.

6.2.2 Until the time of Closing, continue to operate the business of the Corporation prudently and in such a manner as to preserve and maintain the goodwill of the Corporation.

6.2.3 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Shares to the Purchaser


ARTICLE 7.00 - COVENANTS OF THE PURCHASER

7.1 The Purchaser covenants and agrees with the Seller that, on or before the Closing Date, it will do or cause to be done the following.

7.2.1 All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Seller.

7.2.2 Provide the Seller, at least four (4) days prior to the Closing Date, with a list of all persons in possession of all of the keys, credit cards, books, records, files, and other properties of the Purchaser. The Purchaser shall deliver to the Seller custody of all such keys, credit cards, books, records, files, and other property in the possession of the Purchaser.

7.2.3 Cause such directors and officers of the Purchaser as the Seller may specify to resign in favor of nominees of the Seller, such resignations to be effective as at the time of Closing.

7.2.4 Up to the Time of Closing, continue to operate the businesses of the Purchaser prudently and in such a manner as to preserve and maintain the goodwill of the Purchaser.


ARTICLE 8.00 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1 The covenants, representations, and warranties of the Seller contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following the Closing Date.

8.2 The covenants, representations and warranties of the Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller following the Closing Date.


ARTICLE 9.00 - CONDITIONS OF CLOSING

9.1 The sale and purchase of the Purchase Shares is subject to the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the time of Closing.

9.2 The covenants, representations, and warranties of the Seller contained in this Agreement or any schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in Article 4.00, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition.

9.3 The Seller shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Seller contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties, which shall continue in full force and effect as provided herein.

9.4 The Seller shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.

9.5 At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition, or business of the Corporation from that shown on or reflected in the Financial Statements.

9.6 Any consent, authorization, license, franchise, permit, approval, or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Shares shall have been obtained.

9.7 The Purchaser shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date. This certificate shall have the same force and effect as though made on and as of such date provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties which shall continue in full force and effect as provided herein.

9.8 The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

9.9 The parties shall execute and deliver an indemnification agreement to be annexed hereto as Schedule 9.9.

9.10 The parties shall not close and complete this transaction unless both Seller and Purchaser have signed a written acknowledgment that the exchange of shares between them does not create a taxable event for either party.

9.11 The parties hereby agree that the scheduled closing shall be conditional upon shareholder approval by the shareholders of both companies.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1 The closing is scheduled to take place on December 31, 1999 and at the Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.


10.2 At the Time of Closing and upon fulfillment of all the conditions set out in this Agreement, which have not been waived in writing by the Seller or the Purchaser, the Seller shall deliver to the Purchaser proper certificates for all the Purchased Shares.

ARTICLE 11.00-NOTICE

11.1 Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or by registered mail. Any notice directed to any party shall be addressed to it as follows:

To the Purchaser:

			At the address to be given for service, in writing


To the Seller and the Corporation:



11.2 Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth (4th) business day following the date on which it was mailed. Provided that if there exists at the time of mailing of a notice hereunder or within four (4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by an express or postal service, then such notice will only be effective if actually delivered.

11.3 The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.


ARTICLE 12.00 - GENERAL

12.1  Time shall be of the essence of this Agreement.

12.2 This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original, and all of which together shall constitute one and the same agreement.

12.3 This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of New York. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the Courts of the State of New York. Each of the parties hereto irrevocably submit to the jurisdiction of the Courts of the State of New York.

12.5 The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 Except as otherwise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale, including all fees and expenses of its accountants, counsel, and officers.

12.7 In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof. Any such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had not been inserted herein. The parties hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and vice versa.

12.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors, and permitted assigns.

12.10 Where the date either for the expiration of any time period or for the closing of anything hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any of the transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED	)




in the presence of


 SELLER

By:   /s/Han S. Shin/s/
Its:     President
Date: _______________________________





PURCHASER
By: /s/Stan J.H. Lee/s/
Its:   President
Date: _______________________________

                             EMPLOYMENT AGREEMENT



This employment agreement, dated as of November 30, 1999, by and between eKomart.com, Inc., a Florida corporation, ("Company") business headquarters at 71 Stony Hill Rd. 2nd Fl. (Rte 6) Bethel, CT 06801 and Han S. Shin ("Executive") residing at 10623 E. Jewell Apt C219 Aurora, CO 80012 to be effective March 1, 2000, (the "Employment Agreement").


	RECITALS:

A.	Company is a publicly traded entity which seeks to employ Executive.

B.	The Executive is willing to be employed by the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Business to be conducted by the Company.

C.	The Executive is willing to accept such employment.

D.	The Board of Directors of the Company has authorized this Agreement with the Executive, and has approved all of the terms, conditions and undertakings hereof, all of which the board of the Company has found to be reasonable, proper and in the best interest of the Company.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties agree as follows:

1.EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to accept employment with the Company in accordance with the terms and conditions set forth in this Employment Agreement.

2. TERM. The term of this Employment Agreement shall begin as of the date hereof and continue until February 28, 2002. (The "Initial Term"). The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the Initial Term, subject to earlier termination pursuant to the provision of Section 7 hereof. The Executive's term of employment, including Renewal Terms, shall hereinafter be referred to as the "Employment Term".

       AUTOMATIC RENEWAL. If this Employment Agreement is still in full force and effect at the end of the Initial Term, it shall be automatically extended and continued from year to year unless terminated by the Executive or the Company at any time following the Initial Term upon the giving of not less than sixty (60) days notice of termination, or in the case of termination by the Company, any combination of notice and termination pay totaling a sixty (60) day period (each such one (1) year period referred to as a "Renewal Term"). Except as otherwise provided herein, each Renewal Term shall be on the same terms and conditions as the Initial Term under this Employment Agreement. The Initial Term and any Renewal Terms are herein collectively referred to as the "Term".

3. COMPENSATION. For all services to be rendered by the Executive in any capacity during the Employment Term, including, without limitation, services as an executive officer, director or member of any committee of Company or any Related Entity, the Executive shall receive the following compensation:

A. Base Salary. During the Employment Term, the Company shall pay the Executive an annual salary equal to 80% of the net profit of the Komart Food Court in Denver Colorado for the first 2 years hereof, and thereafter a salary to be negotiated in good faith by the parties hereto.

Executive shall receive a signing bonus of 103,750 shares (70,000 for executive management and operation of Komart Food court in Denver and developmental period not lasting more than one year each commencing from the effective date of leasing signing for each and every site of future Nationwide project of Komart Food Court and 33,750 for executive management and operation of ATA Sushi & Teriyaki chain during its developmental period not lasting more than one year commencing from the effective in the Common Stock of the Company, said shares to be restricted and subject to Rule 144 of the Securities and Exchange Commission.

B. Annual Performance Bonus. The Executive shall be considered for an annual performance bonus based upon his performance during the applicable fiscal year and shall participate with other employees of Company in any executive compensation plan established by the Board of Directors of the Company.

C. Expenses. The Company will reimburse or advance funds to Executive for all reasonable business, travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Employment Agreement, in accordance with and subject to the Company's standard practices for reimbursement of employee expenses.

D. Vacation. At such reasonable time as the Company shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Employment Agreement, all such voluntary absences to count as vacation time, provided that it complies with the Paid Day off ("PDO") package (which includes sick time) available to all employees, but in no event less than three (3) weeks per year (the ("Paid Vacation Time"). The Executive, at the Executive's option, shall be allowed to accrue and carry over from one year to the next any unused Paid Vacation Time due under the terms of the Employment Agreement (including Paid Vacation Time accrued and unused since the date of the Executive's employment through the date of the Employment Agreement.)

E. Insurance.
i) During the Employment Term, the Executive shall be entitled to participate in any and all group insurance, medical benefit, disability insurance, retirement or other employee benefit plans in effect from time to time and made generally available to employees of the Company of similar position, rank and seniority as the Executive, or any successor Company to which this Employment Agreement may be assigned.

ii) At the end of the Employment Term, the Executive shall have the option to purchase any life insurance policy obtained by the Company and covering his life for the case surrender value of such policy, if such purchase is permitted under the terms of the policy obtained by the Company.

F. Professional Memberships. During the Employment Term, the Executive shall be entitled to professional and other membership dues and fees.

G. Continuing Education. During the Employment Term, the Executive shall be entitled to payment for all costs, including reasonable travel, meals and hotel accommodations, for attending seminars for continuing education credit hours required to maintain any license. If Executive determines to seek other certification, such education credits necessary to meet such requirements shall be paid. All continuing education courses to be selected by Executive.

H. Option Plan. Executive shall be deemed a Key Management Employee and be entitled to all employee and executive stock option plans.

I. Incentive Compensation. Executive will be an eligible employee for Incentive Compensation and shall be a member of any Incentive Compensation Committee established to determine the distribution of any Performance Distribution payable.

4. DUTIES OF EXECUTIVE

A. The Executive hereby agrees to serve as President and CEO of Komart Food Court and ATA Sushi & Teriyaki, LLC ( both divisions and wholly owned subsidiaries of eKomart.com,inc.) and in such other additional executive positions as shall be assigned to the Executive. The Executive agrees to perform such services customary to such offices as shall from time to time be assigned to the Executive by the Company, and, in the absence of such assignment, such services customary to such office as are necessary to the operations of the Company, (the "Executive's Services"). The Executive shall devote all of his business time and effort to advance the business objectives of the Company. During the Employment Term, the Executive shall use his best efforts to discharge his duties under this Employment Agreement in compliance with applicable federal, state and local laws.

B. The Executive understands and agrees that the Company may from time to time require Executive to perform services for the related entities, in which event, the Executive shall perform his obligations under this Employment Agreement as if such related entities were a party to this Employment Agreement. Specifically, but without limitation of the foregoing, the provisions of Section 7 shall apply not only with respect to the Company but also with respect to the Related Entities for whom the Executive renders services.

5. WORKING FACILITIES. The Company, at its own cost, shall furnish the Executive with office facilities, technical and secretarial personnel, supplies, equipment and other facilities and services appropriate to his position and adequate for the performance of his duties hereunder.

6. TERMINATION. Notwithstanding anything to the contrary herein, this Employment agreement may be terminated at any time during the Term hereof upon the earlier occurrence of any of the following events:

A. Mutual written agreement between the Company and the Executive.

B. At the Company's option on thirty (30) days, written notice in the event of the Executive's Disability, as defined under any disability insurance policy on the Executive, if the Company carries such insurance, or otherwise meaning the Executive's inability to continuously perform the Executives Services for the Company for a continuous period of ninety (90) days as a result of adverse health or physical condition as reported by a physician acceptable to the Executive and the Company, the acceptability of whom shall not be unreasonably withheld by either party.

C. Upon the death of the Executive.

D. By the Board of Directors for "cause", which shall mean:

i) the Executive has been indicted, criminally charged or deemed guilty by the Board of Directors of:

(a)   fraud, stealing, embezzlement or misappropriation of  funds;
(b)   a material violation of the provisions hereof;
(c)   continuing failure to perform the Executive's duties; or
(d) excessive unexcused absenteeism from work other than for the Executive's Disability covered in Paragraph 7.B above; or

                           ii)              the conviction of the Executive
of any criminal felony.

E. The Company shall give Executive reasonable written notice and opportunity to cure and termination for cause based on Paragraph 7.D(1)(b), 7.D.(1)(c) or 7.D.(1)(d) above.

F. Upon termination of the Executive's employment for cause under Paragraph 7.D.(1)(a) or 7.D.(2) above, the Executive shall be entitled to receive only the compensation accrued, unpaid and payable as of the date of termination, and shall not be entitled to additional compensation, bonuses or benefits, except as otherwise expressly provided herein or required by law. Upon termination of the Executive's employment for cause for any reason other than stated in Paragraph 7.D.(1)(a) or 7.D(2) above, the Executive shall be entitled to receive his Base Salary, exclusive of any bonus compensation which could be earned for such period, for the Term as if the Employment agreement were not terminated.

7. EXECUTIVE'S TERMINATION. If the Executive terminated his employment with the Company, the Executive shall be entitled to receive only such Base Salary and Paid Vacation Time as has accrued and is payable to the Executive as of the date of such termination, but no other amounts otherwise payable to the Executive.

8. CONFIDENTIALITY. The Executive shall execute the Company's standard employee confidentiality and non-compete agreements required of all employees of the Company (the "Non-Compete Agreement"). Upon termination of the Executive's employment for cause for any reason other than stated in Paragraph 7.A, 7.D.(1)(a) or 7.D.(2) above, the Executive shall be released from the provisions of the Non-Compete Agreement.

9. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable under this Employment Agreement, or arrange for the payment of, any federal, state, local or other taxes, as shall be required pursuant to any law or governmental regulation or ruling.

10. WAIVER. No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

11. GOVERNING LAW. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the conflicts or laws or principals thereof.

12. RELATIONSHIP OF PARTIES. The relationship between the Company and the Executive shall be that of employer and employee.

13. NOTICES. Any notice required or permitted to be given under this Agreement shall be effective upon delivery in person or mailing by certified mail, return receipt requested, to the parties at the addresses below:

TO COMPANY:     71 Stony Hill Rd 2nd Fl (Rte 6) Bethel, CT 06801

TO EXECUTIVE: 10623 E. Jewell Apt C219 Aurora CO 80012

               or to such other address as either party shall direct by notice to the other party.

14. ASSIGNMENT. This Employment Agreement and all of Executive's rights, duties and obligations hereunder are personal in nature and shall not be assignable by Executive. Any purported assignment thereof shall not be valid or binding on the Company. This Employment Agreement shall be assignable by the Company without the prior written consent of Executive. This Employment Agreement shall inure to the benefit of and shall be legally binding upon all permitted successors or assigns of the Company.

15. COUNTERPARTS. This Employment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Employment Agreement by signing any such counterpart.

16. ENTIRE AGREEMENT. This Employment Agreement, along with any documents executed contemporaneously with the execution of this Employment Agreement, constitutes the entire understanding of the parties and supersedes any and all prior discussions, negotiations, employment agreements and understandings, whether oral or written, with respect to the subject matter hereof. This Employment Agreement can be modified only by a written instrument properly executed by the Executive and the Company.

17. SEVERABILITY. In the event any one or more provisions of this Employment Agreement shall, for any reasons, be held invalid, illegal or unenforceable, the remaining provisions of this Employment shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

18. PREVAILING PARTY'S ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Employment Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Employment Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys, fees, sales and use taxes, court costs and all reasonable expenses, even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings) incurred in that action or proceeding, in addition to any other relief to which such party may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes, and all other charges billed by the attorney to the prevailing party.

19. GOOD FAITH DEALINGS. The parties acknowledge and accept their duties to deal with each other in good faith in applying the provisions of this Employment Agreement, including but not limited to those dealing with termination.

20. IN WITNESS WHEREOF, and intending to be legally bound hereby, Company and Executive have executed and delivered this Employment Agreement as of the date and year first above written.



EKomart.com,inc.
By: /s/Stan J.H. Lee/s/
Its : President
Date: November 30, 1999





Han S. Shin
By: /s/Han Shin/S/
Its : President
Date:

                           EMPLOYMENT AGREEMENT



This employment agreement, dated as of November 30, 1999, by and between eKomart.com, Inc., a Florida corporation, ("Company") business headquarters at 71 Stony Hill Rd. 2nd Fl. (Rte 6) Bethel, CT 06801 and Han S. Shin) residing at 10623 E. Jewell Apt C219 Aurora, CO 80012 as President & CEO, Erica Kim of Erica KL & Co. LLC ( 7884 Silverweed Way, Littleton CO) as Director of PR, Sonia Kim of Sonia KL & Co. LLC (7884 Silverweed Way Littleton, CO) as Director of Marketing and Jae Hee Woo ( 210-19 41st Avenue, 2nd Fl. Bayside, NY 11361) as Director of Construction and Design to be effective March 1, 2000, (the "Employment Agreement").
The executive and directors being employed will be collectively called"
Executive"


	RECITALS:

A.	Company is a publicly traded entity which seeks to employ Executive.


B.	The Executive is willing to be employed by the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Business to be conducted by the Company.

C.	The Executive is willing to accept such employment.

D.	The Board of Directors of the Company has authorized this Agreement with the Executive, and has approved all of the terms, conditions and undertakings hereof, all of which the board of the Company has found to be reasonable, proper and in the best interest of the Company.


NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties agree as follows:

                1.EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to accept employment with the Company in accordance with the terms and conditions set forth in this Employment Agreement.

2. TERM. The term of this Employment Agreement shall begin as of the date hereof and continue until February 28, 2002. (The "Initial Term"). The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the Initial Term, subject to earlier termination pursuant to the provision of Section 7 hereof. The Executive's term of employment, including Renewal Terms, shall hereinafter be referred to as the "Employment Term".

       AUTOMATIC RENEWAL. If this Employment Agreement is still in full force and effect at the end of the Initial Term, it shall be automatically extended and continued from year to year unless terminated by the Executive or the Company at any time following the Initial Term upon the giving of not less than sixty (60) days notice of termination, or in the case of termination by the Company, any combination of notice and termination pay totaling a sixty (60) day period (each such one (1) year period referred to as a "Renewal Term"). Except as otherwise provided herein, each Renewal
Term shall be on the same terms and conditions as the Initial Term under this Employment Agreement. The Initial Term and any Renewal Terms are herein collectively referred to as the "Term".

3. COMPENSATION. For all services to be rendered by the Executive in any capacity during the Employment Term, including, without limitation, services as an executive officer, director or member of any committee of Company or any Related Entity, the Executive shall receive the following compensation:

A. Base Salary. During the Employment Term, the Company shall pay the Executive an annual salary equal to 10% of the net profit of the ATA Sushi & Teriyaki, LLC and prorated based on the # of shares issued to the individuals at the time of purchase for the first 2 years hereof, and thereafter a salary to be negotiated in good faith by the parties hereto.

Executive have received a signing bonus of 115,000 shares (33,750 shares to SHIN, 33,750 to ERICA KIM, 40,000 to SONIA KIM and 7,500 to WOO) for executive management and operation of ATA Sushi & Teriyaki in Denver
CO and developmental period not lasting more than one year each commencing from the effective date of leasing signing for each and every site of future Nationwide project for the management and operation of ATA Sushi & Teriyaki chain during its developmental period not lasting more than one year commencing from the effective in the Common Stock of the Company, said shares to be restricted and subject to Rule 144 of the Securities and Exchange Commission.

B. Annual Performance Bonus. The Executive shall be considered for an annual performance bonus based upon his performance during the applicable fiscal year and shall participate with other employees of Company in any executive compensation plan established by the Board of Directors of the Company.

C. Expenses. The Company will reimburse or advance funds to Executive for all reasonable business, travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Employment Agreement, in accordance with and subject to the Company's standard practices for reimbursement of employee expenses.

D. Vacation. At such reasonable time as the Company shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Employment Agreement, all such voluntary absences to count as vacation time, provided that it complies with the Paid Day off ("PDO") package (which includes sick time) available to all employees, but in no event less than three (3) weeks per year (the ("Paid Vacation Time"). The Executive, at the Executive's option, shall be allowed to accrue and carry over from one year to the next any unused Paid Vacation Time due under the terms of the Employment Agreement (including Paid Vacation Time accrued and unused since the date of the Executive's employment through the date of the Employment Agreement.)

E. Insurance.

i) During the Employment Term, the Executive shall be entitled to participate in any and all group insurance, medical benefit, disability insurance, retirement or other employee benefit plans in effect from time to time and made generally available to employees of the Company of similar position, rank and seniority as the Executive, or any successor Company to which this Employment Agreement may be assigned.

ii) At the end of the Employment Term, the Executive shall have the option to purchase any life insurance policy obtained by the Company and covering his life for the case surrender value of such policy, if such purchase is permitted under the terms of the policy obtained by the Company.

F. Professional Memberships. During the Employment Term, the Executive shall be entitled to professional and other membership dues and fees.

G. Continuing Education. During the Employment Term, the Executive shall be entitled to payment for all costs, including reasonable travel, meals and hotel accommodations, for attending seminars for continuing education credit hours
required to maintain any license.   If Executive determines to seek other
certification, such education credits necessary to meet such requirements shall be paid. All continuing education courses to be selected by Executive.

H. Option Plan. Executive shall be deemed a Key Management Employee and be entitled to all employee and executive stock option plans.

I. Incentive Compensation. Executive will be an eligible employee for Incentive Compensation and shall be a member of any Incentive Compensation Committee established to determine the distribution of any Performance Distribution payable.

4. DUTIES OF EXECUTIVE

A. The Executive hereby agrees to serve as President and CEO and in such other additional executive positions as shall be assigned to the Executive. The Executive agrees to perform such services customary to such offices as shall from time to time be assigned to the Executive by the Company, and, in the absence of such assignment, such services customary to such office as are necessary to the operations of the Company, (the "Executive's Services"). The Executive shall devote all of his business time and effort to advance the business objectives of the Company. During the Employment Term, the Executive shall use his best efforts to discharge his duties under this Employment Agreement in compliance with applicable federal, state and local laws.

B. The Executive understands and agrees that the Company may from time to time require Executive to perform services for the related entities, in which event, the Executive shall perform his obligations under this Employment Agreement as if such related entities were a party to this Employment Agreement. Specifically, but without limitation of the foregoing, the provisions of
Section 7 shall apply not only with respect to the Company but also with respect to the Related Entities for whom the Executive renders services.

5. WORKING FACILITIES. The Company, at its own cost, shall furnish the Executive with office facilities, technical and secretarial personnel, supplies, equipment and other facilities and services appropriate to his position and adequate for the performance of his duties hereunder.

6. TERMINATION. Notwithstanding anything to the contrary herein, this Employment agreement may be terminated at any time during the Term hereof upon the earlier occurrence of any of the following events:

A. Mutual written agreement between the Company and the Executive.

B. At the Company's option on thirty (30) days' written notice in the event of the Executive's Disability, as defined under any disability insurance policy on the Executive, if the Company carries such insurance, or otherwise meaning the Executive's inability to continuously perform the Executive's Services for the Company for a continuous period of ninety (90) days as a result of adverse health or physical condition as reported by a physician acceptable to the Executive and the Company, the acceptability of whom shall not be unreasonably withheld by either party.

C. Upon the death of the Executive.

D. By the Board of Directors for "cause", which shall mean:

i) the Executive has been indicted, criminally charged or deemed guilty by the Board of Directors of:

(a)   fraud, stealing, embezzlement or misappropriation of funds;
(b)   a material violation of the provisions hereof;
(c)   continuing failure to perform the Executive's duties; or
(d) excessive unexcused absenteeism from work other than for the Executive's Disability covered in Paragraph 7.B above; or

                           ii)              the conviction of the Executive of
any criminal felony.

E. The Company shall give Executive reasonable written notice and opportunity to cure any termination for cause based on Paragraph 7.D(1)(b), 7.D.(1)(c) or 7.D.(1)(d) above.

F. Upon termination of the Executive's employment for cause under Paragraph 7.D.(1)(a) or 7.D.(2) above, the Executive shall be entitled to receive only the compensation accrued, unpaid and payable as of the date of termination, and shall not be entitled to additional compensation, bonuses or benefits, except as otherwise expressly provided herein or required by law. Upon termination of the Executive's employment for cause for any reason other than stated in Paragraph 7.D.(1)(a) or 7.D(2) above, the Executive shall be entitled to receive his Base Salary, exclusive of any bonus compensation which could be earned for such period, for the Term as if the Employment agreement were not terminated.

7. EXECUTIVE'S TERMINATION. If the Executive terminated his employment with the Company, the Executive shall be entitled to receive only such Base Salary and Paid Vacation Time as has accrued and is payable to the Executive as of the date of such termination, but no other amounts otherwise payable to the Executive.

8. CONFIDENTIALITY. The Executive shall execute the Company's standard employee confidentiality and non-compete agreements required of all employees of the Company (the "Non-Compete Agreement"). Upon termination of the Executive's employment for cause for any reason other than stated in Paragraph 7.A, 7.D.(1)(a) or 7.D.(2) above, the Executive shall be released from the provisions of the Non-Compete Agreement.

9. FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable under this Employment Agreement, or arrange for the payment of, any federal, state, local or other taxes, as shall be required pursuant to any law or governmental regulation or ruling.

10. WAIVER. No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

11. GOVERNING LAW. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the conflicts or laws or principals thereof.

12. RELATIONSHIP OF PARTIES. The relationship between the Company and the Executive shall be that of employer and employee.

13. NOTICES. Any notice required or permitted to be given under this Agreement shall be effective upon delivery in person or mailing by certified mail, return receipt requested, to the parties at the addresses below:

TO COMPANY:     71 Stony Hill Rd 2nd Fl (Rte 6) Bethel, CT 06801

TO EXECUTIVE:   71 Stony Hill Rd 2nd Fl (Rte 6) Bethel, CT 06801


                or to such other address as either party shall direct by notice to the other party.

14. ASSIGNMENT. This Employment Agreement and all of Executive's rights, duties and obligations hereunder are personal in nature and shall not be assignable by Executive. Any purported assignment thereof shall not be valid or binding on the Company. This Employment Agreement shall be assignable by the Company without the prior written consent of Executive. This Employment Agreement shall inure to the benefit of and shall be legally binding upon all permitted successors or assigns of the Company.

15. COUNTERPARTS. This Employment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Employment Agreement by signing any such counterpart.

16. ENTIRE AGREEMENT. This Employment Agreement, along with any documents executed contemporaneously with the execution of this Employment Agreement, constitutes the entire understanding of the parties and supersedes any and all prior discussions, negotiations, employment agreements and understandings, whether oral or written, with respect to the subject matter hereof. This Employment Agreement can be modified only by a written instrument properly executed by the Executive and the Company.

17. SEVERABILITY. In the event any one or more provisions of this Employment Agreement shall, for any reasons, be held invalid, illegal or unenforceable, the remaining provisions of this Employment shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

18. PREVAILING PARTY'S ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Employment Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Employment Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all reasonable expenses, even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings) incurred in that action or proceeding, in addition to any other relief to which such party may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes, and all other charges billed by the attorney to the prevailing party.

19. GOOD FAITH DEALINGS. The parties acknowledge and accept their duties to deal with each other in good faith in applying the provisions of this Employment Agreement, including but not limited to those dealing with termination.

20. IN WITNESS WHEREOF, and intending to be legally bound hereby, Company and Executive have executed and delivered this Employment Agreement as of the date and year first above written.





EKomart.com,inc.
By:   /s/Stan J.H.Lee/s/
Its : President
Date: ________________________________





/S/ Han S. Shin, Erica Kim, Sonia Kim, Jae Hee Woo



By:   _________________________________

Its : _________________________________

Date: _________________________________

(SEAL)
                             State of Florida
                           Department of State

I certify from the records of this office that eKomart, INC. is a corporation organized under the laws of the State of Florida, filed on February 11, 1997.

The document number of this corporation is P97000013637.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 2000, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 100A00050775-092700-P97000013637-l/1, noted below.

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twelfth day of February, 1997

Authentication Code: 100A00050775-092700-P97000013637-l/1

(SEAL)                                                /s/Katherine Harris/s/
                                                         Secretary of State

                        Amended and Restated
                        Articles of Incorporation

                          AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION

These Amended and Restated Articles of Incorporation were adopted effective by the Corporation's Board of Directors and shareholders pursuant to section 607.1007, Florida Statutes. Each amendment set forth in these Amended and Restated Articles of Incorporation was approved by the shareholders by a vote sufficient for approval of the amendment. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation, as amended.

Article I Name
If no old name is listed below, the name of this Florida corporation has not been changed. If the current/new name listed below differs from the old name, the current/new name will become effective upon the filing of this document.


Current/New Name: eKomart, Inc.
Old Name: eKomart.com, Inc.



Article II. Address

The mailing address of the Corporation is:
eKomart, Inc.
71 Stony Hill Road, 2nd Floor
Bethel CT 06801


Article III. Board of Directors

The name of each member of the Corporation's Board of Directors is:

Stan J. H. Lee

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

Article IV Capital Stock

The Corporation shall have the authority to issue 40,000,000 shares of common stock, par value $.001 per share. In addition, the Corporation shall have the authority to issue 20,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.




Article V. Registered Agent

The name and address of the registered agent of the Corporation is:
Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686


Article VI. Corporate Existence

The corporate existence of the Corporation will begin effective upon the filing date of the original Articles of Incorporation.

The undersigned executed these Amended and Restated Articles of Incorporation on the date shown below.






eKomart.com, Inc., eKomart, Inc.
By: /s/Stan J. H. Lee/s/

Name: Stan J. H. Lee
Title: President

Date: September 26, 2000

CERTIFICATE OF DESIGNATION
REGISTERED AGENT AND REGISTERED OFFICE


CORPORATION:

eKomart, Inc.

REGISTERED AGENT:

Corporate Creations Enterprises, Inc.
941 Fourth Street #200
Miami Beach FL 33139



I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.





/s/Roger A. Reyes/s/, Vice President
Corporate Creations Enterprises, Inc.

Date:	September 26, 2000

                                  Exhibit 27
                             Financial Data Schedule

[ARTICLE] 5

                                                       <C >
[PERIOD-TYPE]         9-MOS          YEAR              YEAR
[FISCAL-YEAR-END]  DEC-31-2000   DEC-31-1999      DEC-31-1998
[PERIOD-END]       SEP-30-2000   DEC-31-1999      DEC-31-1998
[CASH]                31,936        40,556             105
[SECURITIES]       1,250,000             0               0
[RECEIVABLES]        231,675       229,508               0
[ALLOWANCES]               0             0               0
[INVENTORY]          475,319        45,105               0
[CURRENT-ASSETS]   1,998,930       315,169             105
[PP&E]             1,554,675     1,552,718               0
[DEPRECIATION]       (55,645)       (5,678)              0
[TOTAL-ASSETS]     5,349,515     3,770,627             105
<CURRENT-
LIABILITIES>         124,950        41,020               0
[BONDS]                    0             0               0
[PREFERRED-MANDATORY]      0             0               0
[PREFERRED]        1,250,000             0             300
[COMMON]               9,060         9,060           1,500
[OTHER-SE]         3,007,583     3,052,972         199,200
<TOTAL-LIABILITY
-AND-EQUITY>       5,349,515     3,770,627             105
[SALES]            1,899,509       957,937               0
[TOTAL-REVENUES]   1,889,509       957,937               0
[CGS]             (1,006,740)     (634,657)              0
[TOTAL-COSTS]        747,091       269,744          50,197
[OTHER-EXPENSES]           0             0        (150,000)
[LOSS-PROVISION]           0             0               0
[INTEREST-EXPENSE]         0             0               0
[INCOME-PRETAX]      146,678        53,536        (200,197)
[INCOME-TAX]         (68,469)      (19,043)              0
[INCOME-CONTINUING]        0             0               0
[DISCONTINUED]             0             0               0
[EXTRAORDINARY]            0             0               0
[CHANGES]                  0             0               0
[NET-INCOME]         144,828        53,231        (200,197)
[EPS-BASIC]             .016          .006           (.118)
[EPS-DILUTED]           .016          .006           (.118)

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